EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT AGREEMENT TO CREDIT AGREEMENT

Amendment Agreement dated as of July 25, 2012 (this “Agreement”) to the Credit Agreement dated as of November 22, 2011 (the “Original Credit Agreement”), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders party thereto as of the date hereof (the “Existing Lenders”) and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

WITNESSETH:

WHEREAS, the Company, the Administrative Agent and the Existing Lenders have entered into the Original Credit Agreement, pursuant to which the Existing Lenders have made available to the Borrowers a multi-currency revolving credit facility, including a letter of credit subfacility and a swing line subfacility;

WHEREAS, pursuant to Section 2.16 of the Original Credit Agreement (a) the Original Credit Agreement and the other Loan Documents may be amended to establish, among other things, one or more additional classes of term loans by an agreement in writing entered into by the Company, the Administrative Agent and each Person (including any Existing Lender) agreeing to make such additional term loans, but without the consent of any Existing Lender, (b) the Company has requested a term loan tranche in an aggregate amount of $500,000,000 (such term loan tranche being referred to herein as the “2012 Incremental Term Loan”) and (c) the Administrative Agent and the lenders signatory hereto providing the 2012 Incremental Term Loan (the “Joining Lenders”) are willing to effect such addition of the 2012 Incremental Term Loan on the terms set forth in the Restated Credit Agreement (defined below); and

WHEREAS, pursuant to Section 10.01 of the Original Credit Agreement (a) except as set forth therein, the Original Credit Agreement may be amended pursuant to an agreement in writing entered into by the Company and the Required Lenders and acknowledged by the Administrative Agent, (b) the Company has requested that the Original Credit Agreement be amended to (i) increase the maximum amount permitted to be incurred pursuant to Section 2.16 from $0 (immediately after giving effect to the 2012 Incremental Term Loans) to $500,000,000 and (ii) modify the mandatory prepayment provisions in Section 2.06(g) to provide that any required prepayment or reduction in commitments made with respect to asset sales in respect of Revolving Loans be shared on a pro rata basis with any outstanding term loans, including the 2012 Incremental Term Loan, and (c) the Administrative Agent and the lenders signatory hereto constituting the Required Lenders hereby consent to such amendments, effective only when the Restatement Effective Date (defined below) occurs;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Original Credit Agreement. As used herein, the term “Restatement Effective Date” shall mean the date on which the conditions set forth in Section 5 of this Agreement are satisfied.

Section 2. Consent to Amendment of the Original Credit Agreement. Effective as of the Restatement Effective Date, the Required Lenders hereby consent to (a) the amendment of Section 2.16 of the Original Credit Agreement to increase the maximum amount permitted to be incurred thereunder from $0 (immediately after giving effect to the 2012 Incremental Term Loans) to $500,000,000 and as set forth in Section 2.16 of the Restated Credit Agreement and (b) the modification of Section 2.06(g) of the Original Credit Agreement to provide that any required prepayment or reduction in commitments made with respect to asset sales in respect of Revolving Loans be shared on a pro rata basis with any outstanding term loans, including the 2012 Incremental Term Loan, and as set forth in Section 2.06(g) of the Restated Credit Agreement.

Section 3. Amendment and Restatement of the Original Credit Agreement.

(a) Effective as of the Restatement Effective Date, the Original Credit Agreement (excluding, except as expressly set forth herein, any schedule thereto, each of which shall remain as in effect immediately prior to the Restatement Effective Date) is hereby amended and restated to be in the form attached as Annex I hereto (the Original Credit Agreement, as so amended and restated, being referred to as the “Restated Credit Agreement”).

(b) Effective as of the Restatement Effective Date, new Schedule 2.01A is hereby added to the Original Credit Agreement in the form of Schedule 2.01A attached hereto (the commitments set forth therein being herein referred to as the “2012 Incremental Term Loan Commitments”).

(c) Effective as of the Restatement Effective Date, new Exhibit C-4 is hereby added to the Original Credit Agreement in the form of Exhibit C-4 attached hereto.

Section 4. Representations and Warranties. In order to induce the Administrative Agent, the Required Lenders and the Joining Lenders to enter into this Agreement, each Borrower represents and warrants to the Administrative Agent, the Required Lenders and the Joining Lenders as follows:

(a) As of the Restatement Effective Date and after giving effect to the borrowing of the 2012 Incremental Term Loan (i) there does not exist any Default or Event of Default, (ii) there does not exist any Senior Note Indenture Default and (iii) all representations and warranties contained in this Agreement, in the Original Credit Agreement, as amended by this Agreement, and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Restatement Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date and it being further understood and agreed that (i) references in Section 5.05(a) of the Original Credit Agreement to “December 31, 2010” shall be deemed to also include a reference to “December 31, 2011”, and (ii) references in Section 5.05(b) to “Revolving Loan” shall be deemed to also include a reference to “2012 Incremental Term Loan”).

(b) This Agreement has been duly authorized, executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Person, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 5. Conditions. This Agreement and the 2012 Incremental Term Loan Commitments herein provided shall become effective upon the satisfaction of the following conditions:

(a) The representations and warranties in Section 4 of this Agreement shall be true and correct.

(b) Wells Fargo Securities, LLC (“Wells Fargo Securities”) shall have received payment in immediately available funds of an arrangement fee (which fee the Company agrees is fully earned and nonrefundable) for its own account and in an amount agreed upon by the Company and Wells Fargo Securities.

(c) Wells Fargo Securities shall have received for the benefit of each Joining Lender payment in immediately available funds of an upfront fee (which fee the Company agrees is fully earned and nonrefundable) in an amount agreed upon by the Company and Wells Fargo Securities.

(d) The Administrative Agent shall have received (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Required Lender, each Joining Lender and the Company and (ii) a Note executed by the Company in favor of each Joining Lender requesting a Note.

(e) The Administrative Agent shall have received such documents, instruments, certificates, projections and opinions relating to the 2012 Incremental Term Loan that are relevant to the 2012 Incremental Term Loan and comparable to those delivered under Sections 4.01(a)(iv) (secretary’s certificates, however, may certify that there have been no changes to documents previously delivered to the Administrative Agent under the Original Credit Agreement rather than attaching such documents), 4.01(a)(v), 4.01(a)(vi), 4.01(a)(viii) (except that any certification regarding the conditions set forth in Sections 4.01(a) and 4.01(b) of the Original Credit Agreement having been satisfied shall instead reference the conditions set forth in this Section 5 having been satisfied), 4.01(a)(ix), 4.01(a)(xii), 4.01(b), 4.01(c), 4.01(e) and 4.01(f) of the Original Credit Agreement.

(f) Since December 31, 2011, nothing shall have occurred (and neither the Administrative Agent nor any of the Required Lenders or Joining Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders or Joining Lenders shall determine has had, or believe could reasonably be expected to have, a Material Adverse Effect.

(g) On the Restatement Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Loan Documents to occur on or prior to the Restatement Effective Date.

(h) On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to any Loan Document or the transactions contemplated thereby or (ii) which the Administrative Agent, the Required Lenders or the Joining Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

Section 6. Agreements of Joining Lenders. By its execution of this Agreement, each Joining Lender hereby confirms and agrees that, on and after the Restatement Effective Date, it shall be and become a party to the Restated Credit Agreement as a 2012 Incremental Term Loan Lender (as defined therein), and shall have all of the rights and be obligated to perform all of the obligations of a 2012 Incremental Term Loan Lender thereunder with the 2012 Incremental Term Loan Commitment applicable to such 2012 Incremental Term Loan Lender identified on Schedule 2.01A. Each Joining Lender further (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a 2012 Incremental Term Loan Lender under the Restated Credit Agreement, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by its 2012 Incremental Term Loan Commitment and either it, or the Person exercising discretion in making its decision to acquire such asset, is experienced in acquiring assets of such type, (iii) it has received a copy of the Original Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.11 thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to acquire such asset, (iv) it has, independently and without reliance upon the Administrative Agent, or any Existing Lender or any other Joining Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and purchase such asset and (vi) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Restated Credit Agreement has been duly completed and executed by such Joining Lender and delivered to the Administrative Agent, and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, or any Existing Lender or other Joining Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking any action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a 2012 Incremental Term Loan Lender. On and after the Restatement Effective Date, all references to the “Lenders” in the Restated Credit Agreement shall be deemed to include the Joining Lenders, provided that the Joining Lenders shall have the rights and obligations of 2012 Incremental Term Loan Lenders and not rights and obligations of revolving lenders as such.

Section 7. Consent of Administrative Agent. Pursuant to Sections 2.16(c), 2.16(e) and 2.16(f) of the Original Credit Agreement, the Administrative Agent hereby consents, acknowledges and agrees to the terms of this Agreement.

Section 8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 10.14 of the Original Credit Agreement.

Section 10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

Section 11. Effect of Amendment and Restatement; No Novation.

(a) Except as expressly set forth herein and in the Restated Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations (including, for the avoidance of doubt, any guarantee obligations and indemnity obligations of any Guarantors), covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.

(b) From and after the Restatement Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Original Credit Agreement, shall refer to the Original Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used (and similar references) in any Loan Document, shall mean the Restated Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(c) Neither this Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release any Guaranty thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Original Credit Agreement or the Company Guaranty, which shall remain in full force and effect, except as modified hereby and by the Restated Credit Agreement. Nothing expressed or implied in this Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrowers under the Original Credit Agreement or any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

HOST HOTELS & RESORTS, L.P.
By:	Host Hotels & Resorts, Inc., its General Partner

By:	/s/ Larry K. Harvey
Name: Larry K. Harvey
Title: Executive Vice President and Chief Financial Officer

CALGARY CHARLOTTE PARTNERSHIP
By: HMC Charlotte (Calgary) Company and HMC Grace (Calgary) Company, its General Partners
HMC TORONTO AIR COMPANY
HMC TORONTO EC COMPANY
HMC AP CANADA COMPANY

	By:	/s/ Larry K. Harvey
Name: Larry K. Harvey
Title: President

[Signature Page to Amendment Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Steven P. Renwick
	Name:	Steven P. Renwick
	Title:	Senior Vice President

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

BANK OF AMERICA, N.A.

By:	/s/ Steven P. Renwick
	Name:	Steven P. Renwick
	Title:	Senior Vice President

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark F. Monahan
	Name:	Mark F. Monahan
	Title:	Senior Vice President

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brendan Poe
	Name:	Brendan Poe
	Title:	Executive Director

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ J.E. Spedden, Jr.
	Name:	J.E. Spedden, Jr.
	Title:	S.V.P.

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

ROYAL BANK OF CANADA

By:	/s/ Joshua Freedman
	Name:	Joshua Freedman
	Title:	Authorized Signatory

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

THE BANK OF NEW YORK MELLON

By:	/s/ Carol Murray
	Name:	Carol Murray
	Title:	Managing Director

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

THE BANK OF NOVA SCOTIA

By:	/s/ Chad Hale
	Name:	Chad Hale
	Title:	Director & Executive Head, REGAL

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

Compass Bank, as a Lender

By:	/s/ Don Byerly
	Name:	Don Byerly
	Title:	Senior Vice President

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

Regions Bank

By:	/s/ Lee Surtees
	Name:	Lee Surtees
	Title:	Vice President

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

Credit Suisse AG, Cayman Islands Branch

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Director

By:	/s/ Sanja Gazahi
	Name:	Sanja Gazahi
	Title:	Associate

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

Morgan Stanley Bank, N.A.

By:	/s/ Dominic Zangari
	Name:	Dominic Zangari
	Title:	Authorized Signatory

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

GOLDMAN SACHS BANK USA

By:	/s/ Ashwin Ramakrishna
	Name:	Ashwin Ramakrishna
	Title:	Authorized Signatory

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ David Bowers
	Name:	David Bowers
	Title:	Managing Director

By:	/s/ Jason Chrein
	Name:	Jason Chrein
	Title:	Director

[Signature Page to Amendment Agreement]

Consented and Agreed as to Section 2:

Required Lenders:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ George Reynolds
	Name:	George Reynolds
	Title:	Director

By:	/s/ Joanna Soliman
	Name:	Joanna Soliman
	Title:	Vice President

[Signature Page to Amendment Agreement]

Joining Lenders:

BANK OF AMERICA, N.A.

By:	/s/ Steven P. Renwick
	Name:	Steven P. Renwick
	Title:	Senior Vice President

[Signature Page to Amendment Agreement]

Joining Lenders:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark F. Monahan
	Name:	Mark F. Monahan
	Title:	Senior Vice President

[Signature Page to Amendment Agreement]

Joining Lenders:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brendan Poe
	Name:	Brendan Poe
	Title:	Executive Director

[Signature Page to Amendment Agreement]

Joining Lenders:

U.S. Bank National Association

By:	/s/ Ashley Reiser
	Name:	Ashley Reiser
	Title:	Vice President

[Signature Page to Amendment Agreement]

Joining Lenders:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ J.E. Spedden, Jr.
	Name:	J.E. Spedden, Jr.
	Title:	S.V.P.

[Signature Page to Amendment Agreement]

Joining Lenders:

ROYAL BANK OF CANADA

By:	/s/ Joshua Freedman
	Name:	Joshua Freedman
	Title:	Authorized Signatory

[Signature Page to Amendment Agreement]

Joining Lenders:

Sumitomo Mitsui Banking Corporation

By:	/s/ William G. Karl
	Name:	William G. Karl
	Title:	General Manager

[Signature Page to Amendment Agreement]

Joining Lenders:

THE BANK OF NOVA SCOTIA

By:	/s/ Chad Hale
	Name:	Chad Hale
	Title:	Director & Executive Head, REGAL

[Signature Page to Amendment Agreement]

Joining Lenders:

THE BANK OF NEW YORK MELLON

By:	/s/ Carol Murray
	Name:	Carol Murray
	Title:	Managing Director

[Signature Page to Amendment Agreement]

Joining Lenders:

Compass Bank, as a Lender

By:	/s/ Don Byerly
	Name:	Don Byerly
	Title:	Senior Vice President

[Signature Page to Amendment Agreement]

Joining Lenders:

Regions Bank

By:	/s/ Lee Surtees
	Name:	Lee Surtees
	Title:	Vice President

[Signature Page to Amendment Agreement]

Joining Lenders:

Credit Suisse AG, Cayman Islands Branch

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Director

By:	/s/ Sanja Gazahi
	Name:	Sanja Gazahi
	Title:	Associate

[Signature Page to Amendment Agreement]

Annex I

Amended and Restated Credit Agreement

Published CUSIP Number: 44107UAD5

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 25, 2012

among

HOST HOTELS & RESORTS, L.P.,

as a Borrower,

THE OTHER DESIGNATED BORROWERS NAMED HEREIN,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and

L/C Issuer,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent and L/C Issuer,

WELLS FARGO BANK, N.A.,

as Documentation Agent and L/C Issuer,

DEUTSCHE BANK SECURITIES INC. and THE BANK OF NOVA SCOTIA,

as Documentation Agents,

THE BANK OF NEW YORK MELLON and GOLDMAN SACHS BANK USA,

as Senior Managing Agents,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN

SECURITIES LLC and WELLS FARGO SECURITIES, LLC,

as

Joint Lead Arrangers and Joint Bookrunners

-i-

2.12	Evidence of Debt	96

2.13	Payments Generally; Administrative Agent’s Clawback	96

2.14	Sharing of Payments by Lenders	98

2.15	Extension of Maturity Date of Committed Loans	100

2.16	Increase in Commitments	101

2.17	Cash Collateral	102

2.18	Defaulting Lenders	103

2.19	Designated Borrowers	105

2.20	Reallocation of Commitments	106

2.21	Supplemental Tranches	109

2.22	Certain Permitted Amendments	110

ARTICLE III.	TAXES, YIELD PROTECTION AND ILLEGALITY	111

3.01	Taxes	111

3.02	Illegality	115

3.03	Inability to Determine Rates	116

3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	116

3.05	Compensation for Losses	119

3.06	Mitigation Obligations; Replacement of Lenders	119

3.07	Survival	120

ARTICLE IV.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	120

4.01	Conditions of Initial Credit Extension	120

4.02	Conditions to all Credit Extensions	123

ARTICLE V.	REPRESENTATIONS AND WARRANTIES	123

5.01	Status	123

-ii-

5.02	Power and Authority	124

5.03	No Violation	124

5.04	Governmental Approvals	124

5.05	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc	124

5.06	Litigation	126

5.07	Disclosure	126

5.08	Use of Proceeds; Margin Regulations	126

5.09	Tax Returns and Payments	126

5.10	Compliance with ERISA	127

5.11	[Intentionally Omitted]	128

5.12	Properties	128

5.13	Subsidiaries	128

5.14	Compliance with Statutes, etc	128

5.15	Investment Company Act	129

5.16	Environmental Matters	129

5.17	Labor Relations	129

5.18	Intellectual Property	130

5.19	Indebtedness	130

5.20	Status as REIT	130

ARTICLE VI.	AFFIRMATIVE COVENANTS	130

6.01	Compliance with Laws, Etc	130

6.02	Conduct of Business	130

6.03	Payment of Taxes, Etc	131

6.04	Maintenance of Insurance	131

-iii-

6.05	Preservation of Existence, Etc	131

6.06	Access; Annual Meetings with Lenders	131

6.07	Keeping of Books	132

6.08	Maintenance of Properties, Etc	132

6.09	Management Agreements, Operating Leases and Certain Other Contracts	132

6.10	Application of Proceeds	133

6.11	Information Covenants	133

6.12	[Intentionally Omitted]	137

6.13	Foreign Subsidiaries Guarantee	137

6.14	Additional Guarantors; Release of Guarantors and Collateral	137

6.15	End of Fiscal Years; Fiscal Quarters	141

6.16	Environmental Matters	141

ARTICLE VII.	NEGATIVE COVENANTS	141

7.01	Liens	141

7.02	Indebtedness	142

7.03	Limitation on Certain Restrictions on Subsidiaries	142

7.04	[Intentionally Omitted]	143

7.05	Modification and Enforcement of Certain Agreements	143

7.06	Limitation on Creation of Subsidiaries	143

7.07	Transactions with Affiliates	143

7.08	Sales of Assets	144

7.09	Consolidation, Merger, etc	146

7.10	Acquisitions; Investments	146

7.11	Dividends	148

-iv-

7.12	Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Organizational Documents; etc	150

7.13	Business	151

7.14	Violation of Specified Indenture Covenants	151

7.15	Maximum Leverage Ratio	151

7.16	Minimum Unsecured Interest Coverage Ratio	151

7.17	Minimum Fixed Charge Coverage Ratio	151

7.18	Additional Financial Covenants and Limitations on Incurrence of Indebtedness	151

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	152

8.01	Events of Default	152

8.02	Remedies Upon Event of Default	154

8.03	Application of Funds	155

ARTICLE IX.	ADMINISTRATIVE AGENT AND COLLATERAL AGENT	156

9.01	Appointment and Authority	156

9.02	Rights as a Lender	156

9.03	Exculpatory Provisions	157

9.04	Reliance by Administrative Agent	158

9.05	Delegation of Duties	158

9.06	Resignation of Administrative Agent	158

9.07	Non-Reliance on Administrative Agent and Other Lenders	160

9.08	No Other Duties, Etc	160

9.09	Administrative Agent May File Proofs of Claim	160

9.10	Subsidiaries Guaranty and Collateral Matters	161

ARTICLE X.	MISCELLANEOUS	161

10.01	Amendments, Etc	161

-v-

10.02	Notices; Effectiveness; Electronic Communication	164

10.03	No Waiver; Cumulative Remedies; Enforcement	166

10.04	Expenses; Indemnity; Damage Waiver	167

10.05	Payments Set Aside	169

10.06	Successors and Assigns	170

10.07	Treatment of Certain Information; Confidentiality	174

10.08	Right of Setoff	175

10.09	Interest Rate Limitation	176

10.10	Counterparts; Integration; Effectiveness	176

10.11	Survival of Representations and Warranties	177

10.12	Severability	177

10.13	Replacement of Lenders	177

10.14	Governing Law; Jurisdiction; Etc	178

10.15	Waiver of Jury Trial	179

10.16	No Advisory or Fiduciary Responsibility	179

10.17	Electronic Execution of Assignments and Certain Other Documents	180

10.18	USA PATRIOT Act	180

10.19	ENTIRE AGREEMENT	180

10.20	Judgment Currency	180

SIGNATURES		S-1

-vi-

SCHEDULES

1.01	Mandatory Cost Formulae
1.01A	Existing Roll Forward Amounts
2.01	Commitments and Applicable Percentages
2.01A	2012 Incremental Term Loan Commitments and Applicable Percentages
2.20	Approved Reallocation Lenders
5.13	Subsidiaries
5.19	Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Bid Request
B-2	Competitive Bid
C-1	Domestic Swing Line Loan Notice
C-2	Alternative Currency Swing Line Loan Notice
C-3	Canadian Dollar Swing Line Loan Notice
C-4	Term Loan Notice
D	Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G-1	Company Guaranty
G-2	Subsidiaries Guaranty
H	Pledge and Security Agreement
I	Senior Note Indenture, the Twelfth Supplemental Indenture and the Specified Indenture
J	Form of Corporate Forecast
K	Form of Solvency Certificate
L	Designated Borrower Request and Assumption Agreement
M	Designated Borrower Notice
N	Supplemental Addendum
O	Form of Joinder Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Agreement”) is entered into as of July 25, 2012, among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.19 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and the L/C Issuer.

WHEREAS, the Company, the other Borrowers, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer have entered into that certain Credit Agreement, dated as of November 22, 2011 (the “Original Credit Agreement”);

WHEREAS, the Company and the other Borrowers desire to amend the Original Credit Agreement on the terms and subject to the conditions set forth herein, with such amendment to take the form of an amendment and restatement of the Original Credit Agreement;

WHEREAS, the Company has requested that the 2012 Incremental Term Loan Lenders (as defined herein) extend additional credit to the Company in the form of an aggregate $500,000,000 of term loans (each, a “2012 Incremental Term Loan” and, collectively, the “2012 Incremental Term Loans”) for working capital and general corporate purposes permitted pursuant to this Agreement; and

WHEREAS, the parties hereto intend that the Obligations (as defined in the Original Credit Agreement) which remain unpaid and outstanding as of the Restatement Effective Date (as defined herein) shall continue to exist under this Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2012 Incremental Term Loan” has the meaning specified in the recitals above.

“2012 Incremental Term Loan Borrowing” means a borrowing consisting of simultaneous 2012 Incremental Term Loans of the same Type and, in the case of Eurocurrency Rate Term Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(f).

“2012 Incremental Term Loan Commitment” means, with respect to each 2012 Incremental Term Loan Lender, its obligation to make a 2012 Incremental Term Loan to the Company on the Restatement Effective Date pursuant to Section 2.01(f) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A directly below the column entitled “2012 Incremental Term Loan Commitment” as such schedule may be amended from time to time in accordance with this Agreement.

“2012 Incremental Term Loan Lender” means each of the Lenders designated as a 2012 Incremental Term Loan Lender on Schedule 2.01A as such schedule may be amended from time to time in accordance with this Agreement.

“2012 Incremental Term Loan Maturity Date” means July 25, 2017; provided, however, that if such date is not a Business Day, the 2012 Incremental Term Loan Maturity Date shall be the next preceding Business Day.

“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

“Acceding Lender” has the meaning specified in Section 2.16(c).

“Accepting Lender” has the meaning specified in Section 2.22(a).

“Adjusted Funds From Operations” means, for any period, Consolidated Net Income for such period plus (a) the sum of the following amounts for such period (without duplication) to the extent deducted in the determination of Consolidated Net Income for such period: (i) depreciation expense, (ii) amortization expense and other non-cash charges of HHRI and its Subsidiaries with respect to their real estate assets for such period, (iii) losses from Asset Sales, losses resulting from restructuring of Indebtedness, and extraordinary losses, (iv) amortization of financing cost, (v) minority interest expense and (vi) dividends on Qualified Preferred Stock; less (b) the sum of the following amounts to the extent included in the determination of Consolidated Net Income for such period: (i) gains from Asset Sales, gains resulting from restructuring of Indebtedness, and extraordinary gains, (ii) the applicable share of Consolidated Net Income of HHRI’s Unconsolidated Entities, and (iii) minority partner adjusted funds from operations; plus (without duplication of any amounts referred to in clause (a) above in this definition) (c) HHRI’s pro rata share of Adjusted Funds From Operations of HHRI’s Unconsolidated Entities based upon HHRI’s percentage ownership interest in such Unconsolidated Entities.

“Adjusted Total Assets” means the sum of (i) Undepreciated Real Estate Assets of the Company and its Subsidiaries (or, in the case of any calculation pursuant to Section 2.06(f), of the Company and its Restricted Subsidiaries) and (ii) all other assets (excluding intangibles) of the Company and its Subsidiaries (or, in the case of any calculation pursuant to Section 2.06(f), of the Company and its Restricted Subsidiaries) determined on a consolidated basis (it being understood that the accounts of Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein) as of any transaction date, as adjusted to reflect the application of the proceeds of the incurrence of Indebtedness and the issuance of Disqualified Stock on such transaction date. Adjusted Total Assets, as of any date of determination, means the Adjusted Total Assets as of the end of the most recent fiscal quarter ending on or prior to the date of determination for which financial statements are required to have been delivered pursuant to Section 6.11 or prior to the first date such financial statements are required to be delivered, the fiscal quarter ended September 9, 2011.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Affected Eurodollar Loans” has the meaning specified in Section 2.06(i).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (i) neither Marriott International nor any of its Subsidiaries shall be considered to be Affiliates of HHRI or any of its Subsidiaries and (ii) in no event should the Administrative Agent, any Lender or the L/C Issuer be considered to be Affiliates of HHRI or any of its Subsidiaries.

“Affiliate Transaction” has the meaning specified in Section 7.07.

“Aggregate Alternative Currency Commitments” means the Alternative Currency Commitments of all Lenders.

“Aggregate New Zealand Dollar Commitments” means the New Zealand Dollar Commitments of all Lenders.

“Aggregate Commitments” means the aggregate Commitments of all Committed Loan Lenders. For the avoidance of doubt “Aggregate Commitments” shall not include any Term Loan Commitment.

“Aggregate Currency” has the meaning specified in Section 10.20.

“Aggregate Supplemental Tranche Commitments” means the Supplemental Tranche Commitments of all Lenders.

“Aggregate U.S. Dollar Commitments” means the U.S. Dollar Commitments of all the Lenders.

“Agreement” has the meaning specified in the preamble above.

“Alternative Currency” means each of Canadian Dollars, Australian Dollars, New Zealand Dollars, Yen, Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Commitment” means, with respect to each Lender, its obligation (a) to make Alternative Currency Committed Loans to the Borrowers pursuant to Section 2.01(b), (b) to purchase participations in Alternative Currency L/C Obligations and (c) to purchase participations in Alternative Currency Swing Line Loans and Canadian Dollar Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Alternative Currency Commitment” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Alternative Currency Committed Foreign Currencies” means Canadian Dollars, Yen, Euro, Sterling and Australian Dollars.

“Alternative Currency Committed Loan” has the meaning specified in Section 2.01(b).

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Lender” means any Person that is a Lender hereunder in respect of the Alternative Currency Tranche in its capacity as a Lender in respect of such Tranche.

“Alternative Currency L/C Obligations” means all L/C Obligations under Letters of Credit issued under the Alternative Currency Tranche.

“Alternative Currency Sublimit” means an amount equal to the lesser of (i) the Aggregate Commitments and (ii) $500,000,000 less the sum of (x) the amount of the New Zealand Dollar Commitment and plus (y) the amount of the Supplemental Tranche Commitment, in each case, subject to (I) increase pursuant to Section 2.16 and (II) reallocation pursuant to Section 2.20. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Alternative Currency Swing Line Borrowing” means a borrowing of an Alternative Currency Swing Line Loan pursuant to Section 2.05(b).

“Alternative Currency Swing Line Lender” means Bank of America, N.A. Canada Branch in its capacity as provider of Alternative Currency Swing Line Loans, or any successor Alternative Currency Swing Line Lender hereunder.

“Alternative Currency Swing Line Loan” has the meaning specified in Section 2.05(b)(i).

“Alternative Currency Swing Line Loan Notice” means a notice of an Alternative Currency Swing Line Borrowing pursuant to Section 2.05(b)(ii), which, if in writing, shall be substantially in the form of Exhibit C-2.

“Alternative Currency Swing Line Sublimit” means an amount equal to the lesser of (a) the Specified Alternative Currency Swing Line Sublimit and (b) the Aggregate Alternative Currency Commitments. The Alternative Currency Swing Line Sublimit is part of, and not in addition to, the Aggregate Alternative Currency Commitments.

“Alternative Currency Tranche” means, at any time, the aggregate amount of the Lenders’ Alternative Currency Commitments at such time.

“Amended Senior Note Indenture” means the Senior Note Indenture as in effect on the Closing Date, without giving effect to any covenant amendments pursuant to supplemental indentures other than (a) the amendments set forth in the Specified Indenture or (b) such amendments as may be approved or otherwise become effective pursuant to the procedures described in the definition of “Covenant Amendment Effective Date.”

“Applicable Alternative Currency Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Alternative Currency Commitments represented by such Lender’s Alternative Currency Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Alternative Currency Commitments have expired, then the Applicable Alternative Currency Percentage of each Lender shall be determined based on the Applicable Alternative Currency Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Alternative Currency Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Applicable Alternative Currency Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Covenants” means, in connection with any determination required to be made by the Company with respect to its ability to comply with the Financial Covenants, the covenants set forth therein that are applicable at the time of determination.

“Applicable New Zealand Dollar Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate New Zealand Dollar Commitments represented by such Lender’s New Zealand Dollar Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate New Zealand Dollar Commitments have expired, then the Applicable New Zealand Dollar Percentage of each Lender shall be determined based on the Applicable New Zealand Dollar Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable New Zealand Dollar Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Applicable New Zealand Dollar Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Percentage” means, as applicable, the Applicable U.S. Dollar Percentage, the Applicable New Zealand Dollar Percentage, the Applicable Alternative Currency Percentage, the Applicable Supplemental Tranche Percentage or the Applicable Term Loan Percentage.

“Applicable Rate” means (a) at all times prior to the first date on which the Company has Investment Grade Status, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.11(d):

Pricing Level	Leverage Ratio	“Applicable Rate” for Base Rate Committed Loans, Eurocurrency Rate Committed Loans and L/C Fees	“Applicable Rate” for Base Rate Term Loans and Eurocurrency Rate Term Loans
I	< 4.00:1.00	1.75%	1.65%
II	≥ 4.00:1.00 and < 5.00:1.00	2.00%	1.80%
III	≥ 5.00:1.00 and < 6.00:1.00	2.25%	2.10%
IV	≥ 6.00:1.00 and < 6.50:1.00	2.50%	2.40%
V	≥ 6.50:1.00	2.75%	2.65%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.11(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the first date following the Closing Date on which a Compliance Certificate is delivered pursuant to Section 6.11(d) shall be determined based upon Pricing Level III; and

(b) at all times following the first date on which the Company has an Investment Grade Status, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	“Applicable Rate” for Base Rate Committed Loans, Eurocurrency Rate Committed Loans and L/C Fees	“Applicable Rate” for Facility Fee	“Applicable Rate” for Base Rate Term Loans and Eurocurrency Rate Term Loans
I	A- or higher from S&P or A3 or higher from Moody’s	1.00%	0.15%	1.15%
II	BBB+ or higher from S&P or Baa1 or higher from Moody’s	1.05%	0.20%	1.25%
III	BBB or higher from S&P or Baa2 or higher from Moody’s	1.25%	0.25%	1.45%
IV	BBB- or higher from S&P or Baa3 or higher from Moody’s	1.40%	0.35%	1.70%
V	Lower than BBB- from S&P or lower than Baa3 from Moody’s	1.60%	0.40%	2.00%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level V being the lowest), (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply and (c) if the Company does not have any Debt Rating, then Pricing Level V shall apply.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“Applicable Term Loan Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal) of such Lender’s respective portion of the aggregate outstanding principal amount of Term Loans. The Applicable Term Loan Percentage with respect to 2012 Incremental Term Loans of each Lender is set forth opposite the name of such Lender on Schedule 2.01A under the caption “Applicable 2012 Incremental Term Loan Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Sublimit” means, the lesser of (i) the Aggregate Commitment and (ii) (a) with respect to U.S. Dollar Committed Loans, $500,000,000, (b) with respect to New Zealand Dollar Committed Loans, $50,000,000, (c) with respect to Alternative Currency Committed Loans, the Alternative Currency Sublimit and (d) with respect to any Supplemental Tranche Committed Loan of a particular Supplemental Currency, the maximum amount set forth in the applicable Supplemental Addendum relating to such Supplemental Currency, in each case subject to (x) increase pursuant to Section 2.16 and (y) reallocation pursuant to Section 2.20.

“Applicable Supplemental Tranche Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Supplemental Tranche Commitments represented by such Lender’s Supplemental Tranche Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Supplemental Tranche Commitments have expired, then the Applicable Supplemental Tranche Percentage of each Lender shall be determined based on the Applicable Supplemental Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Supplemental Tranche Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Applicable Supplemental Tranche Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicable U.S. Dollar Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate U.S. Dollar Commitments represented by such Lender’s U.S. Dollar Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate U.S. Dollar Commitments have expired, then the Applicable U.S. Dollar Percentage of each Lender shall be determined based on the Applicable U.S. Dollar Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable U.S. Dollar Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Applicable U.S. Dollar Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicant Borrower” has the meaning specified in Section 2.19.

“Approved Bank” has the meaning specified in the definition of Cash Equivalents.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lessee” means (a) a Taxable REIT Subsidiary of the Company or (b) another lessee under an Operating Lease, which lessee must be approved by the Administrative Agent (such approval not to be unreasonably withheld) unless either such Operating Lease relates to Hotel Properties accounting, individually or with other leases of such lessee, for less than 10% of the Consolidated EBITDA of the Company or such lessee is a Permitted Facility Manager.

“Approved Reallocation Lender” means each Lender set forth on Schedule 2.20 (which shall set forth the maximum amount of its Commitment such Lender is willing to allocate to each Tranche) that has agreed in writing in it sole discretion to participate in Reallocations of its unused Commitments in accordance with Section 2.20 without the requirement of providing a separate approval for each Reallocation. The Administrative Agent may update Schedule 2.20 from time to time upon the addition of any Approved Reallocation Lender and the Administrative Agent shall provide the updated Schedule 2.20 to the Borrowers and the Lenders.

“Arrangers” mean each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, in each case in its capacity as a joint lead arranger and joint bookrunner; provided that with respect to the 2012 Incremental Term Loans and the 2012 Incremental Term Loan Lenders, such term shall mean Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (a) all or any of the Capital Stock of any Subsidiary (including by issuance of such Capital Stock), (b) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries, or (iii) any other property and assets of the Company or any of its Subsidiaries (other than Capital Stock of a Person which is not a Subsidiary) outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by Section 7.09; provided that “Asset Sale” shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions, (c) leases of real estate assets, (d) Investments complying with Section 7.10 and (e) any transactions that, pursuant to clause (b) of Section 7.08, are not deemed not to be an “Asset Sale.”

“Asset Sale Period” has the meaning specified in Section 2.06(f).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Australian Dollars” and “AUD $” mean lawful money of Australia.

“Authorized Financial Officer” of any Loan Party means any of the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Loan Party or any other officer of such Loan Party designated in writing to the Administrative Agent by any of the foregoing officers of such Loan Party as being authorized to act in such capacity so long as such other officer is a financial person who works in such Loan Party’s controller’s or accounting office.

“Authorizing Lender” has the meaning specified in Section 1.08(a).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.04(b)(iv).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means 11 U.S.C. Section 101 et seq. and any rules or regulations issued from time to time thereunder.

“Base Rate” means for any day the Eurocurrency Rate for such day if a Eurocurrency Loan with an Interest Period of one month were being made on such day; provided, that, solely for purposes of Section 3.02 and Section 3.03 so long as the circumstances therein have occurred and are continuing, the Base Rate means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate if a Eurocurrency Loan with an Interest Period of one month were being made on such day. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, solely for purposes of Section 3.02 and Section 3.03 so long as the circumstances therein have occurred and are continuing, with respect to Loans denominated in Canadian Dollars, Base Rate means the Canadian Prime Rate.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans (other than Canadian Dollar Swing Line Loans and Canadian Dollar Loans) shall be denominated in Dollars.

“Base Rate Term Loan” means a Term Loan (including a 2012 Incremental Term Loan) that is a Base Rate Loan.

“BBA LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

“Bid Loan” has the meaning specified in Section 2.03(a).

“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to a Borrower.

“Bid Loan Sublimit” means an amount equal to 50% of the Aggregate Commitments. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.11.

“Borrowing” means a Committed Borrowing, a Bid Borrowing, a Swing Line Borrowing or a Term Loan Borrowing (including a 2012 Incremental Term Loan Borrowing), as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; and

e) if such day relates to any fundings, disbursements, settlements and payments in respect of an Alternative Currency Swing Line Loan or any other dealings in an Alternative Currency Swing Line Loan, means any such day on which banks in Toronto, Canada are open for business.

“Calculation Period” means the period of four consecutive fiscal quarters last ended before the date of the respective event or incurrence which requires calculations to be made on a Pro Forma Basis and for which financial information of the kind referred to in Sections 6.11(a) and (b) is available.

“Canadian Borrower” means each of Calgary Charlotte Partnership, HMC Toronto Air Company, HMC Toronto EC Company and HMC AP Canada Company.

“Canadian Dollars” and “Cdn $” mean lawful money of Canada.

“Canadian Dollar Swing Line Borrowing” means a borrowing of a Canadian Dollar Swing Line Loan pursuant to Section 2.05(c).

“Canadian Dollar Swing Line Lender” means Bank of America, N.A. Canada Branch in its capacity as provider of Canadian Dollar Swing Line Loans, or any successor Canadian Dollar Swing Line Lender hereunder.

“Canadian Dollar Swing Line Loan” has the meaning specified in Section 2.05(c)(i).

“Canadian Dollar Swing Line Loan Notice” means a notice of a Canadian Dollar Swing Line Borrowing pursuant to Section 2.05(c)(ii), which, if in writing, shall be substantially in the form of Exhibit C-3.

“Canadian Dollar Swing Line Sublimit” means an amount equal to the lesser of (a) the Specified Alternative Currency Swing Line Sublimit and (b) the Aggregate Alternative Currency Commitments. The Canadian Dollar Swing Line Sublimit is part of, and not in addition to, the Aggregate Alternative Currency Commitments.

“Canadian Insolvency Law” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law seeking an arrangement or compromise of, or stay of proceedings to enforce, some or all of the claims of the corporation’s creditors against it.

“Canadian Prime Rate” means for any day a fluctuating rate per annum equal to the highest of (a) 30-day Reuters Canadian Deposit Offering Rate for bankers’ acceptances plus 1/2 of 1%, (b) the rate of interest publicly announced from time to time by Bank of America, N.A. Canada Branch as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its “prime rate” and (c) BBA LIBOR for a one month interest period as quoted at approximately 11:00 a.m., London time. The “prime rate” is a rate set by Bank of America, N.A. Canada Branch based upon various factors, including Bank of America. N.A. Canada Branch’s costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans. Any change in the Canadian Prime Rate due to a change in Bank of America, N.A. Canada Branch’s Canadian Prime Rate shall be effective on the effective date of such change in Bank of America, N.A. Canada Branch’s prime rate.

“Canadian Subsidiary” means any Subsidiary of the Borrower organized under the laws of Canada or any province or territory thereof.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, and participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Capitalized Lease Obligations” of any Person means all rental obligations which are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

“Cash Available for Distribution” of any Person for any period means Consolidated EBITDA of such Person less the sum of (a) 5% of Gross Revenues received during such period from all Hotel Properties, (b) Consolidated Interest Expense for such period, (c) scheduled amortization (other than balloon payments) for such period plus (d) cash Taxes for such period.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” has a meaning correlative to the foregoing and includes the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (i) any Lender that is a commercial bank or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank or Lender, an “Approved Bank”), in each case with maturities of not more than one year from the date of acquisition, (c) commercial paper issued by any Approved Bank or by the parent company of any

Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition, (d) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s and (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

“Change in Law” means the occurrence, after November 22, 2011 (or, as to any 2012 Incremental Term Loan Lender solely with respect to the 2012 Incremental Term Loans, after the Restatement Effective Date), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (a) HHRI shall at any time cease to own 100% of the general partnership interests of the Company, (b) any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) other than an Excluded Person is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Relevant Capital Stock of the Company (or HHRI for so long as HHRI is a parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable, (c) during any period of 12 consecutive months after the Closing Date (for so long as HHRI is a parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the board of HHRI (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the board who were either members of the board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of HHRI then in office or (d) any “change of control” or similar event shall occur under any Qualified Preferred Stock, the Senior Notes or any other Indebtedness (other than Non-Recourse Indebtedness) of HHRI or the Company with an aggregate principal amount of $100,000,000 or more which results in a default under such Indebtedness beyond the period of grace (if any) or a declaration of such Indebtedness to be due and payable prior to the scheduled maturity thereof.

“Class” means, when used in reference to any Loan, its character as a Committed Loan or a Term Loan.

“Class Required Lenders” means, at any time, with respect to a Class, Lenders under such Class owed or holding greater than 50% of the sum of the Outstanding Amount of such Class and the aggregate unused Commitments relating to such Class at such time.

“Closing Date” means the first date all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, such date being November 22, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all “Collateral” as defined in the Pledge and Security Agreement or any other Security Document and all cash and Cash Equivalents delivered as collateral pursuant to Section 2.04.

“Collateral Agent” means the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge and Security Agreement. All references herein to Administrative Agent shall be deemed to include the Collateral Agent as the context shall require.

“Commitment” means a U.S. Dollar Commitment, an Alternative Currency Commitment, a New Zealand Dollar Commitment or a Supplemental Tranche Commitment.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” means a U.S. Dollar Committed Loan, an Alternative Currency Committed Loan, a New Zealand Dollar Committed Loan or a Supplemental Tranche Committed Loan, as applicable.

“Committed Loan Lender” means, at any time, each Lender with a Committed Loan Commitment or with outstanding Committed Loans at such time.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent, substantially in the form of Exhibit G-1.

“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated” or “consolidated” means, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person; provided that “consolidation” will not include consolidation of the accounts of any other Person other than a Subsidiary of such Person with such Person (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate interest therein). The terms “consolidate” and “consolidating” have correlative meanings to the foregoing.

“Consolidated EBITDA” means, for any Person and for any period on a Pro Forma Basis, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, (a) the sum of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income (to the extent of such Person’s proportionate interest therein), (iii) depreciation and amortization expense (to the extent of such Person’s proportionate interest therein), (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person’s proportionate interest therein), (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) from any other Person which is not a Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting, to the extent that such dividends or distributions are not included in the Consolidated Net Income of such Person for such period, (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (b) of this definition and (vii) any break-up fees and lost deposits by such Person in connection with acquisitions that are not pursued by such Person, minus (b) the sum of (i) all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person’s proportionate interest therein) for such period and (ii) any cash expenditures of such Person (to the extent of such Person’s proportionate interest therein) during such period to the extent such cash expenditures (x) did not reduce the Consolidated Net Income of such Person for such period and (y) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person’s proportionate interest therein) when reserved or accrued; all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate interest therein).

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (x) Consolidated EBITDA for such period, less the sum for such period of (a) 5% of Gross Revenues received from Hotel Properties and (b) 3% of Gross Revenues received from all other real estate to (y) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense for such period, (b) preferred stock dividends (or the equivalent thereof) accrued and/or paid in cash (to the extent not accrued during a prior period) by the Company during such period on a Pro Forma Basis, (c) scheduled amortization payments (other than balloon payments) during such period and (d) cash taxes on ordinary income for such period.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense.

“Consolidated Interest Expense” of any Person means, for any period on a Pro Forma Basis, the aggregate amount (without duplication and determined in each case on a consolidated basis) of (a) interest expensed or capitalized, paid (to the extent not accrued during a prior period), accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding (x) the amortization of fees or expenses incurred in order to consummate the sale of the Senior Notes or to establish the credit facility implemented under this Agreement and (y) amounts attributable to the prepayment of Indebtedness (including prepayment premiums) and acceleration of deferred financing costs), of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letter of credit financings and Interest Rate Protection Agreements and Other Hedging Agreements, in each case to the extent attributable to such period, and (b) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Subsidiaries of such Person to such Person or, to the extent of such Person’s proportionate interest therein, such Person’s Subsidiaries); provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (a) or (b)) of a Consolidated Subsidiary that is not a Wholly-Owned Subsidiary shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that (i) net income (or loss) of any other Person which is not a Subsidiary of such Person, or that is accounted for by such specified Person by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person, (ii) all gains and losses which are (x) extraordinary (as determined in accordance with GAAP), (y) unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) or (z) resulting from the prepayment of Indebtedness (including prepayment premiums) and acceleration of deferred financing costs shall be excluded, and (iii) the net income, if positive, of any of such Person’s Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (ii) and (iii), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication; provided, further, that Consolidated Net Income for any period shall be increased by the amount of any insurance proceeds in respect of any Hotel Property or other Real Property received by the Company or any of its Subsidiaries for business interruption or time element losses for such period to the extent that such insurance proceeds have not already been included in the computation of such Consolidated Net Income for such period.

“Consolidated Total Debt” means, at any time, the difference, if positive, of (x) the sum of (without duplication) (i) the amount of all Indebtedness of the Company and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet prepared in accordance with GAAP and determined on a consolidated basis at such time (it being understood that the amounts of Indebtedness of Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s interest in such Subsidiaries) and (ii) guarantees of third party debt, letters of credit issued to support third party debt and secured obligations in favor of hotel managers in connection with jointly funded hotel renovations, less (y) the sum of (i) unrestricted cash on hand (excluding any amounts of cash on hand that have been designated by the Company for application to prepay Indebtedness described in clause (y)(iii)) in excess of $100,000,000 plus (ii) the Leisure Park Guarantee Exclusion Amount plus (iii) any Indebtedness outstanding on the date of determination in respect of which an irrevocable prepayment notice has been delivered that results in such Indebtedness being due and payable not later than 30 days after such prepayment notice, to the extent the Company either shall have unrestricted cash reserves for such payment or shall have committed cash reserves for such payment pursuant to a deposit arrangement or otherwise.

“Contingent Obligation” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business or, for all purposes of this Agreement other than determining compliance with Section 7.02(b) or, where applicable, computing the Applicable Rate with respect to any Loan, the Leisure Park Guarantee Exclusion Amount; provided, further, that if the Company or a Subsidiary has received a letter of credit or other similar credit support from a bank or a Person with a long term unsecured credit rating of at least “BBB-“ or higher from S&P or “Baa3” or higher from Moody’s (or, if not from a Person that has a rating, a Person that, in the sole discretion of the Required Lenders, is capable of performing and will perform its obligations under such credit support) or cash collateral in which the Company or such Subsidiary has a first priority perfected security interest and which is immediately available to the Company or such Subsidiary in the event of a payment by it under the related Contingent Obligation (or cash collateral has been deposited with the obligee (or a trustee for such obligee) under such Contingent Obligation under similar circumstances, including a defeasance trust), the amount of the Contingent Obligation shall be reduced by the amount payable under such letter of credit or other similar credit support but only so long as such letter of credit or other similar credit support or cash collateral remains in effect and meets such requirements or such Person providing the credit support satisfies such criteria.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; provided that the right to designate a member of the board of directors or managers of a Person will not, by itself, be deemed to constitute control.

“Covenant Amendment Effective Date” means the date specified in a certificate delivered by a Responsible Officer of the Company to the Administrative Agent as the date on which (a) the amendments in the Company’s Specified Indenture became the most restrictive covenants relating to Indebtedness issued under the Senior Note Indenture and Indebtedness issued under the New Senior Note Indenture, and (b) as of such specified date no Default or Event of Default has occurred and is continuing (other than solely as a result of a breach of covenants to the extent that such breach will no longer exist under this Agreement after giving effect to the modification of any covenants hereunder (including any such covenants incorporated by reference) resulting from the occurrence of a Covenant Amendment Effective Date). In the event that the Company is not able to make the certification set forth in clause (a) above as a result of the existence of a New Senior Note Indenture or a supplemental indenture to the Senior Note Indenture delivered subsequent to the date of the Specified Indenture that contains certain covenants that are more restrictive than covenants included in the Specified Indenture, (i) the Company may, in lieu of making the certification set forth in clause (a) above, deliver a certificate describing such more restrictive covenants in reasonable detail and certifying that, except for such specified covenants, the covenants contained in the Specified Indenture constitute the most restrictive covenants relating to Indebtedness issued under the Senior Note Indenture and Indebtedness under the New Senior Note Indenture. In such event, the Required Lenders shall, within 30 days after receipt of the certification, at their election, determine whether the covenants set forth in the Specified Indenture or in such later Senior Note Indenture or supplemental indenture shall take effect as the Amended Senior Note Indenture. In the event no election is made by the Required Lenders, the Amended Senior Note Indenture, giving effect to the amendments set forth in such more restrictive supplemental indenture or the New Senior Note Indenture, shall be deemed to be the Senior Note Indenture.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Customary Non-Recourse Exclusions” means usual and customary exceptions and non-recourse carve-outs in non-recourse debt financings of Real Property and other carve-outs appropriate in the good faith determination of the Company to the financing, including, without limitation, exceptions by reason of (a) any fraudulent misrepresentation made by the Company or any of its Subsidiaries in or pursuant to any document evidencing any Indebtedness, (b) any unlawful act on the part of the Company or any of its Subsidiaries in respect of the Indebtedness or other liabilities of any Subsidiary of the Company, (c) any waste or misappropriation of funds by the Company or any of its Subsidiaries in contravention of the provisions of the Indebtedness or other liabilities of any Subsidiary, (d) customary environmental indemnities associated with the Real Property of any Subsidiary of the Company, (e) voluntary bankruptcy, (f) failure of the Company or any of its Subsidiaries to comply with applicable special purpose entity covenants, (g) any failure to maintain insurance required pursuant to any document evidencing any Indebtedness, or (h) any failure to comply with restrictions on the transfer of Real Property set forth in any document evidencing any Indebtedness, but excluding exceptions by reason of (i) non-payment of the debt incurred in such non-recourse financing (other than usual and customary exceptions in respect of the first debt service payment), or (ii) the failure of the relevant Subsidiary of the Company to comply with financial covenants.

“Debt Rating” has the meaning set forth in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, Canadian Insolvency Law and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Decreasing Tranche” has the meaning specified in Section 2.20(a).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, Swap Contract Obligations and Treasury Management Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company, or the Administrative Agent or any Lender

that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent and the Company that it will comply with its funding obligations (but only for such time as such Lender has failed to provide such confirmation), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Company, the L/C Issuer, the Swing Line Lender and each Lender.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.19.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.19.

“Determination Date” has the meaning specified in the definition of “Pro Forma Basis”.

“Disqualified Stock” has the meaning provided in the Governing Senior Note Indenture.

“Dividends” with respect to any Person means that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock or other common equity interests of such Person or Qualified Preferred Stock of HHRI or the Company) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other equity interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest).

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Domestic Swing Line Borrowing” means a borrowing of a Domestic Swing Line Loan pursuant to Section 2.05(a).

“Domestic Swing Line Lender” means Bank of America in its capacity as provider of Domestic Swing Line Loans, or any successor Domestic Swing Line Lender hereunder.

“Domestic Swing Line Loan” has the meaning specified in Section 2.05(a)(i).

“Domestic Swing Line Loan Notice” means a notice of a Domestic Swing Line Borrowing pursuant to Section 2.05(a)(ii), which, if in writing, shall be substantially in the form of Exhibit C-1.

“Domestic Swing Line Sublimit” means an amount equal to the lesser of (a) the Specified Domestic Swing Line Sublimit and (b) the Aggregate U.S. Dollar Commitments. The Domestic Swing Line Sublimit is part of, and not in addition to, the Aggregate U.S. Dollar Commitments.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Pledged Securities” means the Securities (a) of each Domestic Subsidiary that is also a Wholly-Owned Subsidiary and Look-Through Subsidiary and (b) that are not otherwise prohibited or restricted from being pledged, assigned, transferred or otherwise subject to a Lien in favor of another Person by the terms of (i) any applicable Laws or (ii) any material contract to which the Company or any Subsidiary of the Company is a party pursuant to a transaction otherwise permitted under this Agreement.

“Eligible Subsidiary Guarantor” has the meaning specified in Section 6.14(a).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended, by the Single European Act of 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued under any Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged injury to human health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Laws” means any and all Federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to water or public sewer systems.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Base Rate” has the meaning specified in the definition of Eurocurrency Rate.

“Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Base Rate to be added to or subtracted from the Eurocurrency Base Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

“Eurocurrency Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurocurrency Base Rate.

“Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate
1.00 – Eurocurrency Reserve Percentage

Where,

“Eurocurrency Base Rate” means, for any Interest Period, a rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period. For Eurocurrency Rate Loans relating to a Supplemental Tranche Committed Loan, the Eurocurrency Base Rate shall be the applicable Screen Rate.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurocurrency Rate Committed Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Committed Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Committed Loans.

“Eurocurrency Rate Loan” means a Eurocurrency Rate Committed Loan, a Eurocurrency Margin Bid Loan or a Eurocurrency Rate Term Loan.

“Eurocurrency Rate Term Loan” means a Term Loan (including a 2012 Incremental Term Loan) that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Proceeds” has the meaning specified in Section 2.06(f).

“Excluded Person” means, in the case of the Company, HHRI or any Wholly-Owned Subsidiary of HHRI.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction

(or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or as a result of any other present or former connection (other than a connection arising from this Agreement or any other Loan Documents) between such recipient and such jurisdiction, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by such Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c), and (e) any withholding taxes imposed by the United States pursuant to FATCA.

“Exempted Affiliate Transactions” has the meaning provided in Section 7.07.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among the Company, Host Euro Business Trust, certain Canadian Subsidiaries of the Company, the various lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent, as amended by that certain Amendment No. 1, dated as of April 22, 2008 and as further amended by that certain Amendment No. 2, dated as of February 25, 2011.

“Existing Indebtedness” has the meaning specified in Section 5.19.

“Existing Committed Loan Maturity Date” has the meaning specified in Section 2.15.

“Extending Lender” means each Lender who has agreed to extend the Maturity Date pursuant to Section 2.15.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Original Credit Agreement or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business

Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means (a) the letter agreement, dated October 6, 2011, among the Company, the Administrative Agent, the Syndication Agent and the Arrangers, (b) any fee letter between the Company and any L/C Issuer, as applicable, (c) the letter agreement, dated as of July 12, 2012, among the Company, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC or (d) the letter agreement, dated as June 27, 2012 among the Company, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“FF&E” means, with respect to any Hotel Property, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, cleaning equipment or other items of furniture, fixtures and equipment typically used in hotel properties (including furniture, fixtures and equipment used in guest rooms, lobbies and common areas (other than those items of furniture, fixtures and equipment owned by the occupant or tenant in any such room)).

“Final Proceeds Application Date” has the meaning specified in Section 2.06(g).

“Financial Condition Test” means, with respect to any acquisition, Investment or issuance of capital stock, the requirement that at the time of such acquisition, Investment or issuance of capital stock (a) no Specified Default or Event of Default then exists or would result therefrom and (b) based on calculations made by the Company on a Pro Forma Basis after giving effect to such acquisition, Investment or issuance of capital stock and as if such acquisition, Investment or issuance of capital stock had occurred on the first day of the respective Calculation Period, no Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 6.11(a) or (b), as the case may be) prior to the date of the respective acquisition, Investment or issuance of capital stock in respect of, the Financial Covenants.

“Financial Covenants” means the covenants set forth in Sections 7.15 to 7.17, inclusive.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and Canada and each province thereof shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code and which Plan, fund or similar program could result in liability or other obligation or lien to any Company, any Subsidiary of any Company or any ERISA Affiliate.

“Foreign Subsidiary” means each Subsidiary of the Company other than a Domestic Subsidiary.

“Franchise Agreements” means all franchise or similar agreements entered into with respect to a Hotel Property.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been funded by such Defaulting Lender or has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of the participation in any Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governing Senior Note Indenture” means (a) initially, the Senior Note Indenture, as amended by the Twelfth Supplemental Indenture, and (b) upon and after the occurrence of a Covenant Amendment Effective Date, the Amended Senior Note Indenture.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means, collectively, the Company and any Subsidiary Guarantor.

“Guaranty” means, each of the Company Guaranty and the Subsidiaries Guaranty.

“Guaranty Requirement” means the requirements under Section 6.14 are in effect because the Guaranty Trigger has occurred and the Release Date has not occurred.

“Guaranty Trigger” means that the Leverage Ratio of the Company is greater than 6.00 to 1.00 for two consecutive fiscal quarters and the Company does not have an Investment Grade Debt Rating at the end of such second fiscal quarter.

“Gross Revenues” means all revenues and receipts of every kind derived by the Company and its Consolidated Subsidiaries from operating a Hotel Property or other real estate and parts thereof (it being understood that the revenues and receipts of Consolidated Subsidiaries shall be included in the Gross Revenues of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries), including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Hotel Property or other real estate); service charges, to the extent not distributed to the employees at such Hotel Property or other real estate as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of such Hotel Property or other real estate, federal, state or municipal excise, sales, use or similar taxes collected directly from tenants, patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Hotel Property or other real estate.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, waste contaminants or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HHRI” shall mean Host Hotels & Resorts, Inc., a Maryland corporation.

“Honor Date” has the meaning specified in Section 2.04(c)(i).

“Hotel” means any Real Property (including Improvements thereon and any retail, golf, tennis, spa or other resort amenities appurtenant thereto) comprising an operating facility offering hotel or lodging services.

“Hotel Property” means each Hotel owned or leased by the Company or any of its Subsidiaries (including the furniture, fixture and equipment thereon).

“Improvements” means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Real Property, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

“Increase Closing Date” has the meaning specified in Section 2.16(d).

“Increased Commitment Amount” has the meaning specified in Section 2.20(b).

“Increasing Tranche” has the meaning specified in Section 2.20(a).

“Indebtedness” means, as to any Person, without duplication (i) all liabilities and obligations, contingent or otherwise, of such Person, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) evidenced by bankers’ acceptances, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all net obligations of such Person under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement; and (iii) all liabilities and obligations of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any Eurocurrency Rate Committed Loan or Eurocurrency Rate Term Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice, Term Loan Notice or Bid Request, as the case may be or, in the case of Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans, such other period that is twelve months or less requested by the Company and consented to by all the Lenders of the same Class (or in the case of Eurocurrency Rate Term Loans of the same Borrowing, the Term Lenders holding such Loans); and (b) as to each Absolute Rate Loan, a period of not less than one day and not more than 360 days as selected by the Company in its Bid Request; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investment” means, as to any Person, any direct or indirect advance, loan or other extension of credit (including without limitation by way of Contingent Obligation or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, net of any return on investment or return of capital with respect to such Investments, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Debt Rating” means, the time when the Company shall have a long-term unsecured debt rating of either (a) at least BBB- or higher from S&P or (b) at least Baa3 or higher from Moody’s .

“Investment Grade Status” means a status existing under this Agreement at all times after the date on which the Company (a) shall have an Investment Grade Debt Rating and (b) shall have delivered written notice to the Administrative Agent electing Investment Grade Status for purposes of this Agreement. For clarity, once elected, the Company shall thereafter have Investment Grade Status for all purposes of this Agreement notwithstanding any subsequent change in Debt Rating that results in the Company no longer having an Investment Grade Debt Rating.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 10.20.

“Laws” means, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Committed Loan Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of Bank of America, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., in each case in its capacity as issuer of Letters of Credit hereunder, any other Lender appointed by the Company and approved by the Administrative Agent (so long as such Lender so appointed agrees in writing to act as such in accordance with this Agreement) or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Leisure Park Guarantee” means the Guaranty Agreement dated as of December 1, 1997 by HHRI in favor of Marine Midland Bank, as trustee, relating to the $14,700,000 Revenue Bonds (Leisure Park Project), Series 1997A.

“Leisure Park Guarantee Exclusion Amount” means up to $14,700,000 of obligations constituting the Leisure Park Guarantee to the extent that such obligations are the subject of an undisputed indemnity by Barceló Crestline Corporation in favor of the Company that is backed by an indemnity from Senior Housing Properties Trust (but only for such time as Senior Housing Properties Trust has a long term unsecured non credit-enhanced rating of at least “Ba2” or higher from Moody’s and “BB” or higher from S&P and the beneficiary of the Leisure Park Guarantee is not entitled to demand payment thereunder pursuant to the second paragraph of Section 1 thereof).

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect with respect to Committed Loans (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Sublimit” means an amount equal to $100,000,000; provided, that the Letter of Credit Sublimit with respect to the U.S. Dollar Tranche is $100,000,000, with respect to the Alternative Currency Tranche is $0, and, with respect to the New Zealand Dollar Tranche is $0, in each case subject to adjustment as set forth in Section 2.04(l), and the Letter of Credit Sublimit with respect to all other Tranches is $0. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Letter of Credit Tranche” means each of the U.S. Dollar Tranche, the Alternative Currency Tranche and the New Zealand Dollar Tranche.

“Leverage Ratio” means, at any time, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the Test Period then last ended (computed as of the end of such Test Period but on a Pro Forma Basis for events occurring after the end of such Test Period and on or prior to the relevant Determination Date).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereafter acquired.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan, a Bid Loan, a Swing Line Loan or a Term Loan (including each 2012 Incremental Term Loan).

“Loan Documents” means this Agreement, each Designated Borrower Request, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, each Fee Letter, the Company Guaranty, the Subsidiaries Guaranty, the Pledge and Security Agreement and the other Security Documents.

“Loan Modification Agreement” means a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Company, the other Loan Parties, one or more Accepting Lenders and the Administrative Agent.

“Loan Modification Offer” has the meaning specified in Section 2.22(a).

“Loan Parties” means, collectively, the Company, each Designated Borrower and each Guarantor.

“Look-Through Subsidiary” means a Wholly-Owned Subsidiary of the Company that is not recognized as existing and is treated as part of the Company for federal income tax purposes (such as, but not limited to, a single member limited liability company or a partnership in which the sole partners are the Company and/or other Look-Through Subsidiaries).

“Management Agreements” means all agreements with respect to the management of a Hotel Property or other Real Property owned or leased by the Company or any of its Subsidiaries. With respect to each Hotel Property acquired after the Closing Date, the terms and conditions of the Management Agreement with respect thereto shall be generally consistent with those contained in Management Agreements as in effect on the Closing Date, with any material inconsistencies which could reasonably be expected to adversely affect the Company’s ability to repay the Obligations, the rights and remedies of the Lenders under the Loan Documents or, in the Company’s reasonable estimation, the ability to comply with the Financial Covenants, and Section 7.18(b) to be approved by the Administrative Agent, and the manager thereunder shall be a Permitted Facility Manager.

“Mandatory Costs” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Marriott International” means Marriott International, Inc., a Delaware corporation.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material adverse change in, or a material adverse effect upon, the ability of the Company to repay the Obligations under the Loan

Documents; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of the Loan Documents against the Loan Parties taken as a whole; or (d) a material adverse change in any of the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

“Maturity Date” means (a) as to all Committed Loans and all Bid Loans, the later of (i) November 21, 2015 and (ii) if the maturity is extended pursuant to Section 2.15 or Section 2.22, as applicable, such extended maturity date determined pursuant to such Section; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day, (b) as to the 2012 Incremental Term Loans, the 2012 Incremental Term Loan Maturity Date and (c) as to any other Term Loans, the date set forth in the Term Loan Supplement applicable to such other Term Loans.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means (a) with respect to any Asset Sale other than the sale of Capital Stock in a Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all Taxes (including Taxes of HHRI) actually paid or payable as a result of such Asset Sale by the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the Obligations, the Company Guaranty or the Subsidiaries Guaranty) or any other obligations (other than the Obligations ) outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale, (iv) amounts reserved by the Company and its Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP and (v) unless Taxes thereon are paid by HHRI as set forth in clause (ii) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve HHRI’s status as a REIT (provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly-Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company’s direct or indirect percentage ownership interest in such Person) and (b) with respect to any issuance or sale of any Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney’s fees, accountant’s fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly-Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company’s direct or indirect percentage ownership interest in such Person). Notwithstanding the foregoing, Net Cash Proceeds in respect of any Asset Sale shall be net of any proceeds from such Asset Sale that are designated by the Company to be applied to the voluntary prepayment of Loans (so long as, with respect to Committed Loans and Bid Loans, as to which there is a permanent reduction in the Aggregate Commitments).

“New Senior Note Indenture” means any Indenture entered into after November 22, 2011 by the Company and subsidiary guarantors to be named therein, together with all supplemental indentures, amendments or amendments and restatements relating thereto; provided, that the Company shall have delivered to the Administrative Agent a copy thereof certified by an Responsible Officer.

“New Term Lender” means any Person after the Restatement Effective Date that provides a Term Loan to the Company or its Subsidiaries pursuant to Section 2.16.

“New Zealand Dollars” and “NZD” mean lawful money of New Zealand.

“New Zealand Dollar Commitment” means, with respect to each Lender, its obligation to make New Zealand Dollar Committed Loans to the Company pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “New Zealand Dollar Commitment” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“New Zealand Dollar Committed Loan” has the meaning specified in Section 2.01(c).

“New Zealand Dollar Lender” means any Person that is a Lender hereunder in respect of the New Zealand Dollar Tranche in its capacity as a Lender in respect of such Tranche.

“New Zealand Dollar Tranche” means, at any time, the aggregate amount of the Lenders’ New Zealand Dollar Commitments at such time.

“New Zealand Dollar L/C Obligations” means all L/C Obligations under Letters of Credit issued under the New Zealand Dollar Tranche.

“Non-Accepting Lender” has the meaning specified in Section 2.22(a).

“Non-Consenting Lender” has the meaning specified in Section 10.01.

“Non-Extension Notice” has the meaning specified in Section 2.03(a)(iii).

“Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, except with respect to Indebtedness of the Borrower, such Indebtedness may be recourse to the Person or Persons that own the assets encumbered by the Lien securing such Indebtedness so long as (x) such Person or Persons do not own any assets that are not subject to such Lien (other than assets customarily excluded from an all assets financing), and (y) in the event such Person or Persons directly or indirectly own Capital Stock in any other Person, all assets of such Person or Persons (other than assets customarily excluded from an all assets financing) are also encumbered by the Lien securing such financing; provided, further, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for Customary Non-Recourse Exclusions shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness; provided, further, that if a personal recourse claim is made in connection therewith, the estimated probable liability in respect of such claim based on the reasonable good faith estimate of the Company based on information provided to the Administrative Agent (which such information may be provided to the Lenders by the Administrative Agent) shall not constitute Non-Recourse Indebtedness for the purpose of this Agreement (unless objected to by the Required Lenders).

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(iv).

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit D.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) at any time that the Guaranty Requirement is in effect, obligations of the Borrowers under any Swap Contract with any Person that at the time it entered into such Swap Contract was a Lender or an Affiliate of a Lender (including, without limitation, all obligations of a Borrower under any guaranty by it of the obligations of one of its Subsidiaries under a Swap Contract with any Person that at the time it entered into such Swap Contract was a Lender or an Affiliate of a Lender) and (c) obligations of the Borrowers under any Treasury Management Agreement with a Treasury Management Lender.

“Operating Agreements” means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any of its Restricted Subsidiaries or any Guarantor, on the one hand, and Marriot International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any of its Restricted Subsidiaries or any Guarantor, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary or Guarantor, as applicable.

“Operating Lease” means a lease or sublease involving the Company or any Subsidiary thereof, as lessor, which lease shall provide for rent payments which in the aggregate with all other existing Operating Leases provide an economic return to the lessor thereunder generally comparable to the economic returns provided to the lessors from the rent payments under the Operating Leases in existence on the Closing Date. With respect to each Hotel Property acquired after the Closing Date, the terms and conditions of the Operating Lease with respect thereto shall be generally consistent with those contained in Operating Leases as in effect on the Closing Date, with any material inconsistencies which could reasonably be expected to adversely affect the Company’s ability to repay the Obligations or the rights and remedies of the Lenders under the Loan Documents or, in the Company’s reasonable estimation, the ability to comply with the Financial Covenants, and Section 7.18(b) to be approved by the Administrative Agent.

“OP Units” mean the partnership units of the Company.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction including any unanimous shareholder agreement or declaration relating to the corporation), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the recitals above.

“Other Hedging Agreement” means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document including any interest, additions to tax or penalties applicable thereto.

“Outstanding Amount” means (a) with respect to Committed Loans, Bid Loans, Swing Line Loans and Term Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, Bid Loans, Swing Line Loans and Term Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts. For the purpose of determining whether the Financial Covenants shall be applicable, all L/C Obligations that are fully Cash Collateralized in accordance with the terms of this Agreement shall be deemed to be zero.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permit” means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Law.

“Permitted Amendment” has the meaning specified in Section 2.22(c).

“Permitted Facility Manager” means, with respect to each Hotel Property, the following companies and/or their Subsidiaries: Marriott International, Inc.; Starwood Hotels & Resorts Worldwide, Inc.; Hyatt Corporation; Four Seasons Hotel Limited; Swissôtel Management (USA) L.L.C.; Hilton Worldwide, Inc.; Fairmont Hotels & Resorts Inc.; InterContinental Hotels Group PLC; Interstate Hotels Corporation; Barceló Crestline Corporation; Accor; and Delta Hotels Limited (or, in the case of each of the foregoing, a successor thereto (so long as such successor remains a first-class nationally recognized hotel management company)), or another first-class hotel management company in good standing, as determined in the sole discretion of the Company, which may include operators of select service hotels.

“Permitted Investments” means any of the following: (a) Investments in Cash Equivalents, (b) Interest Rate Protection Agreements and Other Hedging Agreements, (c) securities received in connection with an Asset Sale so long as such Asset Sale complied with this Agreement, including Section 7.08, (d) Permitted Mortgage Investments and (e) securities received from or in connection with the sale of FF&E at a Hotel Property to a Subsidiary of the Company that is an Approved Lessee so long as the Company shall have reasonably determined in good faith that such sale is necessary in order to avoid the characterization for tax purposes of any portion of the rent payable under the related Operating Lease as rent not attributable to real property (allowing reasonable margins with respect to applicable limitations).

“Permitted Liens” means any of the following: (a) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, (b) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, (c) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (d) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto, and (e) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation.

“Permitted Mortgage Investment” means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Subsidiaries) owning such real estate assets; provided that (a) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements, (b) such real estate assets are owned by a partnership, limited liability company or other entity which is controlled by the Company or a Subsidiary thereof as a general partner, managing member or through similar means, or (c) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (a) and (b) above), determined at the time each such Investment was made, does not exceed 10% of Adjusted Total Assets after giving effect to such Investment.

“Permitted REIT Subsidiary” means a Wholly-Owned Subsidiary of HHRI which engages in no significant business, has no material liabilities and otherwise has no material assets other than (a) equity interests in other Permitted REIT Subsidiaries, (b) OP Units, (c) de minimis interests in Subsidiaries of the Company or (d) de minimis equity interests in Persons other than Subsidiaries of HHRI provided that (i) in the case of this clause (d), Investments in such Persons shall only be made for the purpose of effecting an acquisition by the Company or a Subsidiary thereof permitted under this Agreement and immediately following the consummation of such acquisition the applicable Permitted REIT Subsidiary shall not own any Investment other than those described in clauses (a) through (c) of this definition and (ii) the aggregate value of all Investments described in clauses (c) and (d) of this definition at any time outstanding (measured by the book value thereof as of the date each such Investment is made) shall not exceed $10,000,000.

“Permitted Sharing Arrangements” means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and HHRI and/or one or more other Subsidiaries of HHRI, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (a) such Permitted Sharing Arrangements are, in the determination of management of the Company or its Subsidiaries in the best interests of the Company or its Subsidiaries and (b) the liabilities of the Company and its Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

“Permitted Tax Payments” means payment of any liability of HHRI, the Company or any of their respective Subsidiaries for all Federal, state, provincial, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.11.

“Pledge and Security Agreement” means the Pledge and Security Agreement substantially in the form of Exhibit H or if requested by the Company, any other form approved by the Administrative Agent.

“Pledge and Security Agreement Collateral” has the meaning provided in the Pledge and Security Agreement.

“Pledge and Security Agreement Requirement” means that each Pledgor shall have duly authorized, executed and delivered a Pledge and Security Agreement covering all of such Pledgor’s present and future Pledge and Security Agreement Collateral, together with:

a) proper financing statements (Form UCC-1) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge and Security Agreement;

b) certified copies of requests for information or copies, or equivalent reports, listing all effective financing statements that name such Pledgor as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (Form UCC-1) that name such Pledgor as debtor (none of which shall cover the Pledge and Security Agreement Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) for filing);

c) evidence of the completion of (or the Collateral Agent shall be reasonably satisfied that arrangements are in place to complete) all other recordings and filings of, or with respect to, the Pledge and Security Agreement as may be necessary to perfect the security interests intended to be created by the Pledge and Security Agreement; and

d) evidence that all other actions necessary to perfect and protect the security interests purported to be created by the Pledge and Security Agreement have been taken (or the Collateral Agent shall be reasonably satisfied that arrangements are in place to perfect such security interests).

“Pledged Securities” has the meaning provided in the Pledge and Security Agreement.

“Pledgor” means the Company and each Domestic Subsidiary of the Company which executes and delivers the Pledge and Security Agreement, or a counterpart thereof, as required by Section 6.14 or any other provision of this Agreement; provided that the Company or any such Subsidiary shall cease to be a Pledgor at such time, if any, as it is released from the Pledge and Security Agreement in accordance with the provisions hereof and thereof.

“Pro Forma Basis” means, with respect to (a) any incurrence, acquisition, assumption or repayment of Indebtedness or (b) any acquisition or sale of a Hotel Property or other assets (or the equity interest of the Person or Persons owning such Hotel Property or other assets), the calculation of the consolidated results of the Company and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Indebtedness, acquisition or sale (and all other Indebtedness incurred, acquired, assumed or repaid or other such acquisitions or sales effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a “Determination Date”) had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

(i) pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of the Calculation Period and prior to the Determination Date, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the Determination Date and (3) any Indebtedness to be incurred on the Determination Date, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof (but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition or Investment);

(ii) the Consolidated Interest Expense of a Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate (or, in the case that such Person or any of its Subsidiaries is a party to an Interest Rate Protection Agreement or hedging obligation (which Interest Rate Protection Agreement or hedging obligation is scheduled to remain in effect for not less than the shorter of (x) a 12-month period immediately following the Determination Date or (y) the remaining term of the Indebtedness to which it relates) that has the effect of causing fixed interest rate Indebtedness to be floating rate interest on the date of computation) shall be computed (other than when computed for the purposes of computing Consolidated EBITDA) on a pro forma basis as if the average rate in effect from the beginning of the period to the end of the period had been the applicable rate for the entire period, unless in the case of floating rate Indebtedness, such Person or any of its Subsidiaries is a party to an Interest Rate Protection Agreement or hedging obligation (which shall remain in effect for the 12-month period immediately following the end of the period) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used;

(iii) there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the Determination Date;

(iv) pro forma effect shall be given to all acquisitions and sales of Hotel Properties and other assets (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties and/or such other assets) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period, provided that in connection with any such acquisitions, pro forma effect (for periods prior to such acquisition) shall be given to the management fees payable pursuant to the respective Management Agreement as if such management fees had been payable throughout the Calculation Period;

(v) any Indebtedness in respect of which an irrevocable prepayment notice has been delivered that results in such Indebtedness being due and payable not later than 30 days after such prepayment notice, the amount of such Indebtedness (and any interest attributable thereto) shall be excluded from the computation of such covenants to the extent the Company shall have unrestricted cash reserves for such payment or shall have committed cash reserves for such payment by way of a deposit arrangement or otherwise; and

(vi) any Qualified Preferred Stock in respect of which an irrevocable redemption or repurchase notice has been delivered that results in such Qualified Preferred Stock being due and payable not later than 30 days after such notice, the amount of such Qualified Preferred Stock shall be excluded from the computation of such covenants to the extent the Company shall have unrestricted cash reserves for such payment or shall have committed cash reserves for such payment by way of a deposit arrangement or otherwise.

In the case of any covenant, other than the Financial Covenants, which require compliance with the covenants of this Agreement on a Pro Forma Basis, compliance with the Financial Covenants shall be required only to the extent that there are any Outstanding Amounts after giving effect to the event giving rise to the need for compliance.

“Procurement Contracts” means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

“Projections” has the meaning specified in Section 5.05(d).

“Qualified Preferred Stock” means any preferred stock or other preference shares of HHRI or the Company, so long as the terms of such preferred stock or other preference shares (a) do not provide any collateral security, (b) do not provide any guaranty or other support by HHRI or any of its Subsidiaries, (c) do not require any cash dividends or cash distributions (other than dividends or distributions payable when and if declared by the Board of Directors of HHRI or the general partner of the Company) or contain any mandatory put, redemption, repayment, sinking fund or other similar provision in each case occurring before the Maturity Date (other than any such provision that can be satisfied, at the election of HHRI or the Company, by the issuance of OP Units or common stock or Qualified Preferred Stock of HHRI), (d) do not contain any covenants other than periodic reporting requirements, (e) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law or listing requirements and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of HHRI, liquidations involving HHRI or dividend arrearages, and (f) do not provide for the conversion into, or the exchange for (unless at the sole discretion of the issuer thereof), debt securities.

“Qualifying Indebtedness” means Indebtedness of the Company under the Senior Note Indenture, the New Senior Note Indenture, and any other Secured Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness under the Loan Documents).

“Reallocation” has the meaning specified in Section 2.20(a).

“Reallocation Agent Notice Deadline” means (a) 12:00 P.M. (New York City time) on the Reallocation Date if the U.S. Dollar Tranche is the Increasing Tranche or Decreasing Tranche, (b) 12:00 P.M. (London time) on the Reallocation Date if the Alternative Currency Tranche is the Increasing Tranche or Decreasing Tranche, (c) 12:00 P.M. (Sydney time) on the Reallocation Date if the New Zealand Dollar Tranche is the Increasing Tranche or Decreasing Tranche, and (d) the time set forth in the applicable Supplemental Addendum on the Reallocation Date if any Supplemental Tranche is the Increasing Tranche or Decreasing Tranche; provided, however, that if, in any case, two different deadlines are implicated, the Reallocation Agent Notice Deadline shall be the later of the two deadlines.

“Reallocation Commitment Date” has the meaning specified in Section 2.20(b).

“Reallocation Date” has the meaning specified in Section 2.20(a)

“Reallocation Notice” has the meaning specified in Section 2.20(a).

“Reallocation Purchasing Lenders” has the meaning specified in Section 2.20(d).

“Reallocation Selling Lenders” has the meaning specified in Section 2.20(d).

“Real Property” of any Person means all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Register” has the meaning specified in Section 10.06(c).

“Reinstatement Event” has the meaning specified in Section 6.14(d).

“Related Businesses” shall mean the businesses conducted by the Company and its Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of Directors of the general partner of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release Date” has the meaning specified in Section 6.14(d).

“Relevant Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all capital stock, preferred stock and limited partnership units of the Company.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, (d) with respect to a Swing Line Loan, a Swing Line Loan Notice and (e) with respect to a Borrowing, conversion or continuation of Term Loans, a Term Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Aggregate Commitments (or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, the outstanding amounts of Committed Loans, Bid Loans, L/C Obligations and Swing Line Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition)) plus (b) the aggregate outstanding amount of Term Loans (including outstanding 2012 Incremental Term Loans); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation, and by-laws or other organizational or governing documents of such Person, and all foreign, federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, ERISA, foreign, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws and ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, in each case, applicable to and binding upon such Person, its business or any of its property.

“Responsible Officer” means the chief executive officer, the president, any Authorized Financial Officer, the assistant treasurer, the controller, or any vice president of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party, or any other officer of such Loan Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Loan Party as being authorized to give notices under this Agreement. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means July 25, 2012.

“Restricted Payment” has the meaning given to it in the Governing Senior Note Indenture as in effect on the Closing Date, except the term “Subordinated Indebtedness” used therein shall refer to Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Loans (and other Indebtedness under the Loan Documents).

“Restricted Subsidiary” has the meaning specified in the Governing Senior Note Indenture.

“Returns” has the meaning specified in Section 5.09.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02; and (iii) if a revaluation has not occurred pursuant to clause (a)(i) or (a)(ii) during any calendar quarter, March 31, June 30, September 30 or December 31 (or, if such date is not a Business Day, the next Business Day immediately following such date) of each calendar year relating to the quarter for which no revaluation was made pursuant to clause (a)(i) or (a)(ii), as applicable; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) the first Business Day of each month of each calendar year; and (c) if required by the Administrative Agent or the Required Lenders of any Tranche, any date on which the Dollar Equivalent of the Outstanding Amount in respect of any Tranche, as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception, would result in an increase in the Dollar Equivalent of such Outstanding Amount by 10% or more since the most recent prior Revaluation Date. Notwithstanding anything to the contrary contained in this definition, at any time that a Specified Default or Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any Outstanding Amount denominated in an Alternative Currency at such times as it may determine in its sole discretion.

“Roll Forward Amount” means, with respect to any covenant that permits an action to be taken in a fiscal year with reference to Adjusted Total Assets, the sum of (x) the “Roll Forward Amount” as defined in the Existing Credit Agreement through the fiscal year ended December 31, 2010, which amount is set forth on Schedule 1.01A, plus (y) the cumulative unused Dollar amount relating to such action referred to in such covenant from all prior fiscal years commencing with and including the full fiscal year ending nearest to December 31, 2011 (it being understood that such unused amounts shall be calculated independently for each covenant that references a Roll Forward Amount, irrespective of any application of such Roll Forward Amount for the purpose of another covenant). For purposes of computing the Roll Forward Amount attributable to any fiscal year, the unused Dollar amount shall be determined according to the Adjusted Total Assets measured as of the end of such fiscal year. The unused amount for any period during which the limitations in Section 7.10(a) or 7.11(a) shall not be in effect shall be the unused amount as if the Leverage Ratio had been equal to or greater than 6.00:1:00 at all times from and after the Closing Date. In no event shall the Roll Forward Amount be negative.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions such Alternative Currency.

“Screen Rate” means, with respect to each Supplemental Currency, the page or service displaying the applicable interest rate relating to such Supplemental Currency as set forth in the applicable Supplemental Addendum.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Creditors” has the meaning provided in the Pledge and Security Agreement.

“Secured Indebtedness” means any Indebtedness or Disqualified Stock secured by a Lien (other than any Permitted Lien (as defined in the Governing Senior Note Indenture)) upon the property of the Company or any of its Subsidiaries.

“Securities” has the meaning specified in the Pledge and Security Agreement.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Security Documents” means, unless terminated at any time in accordance the provisions of this Agreement, the Pledge and Security Agreement and any other pledge or similar agreement executed and delivered by a Pledgor after the Closing Date pursuant to Section 6.13 or Section 6.14 or any other provision of this Agreement or the Pledge and Security Agreement.

“Senior Note Documents” means the Governing Senior Note Indenture, the New Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes.

“Senior Note Indenture” means the Indenture, dated as of August 5, 1998, among the Company (successor to HMH Properties, Inc.), the subsidiary guarantors named therein and Marine Midland Bank as Trustee, together with all supplemental indentures, amendments or amendments and restatements relating to the Senior Notes but without giving effect to any covenant amendments implemented pursuant to such supplemental indentures, amendments or amendments and restatements.

“Senior Note Indenture Default” means a Default or Event of Default under the Governing Senior Note Indenture or New Senior Note Indenture, in each case as defined therein.

“Senior Notes” means each of the Company’s (a) $350,000,000 5 1/4% Series A Senior Notes due March 2022, (b) $650,000,000 6 3/8% Series O Senior Notes due March 2015, (c) $800,000,000 6 3/4% Series Q Senior Notes due June 2016, (d) $400,000,000 9% Series T Senior Notes due May 2017, (e) $500,000,000 6 % Series V Senior Notes due November 2020, (f) $500,000,000 5 7/8% Series X Senior Notes due June 2019, (g) $300,000,000 6% Series Z Senior Notes due November 2021, (h) $175,000,000 3 1/4% Exchangeable Senior Debentures due April 2024, (i) $420,986,000 2 5/8% Exchangeable Senior Debentures due April 2027, (j) $400,000,000 2 1/2% Exchangeable Senior Debentures due October 2029 and (k) other issues of senior notes issued pursuant to the Senior Note Indenture or the New Senior Note Indenture.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on August 5, 1998.

“Single Employer Plan” has the meaning specified in Section 5.10(a).

“Special Notice Currency” means at any time an Alternative Currency that is not a currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Alternative Currency Swing Line Sublimit” means, initially $50,000,000, as such amount may be adjusted from time to time pursuant to Section 2.05(e).

“Specified Default” means any Default or Event of Default under Sections 8.01(a), 8.01(b) (solely as a result of a failure to comply with Section 6.11(a), 6.11(b) or 6.11(d)), 8.01(f) or 8.01(j).

“Specified Domestic Swing Line Sublimit” means, initially $50,000,000, as such amount may be adjusted from time to time pursuant to Section 2.05(d).

“Specified Indenture” means (i) initially, the Nineteenth Supplemental Indenture dated April 4, 2006, supplementing the Senior Note Indenture, providing for the issuance of the Company’s 6-3/4% Series P Senior Notes due 2016 and 6-3/4% Series Q Senior Notes due 2016, and (ii) at any time that said Nineteenth Supplemental Indenture is the Governing Senior Note Indenture, the Thirty-Sixth Supplemental Indenture dated October 25, 2010, supplementing the Senior Note Indenture, providing for the issuance of the Company’s 6% Series U Senior Notes due 2020 and 6% Series V Senior Notes due 2020.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiaries Guaranty” means the Subsidiaries Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G-2.

“Subsidiary” means, with respect to any Person, at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

“Subsidiary Guarantor” means any Subsidiary party from time to time to the Subsidiaries Guaranty.

“Subsidiary Indebtedness” means, without duplication, all Unsecured Indebtedness (including Contingent Obligations (other than Contingent Obligations incurred by Subsidiaries in respect of Secured Indebtedness)) of which a Subsidiary other than a Guarantor is the obligor. Obligations under this Agreement shall not constitute Subsidiary Indebtedness. A release under the Subsidiaries Guaranty of a Guarantor which remains a Subsidiary shall be deemed to be an incurrence of Subsidiary Indebtedness in amount equal to the Company’s proportionate interest in the Unsecured Indebtedness of such Guarantor.

“Supplemental Addendum” has the meaning specified in Section 2.21.

“Supplemental Borrower” means the applicable Borrower or Borrowers that is or are designated as the Borrower or Borrowers with respect to a particular Supplemental Tranche in accordance with Section 2.21.

“Supplemental Currency” has the meaning specified in Section 2.21.

“Supplemental Tranche” has the meaning specified in Section 2.21.

“Supplemental Tranche Committed Loan” has the meaning specified in Section 2.01(d).

“Supplemental Tranche Commitment” means, with respect to each Lender, its obligation to make Supplemental Tranche Committed Loans to the Borrowers pursuant to Section 2.01(d), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Supplemental Tranche Commitments” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Supplemental Tranche Effective Date” has the meaning specified in Section 2.21.

“Supplemental Tranche Request” has the meaning specified in Section 2.21.

“Swap Contract” means (a) any Interest Rate Protection Agreement, (b) any Other Hedging Agreement, (c) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (d) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Obligations” means obligations of the Borrowers under any Swap Contract with any Person that at the time it entered into such Swap Contract was a Lender or an Affiliate of any Lender.

“Swing Line Borrowing” means, as the context may require, an Alternative Currency Swing Line Borrowing, a Canadian Dollar Swing Line Borrowing or a Domestic Swing Line Borrowing.

“Swing Line Lender” means, as the context may require, the Alternative Currency Swing Line Lender, the Canadian Dollar Swing Line Lender or the Domestic Swing Line Lender.

“Swing Line Loan” means, as the context may require, an Alternative Currency Swing Line Loan, a Canadian Dollar Swing Line Loan or a Domestic Swing Line Loan.

“Swing Line Loan Notice” means, as the context may require, an Alternative Currency Swing Line Loan Notice, a Canadian Dollar Swing Line Loan Notice or a Domestic Swing Line Loan Notice.

“Swing Line Repayment Date” has the meaning specified in Section 2.05(a)(iii).

“Swing Line Sublimit” means, as the context may require, the Alternative Currency Swing Line Sublimit, the Canadian Dollar Swing Line Sublimit or the Domestic Swing Line Sublimit.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxable Income” means Real Estate Investment Trust Taxable Income as defined in Section 857(b) of the Code.

“Taxable REIT Subsidiary” means any Subsidiary of the Company that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code on or after January 1, 2001, or a Subsidiary of such Taxable REIT Subsidiary.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Term Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Term Loan Commitment” means, as to any New Term Lender, the commitment of such New Term Lender to make Term Loans.

“Term Loan Notice” means a notice of (a) a Borrowing of a Term Loan, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Term Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C-4.

“Term Loan Supplement” means, with respect to any new tranche of Term Loans, a supplement to this Agreement in a form approved by the Administrative Agent and the Company setting forth the terms of such new tranche of Term Loans.

“Term Loans” means the 2012 Incremental Term Loans and any additional tranche of term loans made pursuant to Section 2.16.

“Test Period” means each period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Reallocation Amount” has the meaning specified in Section 2.20(a).

“Total Unencumbered Assets” as of any date means the sum of (a) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (b) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of the Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein).

“Tranche” means each of the U.S. Dollar Tranche, the Alternative Currency Tranche, the New Zealand Dollar Tranche and each Supplemental Tranche.

“Tranche Required Lenders” means, at any time, with respect to a Tranche, Lenders under such Tranche owed or holding greater than 50% of the sum of the Outstanding Amount of such Tranche and the aggregate unused Commitments relating to such Tranche at such time.

“Treasury Management Agreement” means any treasury, depository or cash management arrangements, services or products, including, without limitation, overdraft services and automated clearinghouse transfers of funds.

“Treasury Management Lender” means any Person that, at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Treasury Management Agreement.

“Treasury Management Obligations” means the obligations of the Borrowers under any Treasury Management Agreement with a Treasury Management Lender.

“Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan and (c) with respect to a Term Loan (including a 2012 Incremental Term Loan), its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Twelfth Supplemental Indenture” means the Amended and Restated Twelfth Supplemental Indenture dated July 28, 2004, to the Senior Note Indenture, as such Amended and Restated Twelfth Supplemental Indenture is in effect on the Closing Date.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company, the Guarantors or any of their Subsidiaries plus capital improvements) of real estate assets of the Company, the Guarantors or any of their Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein).

“Unencumbered Consolidated EBITDA” means, for any period, that portion of Consolidated EBITDA for such period attributable to those assets which are (a) not encumbered by Liens and (b) not owned by Subsidiaries of the Company that have Subsidiary Indebtedness.

“Unfunded Current Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“Unsecured Consolidated Interest Expense” means, for any period, that portion of Consolidated Interest Expense attributable to Indebtedness that is neither Secured Indebtedness nor Subsidiary Indebtedness.

“Unsecured Indebtedness” means any Indebtedness or Disqualified Stock of the Company or any of its Subsidiaries that is not Secured Indebtedness.

“Unsecured Interest Coverage Ratio” means, for any period, the ratio of (a) Unencumbered Consolidated EBITDA for such period to (b) Unsecured Consolidated Interest Expense for such period.

“U.S. Dollar Commitment” means, with respect to each Lender, (a) its obligation to make U.S. Dollar Committed Loans to the Company pursuant to Section 2.01(a), (b) to purchase participations in L/C Obligations and (c) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Dollar Commitment” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“U.S. Dollar Committed Loan” has the meaning specified in Section 2.01(a).

“U.S. Dollar Lender” means any Person that is a Lender hereunder in respect of the U.S. Dollar Tranche in its capacity as a Lender in respect of such Tranche.

“U.S. Dollar L/C Obligations” means all L/C Obligations under Letters of Credit issued under the U.S. Dollar Tranche.

“U.S. Dollar Tranche” means, at any time, the aggregate amount of the Lenders’ U.S. Dollar Commitments at such time.

“Wholly-Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

“Yen” and “¥” mean lawful money of Japan.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) any reference to “L/C Issuer” shall refer to any L/C Issuer, each L/C Issuer, the applicable L/C Issuer or all L/C Issuers as the context may require and (viii) unless the context otherwise requires, any reference to “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (excluding financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any financial covenant or covenant contained herein requiring calculations that are determined with reference to GAAP, such compliance shall be determined in accordance with GAAP as in effect on the date of the Original Credit Agreement; provided, however, (1) all computations made under this Agreement (whether or not such computations specifically reference GAAP) relating to the notional amount of acquired indebtedness or interest expense associated with such indebtedness shall be made without giving effect to any generally accepted accounting principles requiring that such acquired indebtedness be marked to market, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities will be disregarded, (2) any generally accepted accounting principles requiring (x) any fair value adjustment that would cause any acquired Indebtedness or contracts to be marked to market, (y) the recording of convertible debt at fair value and (z) acquisition costs that were capitalized prior to the adoption of FASB 141-R (subsequent to the codification, this standard is now included in FASB ASC 805) to be expensed as incurred shall, in each case, be disregarded, and (3) in the case of any computations made under Sections 2.06(f), 7.10(b) (other than the computation of the Leverage Ratio), 7.11(b) (other than the computation of the Leverage Ratio) and 7.18 and any other section of this Agreement referring to computations under such sections means generally accepted accounting principles in the United States of America as in effect as of August 5, 1998 (or such other date as may be applicable pursuant to the Governing Senior Note Indenture), including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America.

1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Exchange Rates; Currency Equivalents.

a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalents of Credit

Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent or the L/C Issuer, as applicable.

b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.08 Additional Alternative Currencies.

a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency Lenders, the New Zealand Dollar Lenders or the Supplemental Lenders depending on the Tranche under which Borrowings in such currency are to be made (the “Authorizing Lenders”); and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other later time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Authorizing Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Authorizing Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

c) Any failure by an Authorizing Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Authorizing Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Authorizing Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company, and Borrowings of Eurocurrency Rate Loans in such currency under the applicable Tranche shall thereupon be permitted hereunder; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and issuances of Letters of Credit in such currency shall be permitted hereunder. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company and Credit Extensions in such requested additional currency shall not be permitted hereunder.

1.09 Change of Currency.

a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after November 22, 2011 shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time in consultation with the Company specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in consultation with the Company to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency,

d) Notwithstanding the foregoing, no change of construction pursuant to this Section 1.09 shall reduce or increase any actual or contingent liability arising under this Agreement.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

a) U.S. Dollar Committed Loans. Each Lender with a U.S. Dollar Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each a “U.S. Dollar Committed Loan”) in Dollars to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed such Lender’s U.S. Dollar Commitment at such time; provided, however, that after giving effect to any Committed Borrowing under this Section 2.01(a), (i) the Outstanding Amount of Committed Loans, Bid

Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Committed Loans, Swing Line Loans and L/C Obligations under the U.S. Dollar Tranche shall not exceed the Applicable Sublimit and (iii) the aggregate Outstanding Amount of the U.S. Dollar Committed Loans of any Lender, plus such Lender’s Applicable U.S. Dollar Percentage of the Outstanding Amount of all U.S. Dollar L/C Obligations, plus such Lender’s Applicable U.S. Dollar Percentage of the Outstanding Amount of all Domestic Swing Line Loans shall not exceed such Lender’s U.S. Dollar Commitment. Within the limits of each Lender’s U.S. Dollar Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06, and reborrow under this Section 2.01(a). U.S. Dollar Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

b) Alternative Currency Committed Loans. Each Lender with an Alternative Currency Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each an “Alternative Currency Committed Loan”) in Dollars or in Alternative Currency Committed Foreign Currencies to the Company or, solely in the case of Canadian Dollars, to the Canadian Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed such Lender’s Alternative Currency Commitment at such time; provided, however, that after giving effect to any Committed Borrowing under this Section 2.01(b), (i) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Committed Loans, Swing Line Loans and L/C Obligations under the Alternative Currency Tranche shall not exceed the Applicable Sublimit, and (iii) the aggregate Outstanding Amount of the Alternative Currency Committed Loans of any Lender, plus such Lender’s Applicable Alternative Currency Percentage of the Outstanding Amount of all Alternative Currency L/C Obligations, plus such Lender’s Applicable Alternative Currency Percentage of the Outstanding Amount of all (x) Alternative Currency Swing Line Loans and (y) Canadian Dollar Swing Line Loans, shall not exceed such Lender’s Alternative Currency Commitment. Within the limits of each Lender’s Alternative Currency Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Alternative Currency Committed Loans (other than Alternative Currency Committed Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein but except as provided in Section 3.02 and Section 3.03.

c) New Zealand Dollar Committed Loans. Each Lender with a New Zealand Dollar Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each a “New Zealand Dollar Committed Loan”) in Dollars, Alternative Currency Committed Foreign Currencies and New Zealand Dollars to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed such Lender’s New Zealand Dollar Commitment at such time; provided, however, that after giving effect to any Committed Borrowing under this Section 2.01(c), (i) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Committed Loans and L/C Obligations under the New Zealand Dollar Tranche shall not exceed the Applicable Sublimit, and (iii) the aggregate Outstanding Amount of the New Zealand Dollar Committed Loans of any Lender, plus such Lender’s Applicable New Zealand Dollar Percentage of the Outstanding Amount of all New Zealand L/C Obligations shall not exceed such Lender’s New Zealand Dollar Commitment.

Within the limits of each Lender’s New Zealand Dollar Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.06, and reborrow under this Section 2.01(c). New Zealand Dollar Committed Loans (other than New Zealand Dollar Committed Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein but except as provided in Section 3.02 and Section 3.03.

d) Supplemental Tranche Committed Loans. Each Lender with a Supplemental Tranche Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each an “Supplemental Tranche Committed Loan”) in Dollars, Alternative Currency Committed Foreign Currencies and the applicable Supplemental Currency to the Supplemental Borrowers from time to time on any Business Day during the period from the Supplemental Tranche Effective Date with respect to such Supplemental Tranche until the end of the Availability Period in an aggregate amount not to exceed such Lender’s Supplemental Tranche Commitment at such time; provided, however, that after giving effect to any Committed Borrowing under this Section 2.01(d), (i) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Committed Loans under the Supplemental Tranche shall not exceed the Applicable Sublimit, and (iii) the aggregate Outstanding Amount of the Supplemental Tranche Committed Loans of any Lender shall not exceed such Lender’s Supplemental Tranche Commitment. Within the limits of each Lender’s Supplemental Tranche Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(d), prepay under Section 2.06, and reborrow under this Section 2.01(d). Supplemental Tranche Committed Loans (other than Supplemental Tranche Committed Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein but except as provided in Section 3.02 and Section 3.03.

e) Selection of Tranches. The applicable Borrowers may borrow from one or more Tranches selected by the Company, but each Committed Borrowing within a Tranche shall be made in a currency permitted under such Tranche of the same Type made simultaneously by all Lenders with a Commitment with respect to such Tranche ratably according to their Commitments with respect to such Tranche.

f) Term Loans. Subject to and upon the terms and conditions set forth herein, each 2012 Incremental Term Loan Lender severally agrees on the Restatement Effective Date to make a 2012 Incremental Term Loan to the Company in Dollars in a principal amount equal to such 2012 Incremental Term Loan Lender’s 2012 Incremental Term Loan Commitment, which 2012 Incremental Term Loans shall, at the option of the Company, be incurred and maintained as, and/or converted into, Base Rate Term Loans or Eurocurrency Rate Term Loan Loans, provided that except as otherwise specifically provided herein, all 2012 Incremental Term Loans comprising the same Borrowing shall be of the same Type. Any 2012 Incremental Term Loans that are prepaid or repaid may not be reborrowed. The 2012 Incremental Term Loans shall rank pari passu in right of payment and of security (if any) with the Committed Loans and Bid Loans. The commitment, if any, of Lenders to make other Term Loans shall be set forth in a Term Loan Supplement executed by the applicable Borrowers, the New Term Loan Lenders providing such other Term Loans, the Administrative Agent and the Collateral Agent. No Lender shall be obligated to execute any Term Loan Supplement, including any supplement for additional 2012 Incremental Term Loans. The Company shall not have any obligation to offer to any Lender the opportunity to increase its commitment to make 2012 Incremental Term Loans.

2.02 Borrowings, Conversions and Continuations of Loans.

a) Each Committed Borrowing and each Term Loan Borrowing, each conversion of Committed Loans or Term Loans (including each 2012 Incremental Term Loan) from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days (or, solely with respect to any Borrowing of Eurocurrency Rate Term Loans made on the Restatement Effective Date, two Business Days) prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in Dollars or of Eurocurrency Rate Term Loans or of any conversion of Eurocurrency Rate Committed Loans denominated in Dollars or Eurocurrency Rate Term Loans to Base Rate Committed Loans or Base Rate Term Loans, as applicable, (ii) three Business Days (or four Business Days in the case of Australian Dollars, New Zealand Dollars or Yen and four or five Business Days in the case of any other Special Notice Currency, as determined by the Administrative Agent and specified to the Company) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans or Base Rate Term Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Committed Loans for a Tranche or Eurocurrency Rate Term Loans for Term Loans of the same Borrowing, in each case having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Dollars or Eurocurrency Rate Term Loans, or (ii) four Business Days (or five Business Days in the case of Australian Dollars, New Zealand Dollars or Yen and five or six Business Days in the case of any other Special Notice Currency, as determined by the Administrative Agent and specified to the Company) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such Tranche (or in the case of Eurocurrency Rate Term Loans of the same Borrowing, the Term Lenders holding such Loans) of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Dollars or Eurocurrency Rate Term Loans, or (ii) three Business Days (or four Business Days in the case of Australian Dollars, New Zealand Dollars or Yen and four or five Business Days in the case of any other Special Notice Currency, as determined by the Administrative Agent and specified to the Company) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders of such Tranche (or in the case of Eurocurrency Rate Term Loans of the same Borrowing, the Term Lenders holding such Loans). Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the

Administrative Agent of a written Committed Loan Notice or Term Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Committed Loans or Base Rate Term Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice or Term Loan Notice (in each case, whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a Term Loan Borrowing, a conversion of Committed Loans or Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans or Term Loans to be borrowed, converted or continued, (iv) the Type and Tranche of Committed Loans or Term Loans to be borrowed or to which existing Committed Loans or Term Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) with respect to Committed Loans, the currency of the Committed Loans to be borrowed and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Tranche of a Committed Loan in a Committed Loan Notice, then the Committed Loans so requested shall be deemed to be a request for a Committed Borrowing under the U.S. Dollar Tranche if the request is for a Committed Borrowing in Dollars, the Alternative Currency Tranche if the request is for a Committed Borrowing in an Alternative Currency (other than New Zealand Dollars), the New Zealand Dollar Tranche if the request is for a Committed Borrowing in New Zealand Dollars and the Supplemental Tranche if the request is for a Committed Borrowing in a Supplemental Currency. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or a Type of Term Loan in a Term Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans or Term Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Committed Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans in any such Committed Loan Notice or Term Loan Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency or in a different Tranche, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency or reborrowed in another Tranche to the extent permitted herein.

b) Following receipt of a Committed Loan Notice or Term Loan Notice, the Administrative Agent shall promptly notify each Lender of the applicable Class and/or Tranche and/or holders of the same Borrowing of Term Loans of the amount (and, with respect to Committed Loans, currency) of its Applicable Percentage of the applicable Committed Loans or Term Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the applicable Class and/or Tranche and/or holders of the same Borrowing of Term Loans of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in an Alternative Currency, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Committed Loan Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.

c) Except as otherwise provided herein, a Eurocurrency Rate Committed Loan or Eurocurrency Rate Term Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Committed Loan or Eurocurrency Rate Term Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, converted to or continued as, Eurocurrency Rate Committed Loans (whether in Dollars or any Alternative Currency) or Eurocurrency Rate Term Loans without the consent of the applicable Class Required Lenders and the applicable Class Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Committed Loans denominated in an Alternative Currency be converted into Base Rate Loans in such Alternative Currency on the last day of the then current Interest Period with respect thereto.

d) The Administrative Agent shall promptly notify the Company and the Lenders of the applicable Class of the interest rate applicable to any Interest Period for Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 20 Interest Periods in effect with respect to Committed Loans. After giving effect to all Term Loan Borrowings (including 2012 Incremental Term Loans), all conversions of Term Loans (including 2012 Incremental Term Loans) from one Type to the other, and all continuations of Term Loans (including 2012 Incremental Term Loans) as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Term Loans.

f) No later than 1:00 p.m. on the Restatement Effective Date, each 2012 Incremental Term Loan Lender will make available its 2012 Incremental Term Loan in an aggregate principal amount equal to such 2012 Incremental Term Loan Lender’s 2012 Incremental Term Loan Commitment in the manner provided below. All such amounts will be made available in Dollars and in Same Day Funds at the Administrative Agent’s Office, and, upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent will make available the funds so received available on the Restatement Effective Date to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of the Administrative Agent or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company. The terms on which a New Term Lender shall make available any other Term Loan shall be set forth in the Term Loan Supplement for such other Term Loan.

2.03 Bid Loans.

a) General. Subject to the terms and conditions set forth herein, on the first date on which the Company shall have Investment Grade Status and thereafter for so long as the Company has an Investment Grade Debt Rating, each Committed Loan Lender agrees that the Company may from time to time request the Committed Loan Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to the Borrowers prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time. For the avoidance of doubt, the Company may not request Bid Loans if it does not have an Investment Grade Debt Rating.

b) Requesting Competitive Bids. The Company may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans denominated in Dollars, or (iii) four Business Days (or five Business Days in the case of Australian Dollars, New Zealand Dollars or Yen and five or six Business Days in the case of any other Special Notice Currency, as determined by the Administrative Agent and specified to the Company) prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans denominated in Alternative Currencies. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, (iv) the currency in which the requested Bid Loans are to be denominated and (v) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Company. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Company may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

c) Submitting Competitive Bids.

(i) The Administrative Agent shall promptly notify each Committed Loan Lender of each Bid Request received by it from the Company and the contents of such Bid Request.

(ii) Each Committed Loan Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans, provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Committed Loan Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Committed Loan Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing, (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Committed Loan Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested, (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto, (D) if the proposed Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto, and (E) the identity of the bidding Committed Loan Lender.

(iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Committed Loan Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Committed Loan Lender of any manifest error it detects in such Committed Loan Lender’s Competitive Bid.

(iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

d) Notice to Company of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of

Eurocurrency Margin Bid Loans, the Administrative Agent shall notify the Company of the identity of each Committed Loan Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

e) Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Company (on behalf of itself or the relevant Borrower) shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Company (on behalf of itself or the relevant Borrower) shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company (on behalf of itself or the relevant Borrower) may accept any Competitive Bid in whole or in part; provided that:

(i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

(ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

(iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and

(iv) the Company may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

f) Procedure for Identical Bids. If two or more Committed Loan Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Committed Loan Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Committed Loan Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Committed Loan Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.03(e) shall be deemed rejected.

h) Notice of Eurocurrency Base Rate. If any Bid Borrowing is to consist of Eurocurrency Margin Loans, the Administrative Agent shall determine the Eurocurrency Base Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Committed Loan Lenders that will be participating in such Bid Borrowing of such Eurocurrency Base Rate.

i) Funding of Bid Loans. Each Committed Loan Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Company shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent.

2.04 Letters of Credit.

a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Committed Loan Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Committed Loan Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (w) the aggregate Outstanding Amount of the Committed Loans of any Committed Loan Lender, plus such Committed Loan Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Committed Loan Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Committed Loan Lender’s Commitment, (x) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and the Outstanding Amount of the L/C Obligations under any Tranche shall not exceed the Letter of Credit Sublimit for such Tranche, (y) in respect of any Tranche, the aggregate Outstanding Amount of the Committed Loans of any Committed Loan Lender in respect of such Tranche, plus such Committed Loan Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations in respect of such Tranche, plus such Committed Loan Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans in respect of such Tranche shall not exceed such Committed Loan Lender’s Commitment for such Tranche and (z) the aggregate Outstanding Amount of Committed Loans, Swing Line Loans and L/C Obligations under any Tranche shall not exceed the Applicable Sublimit for such Tranche. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C

Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each L/C Issuer shall notify the Administrative Agent, of the receipt of any application for a Letter of Credit, any repayment of any drawing under any Letter of Credit, the stated amount of all Letters of Credit issued by it, the undrawn amount thereof, the amount of any Unreimbursed Amount in respect thereof and any other information requested from time to time by the Administrative Agent.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Class Required Lenders holding Commitments and/or Committed Loans have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Company provides Cash Collateral in accordance with Section 2.17.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $250,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) any Committed Loan Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Committed Loan Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Committed Loan Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount and currency thereof (which shall be in Dollars or an Alternative Currency) and the Tranche (which shall be a Letter of Credit Tranche) under which such Letter of Credit shall be issued, (C)

the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit, and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended, (B) the proposed date of amendment thereof (which shall be a Business Day), (C) the nature of the proposed amendment, and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Committed Loan Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue the applicable Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Committed Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Committed Loan Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. The Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Committed Loan Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or such later date if the Company provides Cash Collateral in accordance with Section 2.17); provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Committed Loan Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Committed Loan Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline from the Administrative Agent, any Committed Loan Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company, the Committed Loan Lenders and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars. If the Company does not reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Committed Loan Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Committed Loan Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Committed Loan Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer in Dollars at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Honor Date, whereupon, subject to the provisions of Section 2.04(c)(iii), each Committed Loan Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not (x) fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason or (y) otherwise reimbursed by the Company on the Honor Date, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and, subject to Section 2.09(b), shall bear interest at the Default Rate. In such event, each Committed Loan Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Committed Loan Lender in satisfaction of its participation obligation under this Section 2.04.

(iv) Until each Committed Loan Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Committed Loan Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Committed Loan Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Committed Loan Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Committed Loan Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Committed Loan Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Committed Loan Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Committed Loan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Committed Loan Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Committed Loan Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Committed Loan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Committed Loan Lender such Committed Loan Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Committed Loan Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer, which has been distributed to Committed Loan Lenders, pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Committed Loan Lender shall pay to the Administrative Agent for the account of the L/C Issuer such Committed Loan Lender’s Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Committed Loan Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Committed Loan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will notify the L/C Issuer within five Business Days. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

f) Role of L/C Issuer. Each Committed Loan Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer shall be liable to any Committed Loan Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Committed Loan Lenders or the Class Required Lenders in respect of Committed Loans, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any Committed Loan Lender, any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Committed Loan Lender of a Tranche in accordance with its Applicable Percentage for such Tranche, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit under such Tranche equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, the Company shall not have to pay any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04, except (x) to the maximum extent permitted by applicable Law, to the other Committed Loan Lenders in accordance with the upward adjustments in their respective Applicable

Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), and (y) to the extent allocable to the L/C Issuer’s Fronting Exposure in respect of such Defaulting Lender, to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it, at the rate per annum specified in the applicable Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount, in Dollars, of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable by the Company within 15 days following receipt of a reasonably detailed invoice therefor and are nonrefundable.

j) Conflict with Issuer Documents. To the extent the terms of any Issuer Document are inconsistent with, or impose additional material obligations not otherwise set forth herein, the terms of the Loan Documents shall control for such time as the Loan Documents remain in effect.

k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

l) Letters of Credit Issued under Particular Tranche; Changes in the Letter of Credit Sublimit with respect to any Letter of Credit Tranche. Each Letter of Credit may only be issued under a Letter of Credit Tranche. Letters of Credit may not be issued under any other Tranche. Notwithstanding any provision herein to the contrary, the provisions of this Section 2.04 shall, as to any particular Letter of Credit, be applied only to the Tranche under which it was issued and not under any other Tranche, subject to the provisions of Section 2.14. The Company may from time to time increase or decrease the Letter of Credit Sublimit with respect to a Letter of Credit Tranche (but not any other Tranche) by giving written notice to the Administrative Agent and the L/C Issuer specifying (i) the revised Letter of Credit Sublimit for each such Letter of Credit Tranche, which shall be in a whole multiple of $1,000,000, and (ii) the effective date of such change, which shall be a Business Day at least two Business Days after the delivery of such notice, provided, however, (i) the aggregate Letter of Credit Sublimit for all Letter of Credit Tranches shall not exceed $100,000,000 and (ii) the Letter of Credit Sublimit with respect to any Letter of Credit Tranche shall not exceed the aggregate Commitments for such Tranche and shall not be less than the then Outstanding Amount of Letters of Credit issued under such Tranche.

2.05 Swing Line Loans.

a) The Domestic Swing Line.

(i) The Domestic Swing Line. Subject to the terms and conditions set forth herein, the Domestic Swing Line Lender, in reliance upon the agreements of the other Committed Loan Lenders set forth in this Section 2.05, agrees to make loans in Dollars (each such loan, a “Domestic Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Domestic Swing Line Sublimit, notwithstanding the fact that such Domestic Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of U.S. Dollar Committed Loans and U.S. Dollar L/C Obligations of the Lender acting as Domestic Swing Line Lender, may exceed the amount of such Lender’s U.S. Dollar Commitment; provided, however, that after giving effect to any Domestic Swing Line Loan, (i) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the U.S. Dollar Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Dollar L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Domestic Swing Line Loans shall not exceed such Lender’s U.S. Dollar Commitment, (iii) the aggregate Outstanding Amount of the Domestic Swing Line Loans shall not exceed the Domestic Swing Line Sublimit and (iv) the aggregate Outstanding Amount of Committed Loans, Swing Line Loans and L/C Obligations under the U.S. Dollar Tranche shall not exceed the Applicable Sublimit for the U.S. Dollar Tranche, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05(a), prepay under Section 2.06, and reborrow under this Section 2.05(a). Each Domestic Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Domestic Swing Line Loan, each U.S. Dollar Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Domestic Swing Line Lender a risk participation in such Domestic Swing Line Loan in an amount equal to the product of such Lender’s Applicable U.S. Dollar Percentage times the amount of such Domestic Swing Line Loan.

(ii) Borrowing Procedures. Each Domestic Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Domestic Swing Line Lender and the

Administrative Agent, which may be given by telephone. Each such notice must be received by the Domestic Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Domestic Swing Line Lender and the Administrative Agent of a written Domestic Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Domestic Swing Line Lender of any telephonic Domestic Swing Line Loan Notice, the Domestic Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Domestic Swing Line Loan Notice and, if not, the Domestic Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Domestic Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Domestic Swing Line Borrowing (A) directing the Domestic Swing Line Lender not to make such Domestic Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a)(i) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Domestic Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Domestic Swing Line Loan Notice, make the amount of the requested Domestic Swing Line Loan available to the Company (x) at the Domestic Swing Line Lender’s office by crediting the account of the Company on the books of the Domestic Swing Line Lender in Same Day Funds or (y) by wire transfer of such funds in Same Day Funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

(iii) Refinancing of Domestic Swing Line Loans.

(A) Unless the Company has repaid any Domestic Swing Line Loan then outstanding by 11 a.m. on the tenth Business Day after such Loan was made (the “Swing Line Repayment Date”), the Domestic Swing Line Lender or the Administrative Agent shall, no later than 12 noon on the Swing Line Repayment Date, or at any time prior thereto in its sole discretion may, request, on behalf of the Company (which hereby irrevocably authorizes the Domestic Swing Line Lender to so request on its behalf), that each U.S. Dollar Lender make a Base Rate Committed Loan in Dollars to the Company in an amount equal to such Lender’s Applicable U.S. Dollar Percentage of the amount of Domestic Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate U.S. Dollar Commitments and the conditions set forth in Section 4.02. The Domestic Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each U.S. Dollar Lender shall make an amount equal to its Applicable U.S.

Dollar Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Domestic Swing Line Loan) for the account of the Domestic Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments, not later than 1:00 p.m. on the Swing Line Repayment Date, whereupon, subject to Section 2.05(a)(iii)(B), each U.S. Dollar Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Domestic Swing Line Lender.

(B) If for any reason any Domestic Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(a)(iii)(A), the request for Base Rate Committed Loans submitted by the Domestic Swing Line Lender as set forth herein shall be deemed to be a request by the Domestic Swing Line Lender that each of the U.S. Dollar Lenders fund its risk participation in the relevant Domestic Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(a)(iii)(A) shall be deemed payment in respect of such participation.

(C) If any U.S. Dollar Lender fails to make available to the Administrative Agent for the account of the Domestic Swing Line Lender any amount required to be paid by such U.S. Dollar Lender pursuant to the foregoing provisions of this Section 2.05(a)(iii) by the time specified in Section 2.05(a)(iii)(A), the Domestic Swing Line Lender shall be entitled to recover from such U.S. Dollar Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Domestic Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Domestic Swing Line Lender in connection with the foregoing. If such U.S. Dollar Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than such interest and fees) shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Domestic Swing Line Loan, as the case may be, as of the date of such Committed Borrowing or participation. A certificate of the Domestic Swing Line Lender submitted to any U.S. Dollar Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

(D) Each U.S. Dollar Lender’s obligation to make U.S. Dollar Committed Loans or to purchase and fund risk participations in Domestic Swing Line Loans pursuant to this Section 2.05(a)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such U.S. Dollar Lender may have against the Domestic Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each U.S. Dollar Lender’s obligation to make U.S. Dollar Committed Loans pursuant to this Section 2.05(a)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Domestic Swing Line Loans, together with interest as provided herein.

(iv) Repayment of Participations.

(A) At any time after any U.S. Dollar Lender has purchased and funded a risk participation in a Domestic Swing Line Loan, if the Domestic Swing Line Lender receives any payment on account of such Domestic Swing Line Loan, the Domestic Swing Line Lender will distribute to such U.S. Dollar Lender its Applicable U.S. Dollar Percentage thereof in the same funds as those received by the Domestic Swing Line Lender.

(B) If any payment received by the Domestic Swing Line Lender, which has been distributed to Lenders, in respect of principal or interest on any Domestic Swing Line Loan is required to be returned by the Domestic Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Domestic Swing Line Lender in its discretion), each U.S. Dollar Lender shall pay to the Domestic Swing Line Lender its Applicable U.S. Dollar Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Domestic Swing Line Lender. The obligations of the U.S. Dollar Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(v) Interest for Account of Domestic Swing Line Lender. The Domestic Swing Line Lender shall be responsible for invoicing the Company for interest on the Domestic Swing Line Loans. Until each U.S. Dollar Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05(a) to refinance such Lender’s Applicable U.S. Dollar Percentage of any Domestic Swing Line Loan, interest in respect of such Applicable U.S. Dollar Percentage shall be solely for the account of the Domestic Swing Line Lender.

(vi) Payments Directly to Domestic Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Domestic Swing Line Loans directly to the Domestic Swing Line Lender.

b) The Alternative Currency Swing Line.

(i) The Alternative Currency Swing Line. Subject to the terms and conditions set forth herein, the Alternative Currency Swing Line Lender, in reliance upon the agreements of the other Committed Loan Lenders set forth in this Section 2.05, agrees to make loans in Dollars (each such loan, an “Alternative Currency Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Alternative Currency Swing Line Sublimit, notwithstanding the fact that such Alternative Currency Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Alternative Currency Committed Loans and Alternative Currency L/C Obligations of the Lender acting as Alternative Currency Swing Line Lender, may exceed the amount of such Lender’s Alternative Currency Commitment; provided, however, that after giving effect to any Alternative Currency Swing Line Loan, (i) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Alternative Currency Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Alternative Currency L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Dollar Swing Line Loans and Alternative Currency Swing Line Loans shall not exceed such Lender’s Alternative Currency Commitment, (iii) the aggregate Outstanding Amount of the Alternative Currency Swing Line Loans and the Canadian Dollar Swing Line Loans shall not exceed the Specified Alternative Currency Swing Line Sublimit and (iv) the aggregate Outstanding Amount of Committed Loans, Swing Line Loans and L/C Obligations under the Alternative Currency Tranche does not exceed the Alternative Currency Sublimit, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05(b), prepay under Section 2.06, and reborrow under this Section 2.05(b). Each Alternative Currency Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of an Alternative Currency Swing Line Loan, each Alternative Currency Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Alternative Currency Swing Line Lender a risk participation in such Alternative Currency Swing Line Loan in an amount equal to the product of such Lender’s Applicable Alternative Currency Percentage times the amount of such Alternative Currency Swing Line Loan.

(ii) Borrowing Procedures. Each Alternative Currency Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Alternative Currency Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Alternative Currency Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Alternative Currency Swing Line Lender and the Administrative Agent of a written Alternative Currency Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Alternative Currency Swing Line Lender of any telephonic Alternative Currency Swing Line Loan Notice, the Alternative Currency Swing Line

Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Alternative Currency Swing Line Loan Notice and, if not, the Alternative Currency Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Alternative Currency Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Alternative Currency Swing Line Borrowing (A) directing the Alternative Currency Swing Line Lender not to make such Alternative Currency Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(b)(i), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Alternative Currency Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Alternative Currency Swing Line Loan Notice, make the amount of the requested Alternative Currency Swing Line Loan available to the Company (x) at the Alternative Currency Swing Line Lender’s office by crediting the account of the Company on the books of the Alternative Currency Swing Line Lender in Same Day Funds or (y) by wire transfer of such funds in Same Day Funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

(iii) Refinancing of Alternative Currency Swing Line Loans.

(A) Unless the Company has repaid any Alternative Currency Swing Line Loan then outstanding by 11 a.m. on the Swing Line Repayment Date, the Alternative Currency Swing Line Lender or the Administrative Agent shall, no later than 12 noon on the Swing Line Repayment Date, or at any time prior thereto in its sole discretion may, request, on behalf of the Company (which hereby irrevocably authorizes the Alternative Currency Swing Line Lender to so request on its behalf), that each Alternative Currency Lender make a Base Rate Committed Loan in Dollars to the Company in an amount equal to such Lender’s Applicable Alternative Currency Percentage of the amount of Alternative Currency Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Alternative Currency Commitments and the conditions set forth in Section 4.02. The Alternative Currency Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Alternative Currency Lender shall make an amount equal to its Applicable Alternative Currency Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Alternative Currency Swing Line Loan) for the account of the Alternative Currency Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the Swing Line Repayment Date, whereupon, subject to Section

2.05(b)(iii)(B), each Alternative Currency Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Alternative Currency Swing Line Lender.

(B) If for any reason any Alternative Currency Swing Line Loan cannot be refinanced by a Committed Borrowing in accordance with Section 2.05(b)(iii)(A), the request for Base Rate Committed Loans submitted by the Alternative Currency Swing Line Lender as set forth herein shall be deemed to be a request by the Alternative Currency Swing Line Lender that each of the Alternative Currency Lenders fund its risk participation in the relevant Alternative Currency Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(b)(iii)(A) shall be deemed payment in respect of such participation.

(C) If any Alternative Currency Lender fails to make available to the Administrative Agent for the account of the Alternative Currency Swing Line Lender any amount required to be paid by such Alternative Currency Lender pursuant to the foregoing provisions of this Section 2.05(b)(iii) by the time specified in Section 2.05(b)(iii)(A), the Alternative Currency Swing Line Lender shall be entitled to recover from such Alternative Currency Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Alternative Currency Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Alternative Currency Swing Line Lender in connection with the foregoing. If such Alternative Currency Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than such interest and fees) shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Alternative Currency Swing Line Loan, as the case may be, as of the date of such Committed Borrowing or participation. A certificate of the Alternative Currency Swing Line Lender submitted to any Alternative Currency Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

(D) Each Alternative Currency Lender’s obligation to make Alternative Currency Committed Loans or to purchase and fund risk participations in Alternative Currency Swing Line Loans pursuant to this Section 2.05(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Alternative Currency Lender may have against the Alternative Currency Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Alternative Currency Lender’s obligation to make Alternative Currency Committed Loans pursuant to this Section 2.05(b)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Alternative Currency Swing Line Loans, together with interest as provided herein.

(iv) Repayment of Participations.

(A) At any time after any Alternative Currency Lender has purchased and funded a risk participation in an Alternative Currency Swing Line Loan, if the Alternative Currency Swing Line Lender receives any payment on account of such Alternative Currency Swing Line Loan, the Alternative Currency Swing Line Lender will distribute to such Alternative Currency Lender its Applicable Alternative Currency Percentage thereof in the same funds as those received by the Alternative Currency Swing Line Lender.

(B) If any payment received by the Alternative Currency Swing Line Lender, which has been distributed to Lenders, in respect of principal or interest on any Alternative Currency Swing Line Loan is required to be returned by the Alternative Currency Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Alternative Currency Swing Line Lender in its discretion), each Alternative Currency Lender shall pay to the Alternative Currency Swing Line Lender its Applicable Alternative Currency Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Alternative Currency Swing Line Lender. The obligations of the Alternative Currency Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(v) Interest for Account of Alternative Currency Swing Line Lender. The Alternative Currency Swing Line Lender shall be responsible for invoicing the Company for interest on the Alternative Currency Swing Line Loans. Until each Alternative Currency Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05(b) to refinance such Lender’s Applicable Alternative Currency Percentage of any Alternative Currency Swing Line Loan, interest in respect of such Applicable Alternative Currency Percentage shall be solely for the account of the Alternative Currency Swing Line Lender.

(vi) Payments Directly to Alternative Currency Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Alternative Currency Swing Line Loans directly to the Alternative Currency Swing Line Lender.

c) The Canadian Dollar Swing Line.

(i) The Canadian Dollar Swing Line. Subject to the terms and conditions set forth herein, the Canadian Dollar Swing Line Lender, in reliance upon the agreements of the other Committed Loan Lenders set forth in this Section 2.05, agrees to make loans in Canadian Dollars (each such loan, a “Canadian Dollar Swing Line Loan”) to any Canadian Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Dollar Swing Line Sublimit, notwithstanding the fact that such Canadian Dollar Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Alternative Currency Committed Loans and Alternative Currency L/C Obligations of the Lender acting as Canadian Dollar Swing Line Lender, may exceed the amount of such Lender’s Alternative Currency Commitment; provided, however, that after giving effect to any Canadian Dollar Swing Line Loan, (i) the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Alternative Currency Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Alternative Currency L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Dollar Swing Line Loans and Alternative Currency Swing Line Loans shall not exceed such Lender’s Alternative Currency Commitment, (iii) the aggregate Outstanding Amount of the Alternative Currency Swing Line Loans and the Canadian Dollar Swing Line Loans shall not exceed the Specified Alternative Currency Swing Line Sublimit, (iv) the aggregate Outstanding Amount of Committed Loans, Swing Line Loans and L/C Obligations under the Alternative Currency Tranche shall not exceed the Alternative Currency Sublimit and (v) the aggregate Outstanding Amount of Canadian Dollar Swing Line Loans shall not exceed the Canadian Dollar Swing Line Sublimit, and provided, further, that no Canadian Borrower shall use the proceeds of any Canadian Dollar Swing Line Loan to refinance any outstanding Canadian Dollar Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrowers may borrow under this Section 2.05(c), prepay under Section 2.06, and reborrow under this Section 2.05(c). Each Canadian Dollar Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Canadian Dollar Swing Line Loan, each Alternative Currency Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Dollar Swing Line Lender a risk participation in such Canadian Dollar Swing Line Loan in an amount equal to the product of such Lender’s Applicable Alternative Currency Percentage times the amount of such Canadian Dollar Swing Line Loan.

(ii) Borrowing Procedures. Each Canadian Dollar Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Canadian Dollar Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Canadian Dollar Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Canadian Dollar Swing Line Lender and the Administrative Agent of a written Canadian Dollar Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company.

Promptly after receipt by the Canadian Dollar Swing Line Lender of any telephonic Canadian Dollar Swing Line Loan Notice, the Canadian Dollar Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Canadian Dollar Swing Line Loan Notice and, if not, the Canadian Dollar Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Canadian Dollar Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Canadian Dollar Swing Line Borrowing (A) directing the Canadian Dollar Swing Line Lender not to make such Canadian Dollar Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(c)(i) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Dollar Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Canadian Dollar Swing Line Loan Notice, make the amount of the requested Canadian Dollar Swing Line Loan available to the applicable Canadian Borrower (x) at the Canadian Dollar Swing Line Lender’s office by crediting the account of the applicable Canadian Borrower on the books of the Canadian Dollar Swing Line Lender in Same Day Funds or (y) by wire transfer of such funds in Same Day Funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Canadian Borrower or as otherwise instructed by such Canadian Borrower.

(iii) Refinancing of Canadian Dollar Swing Line Loans.

(A) Unless the Company has repaid any Canadian Dollar Swing Line Loan then outstanding by 11 a.m. on the Swing Line Repayment Date, the Canadian Dollar Swing Line Lender or the Administrative Agent shall, no later than 12 noon on the Swing Line Repayment Date, or at any time prior thereto in its sole discretion may, request, on behalf of the Company on behalf of the applicable Canadian Borrower (each of which hereby irrevocably authorizes the Canadian Dollar Swing Line Lender to so request on its behalf), that each Alternative Currency Lender make a Eurocurrency Rate Committed Loan with an Interest Period of one month to the applicable Canadian Borrower in Canadian Dollars in an amount equal to such Lender’s Applicable Alternative Currency Percentage of the amount of Canadian Dollar Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Alternative Currency Commitments and the conditions set forth in Section 4.02. The Canadian Dollar Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Alternative Currency Lender shall make an amount equal to its Applicable Alternative Currency Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the

Administrative Agent may apply Cash Collateral available with respect to the applicable Canadian Dollar Swing Line Loan) for the account of the Canadian Dollar Swing Line Lender at the Administrative Agent’s Office for Canadian Dollar-denominated payments not later than 1:00 p.m. on the Swing Line Repayment Date, whereupon, subject to Section 2.05(c)(iii)(B), each Alternative Currency Lender that so makes funds available shall be deemed to have made an Eurocurrency Rate Committed Loan to the applicable Canadian Borrower in such amount. The Administrative Agent shall remit the funds so received to the Canadian Dollar Swing Line Lender.

(B) If for any reason any Canadian Dollar Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(iii)(A), the request for Eurocurrency Rate Committed Loans submitted by the Canadian Dollar Swing Line Lender as set forth herein shall be deemed to be a request by the Canadian Dollar Swing Line Lender that each of the Alternative Currency Lenders fund its risk participation in the relevant Canadian Dollar Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(iii)(A) shall be deemed payment in respect of such participation.

(C) If any Alternative Currency Lender fails to make available to the Administrative Agent for the account of the Canadian Dollar Swing Line Lender any amount required to be paid by such Alternative Currency Lender pursuant to the foregoing provisions of this Section 2.05(c)(iii) by the time specified in Section 2.05(c)(iii)(A), the Canadian Dollar Swing Line Lender shall be entitled to recover from such Alternative Currency Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Dollar Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Canadian Dollar Swing Line Lender in connection with the foregoing. If such Alternative Currency Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than such interest and fees) shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Canadian Dollar Swing Line Loan, as the case may be, as of the date of such Committed Borrowing or participation. A certificate of the Canadian Dollar Swing Line Lender submitted to any Alternative Currency Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

(D) Each Alternative Currency Lender’s obligation to make Alternative Currency Committed Loans or to purchase and fund risk participations in Canadian Dollar Swing Line Loans pursuant to this Section 2.05(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Alternative Currency Lender may have against the Canadian Dollar Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Alternative Currency Lender’s obligation to make Alternative Currency Committed Loans pursuant to this Section 2.05(c)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Canadian Borrower to repay Alternative Currency Swing Line Loans, together with interest as provided herein.

(iv) Repayment of Participations.

(A) At any time after any Alternative Currency Lender has purchased and funded a risk participation in a Canadian Dollar Swing Line Loan, if the Canadian Dollar Swing Line Lender receives any payment on account of such Canadian Dollar Swing Line Loan, the Canadian Dollar Swing Line Lender will distribute to such Alternative Currency Lender its Applicable Alternative Currency Percentage thereof in the same funds as those received by the Canadian Dollar Swing Line Lender.

(B) If any payment received by the Canadian Dollar Swing Line Lender, which has been distributed to Lenders, in respect of principal or interest on any Canadian Dollar Swing Line Loan is required to be returned by the Canadian Dollar Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Canadian Dollar Swing Line Lender in its discretion), each Alternative Currency Lender shall pay to the Canadian Dollar Swing Line Lender its Applicable Alternative Currency Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Canadian Dollar Swing Line Lender. The obligations of the Alternative Currency Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(v) Interest for Account of Canadian Dollar Swing Line Lender. The Canadian Dollar Swing Line Lender shall be responsible for invoicing the applicable Canadian Borrower for interest on the Canadian Dollar Swing Line Loans. Until each Alternative Currency Lender funds its Eurocurrency Rate Committed Loan or risk participation pursuant to this Section 2.05(c) to fund such Lender’s Applicable Alternative Currency Percentage of any Canadian Dollar Swing Line Loan, interest in respect of such Applicable Alternative Currency Percentage shall be solely for the account of the Canadian Dollar Swing Line Lender.

(vi) Payments Directly to Canadian Dollar Swing Line Lender. The applicable Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Dollar Swing Line Loans directly to the Canadian Dollar Swing Line Lender.

(d) Changes to the Specified Domestic Swing Line Sublimit. The Company may from time to time increase or decrease the Specified Domestic Swing Line Sublimit by giving written notice to the Administrative Agent and each Swing Line Lender specifying (i) the revised Specified Domestic Swing Line Sublimit, which shall be at least $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) the effective date of such change, which shall be a Business Day at least two (2) Business Days after the delivery of such notice, provided, however, (i) the sum of the Specified Domestic Swing Line Sublimit plus the Alternative Currency Swing Line Sublimit shall not exceed $100,000,000, (ii) the Specified Domestic Swing Line Sublimit shall at no time be greater than the Aggregate U.S. Dollar Commitments, and (iii) the Specified Domestic Swing Line Sublimit shall at no time be less than the aggregate outstanding principal amount of all Domestic Swing Line Loans.

(e) Changes to the Specified Alternative Currency Swing Line Sublimit. The Company may from time to time increase or decrease the Specified Alternative Currency Swing Line Sublimit by giving written notice to the Administrative Agent and each Swing Line Lender specifying (i) the revised Specified Alternative Currency Swing Line Sublimit, which shall be at least $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) the effective date of such change, which shall be a Business Day at least two (2) Business Days after the delivery of such notice, provided, however, (i) the sum of the Specified Alternative Currency Swing Line Sublimit plus the Specified Domestic Swing Line Sublimit shall not exceed $100,000,000, (ii) the Specified Alternative Currency Swing Line Sublimit shall at no time be greater than the Aggregate Alternative Currency Commitments, and (iii) the Specified Alternative Currency Swing Line Sublimit shall at no time be less than the aggregate outstanding principal amount of all Alternative Currency Swing Line Loans and Canadian Dollar Swing Line Loans.

2.06 Prepayments.

a) Voluntary Prepayments of Committed Loans, Term Loans and Bid Loans. Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans and Term Loans (including 2012 Incremental Term Loans) and unless otherwise set forth in the Bid Request, Bid Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) one (1) Business Day prior to the date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency other than Australian Dollars, New Zealand Dollars or Yen, (C) four (4) Business Days prior to the date of prepayment of Eurocurrency Rate Loans denominated in Australian Dollars, New Zealand Dollars or Yen and (D) on the date of prepayment of Absolute Rate Loans, Base Rate Committed Loans or Base Rate Term Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in minimum amounts of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Absolute Rate Loans, Base Rate Committed Loans or

Base Rate Term Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans or Term Loans, as applicable, of the Lenders in accordance with their respective Applicable Percentages. Term Loans prepaid pursuant to this Section 2.06(a) may not be reborrowed.

b) [Intentionally Omitted].

c) Voluntary Prepayments of Swing Line Loans. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

d) Excess Usage of Commitments. If for any reason the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations at any time exceed the Aggregate Commitments then in effect, the Borrowers shall promptly, and in any event within one (1) Business Day, prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Loans or of the Loans made under the applicable Tranche, as applicable, such excess remains.

e) Currency Exposure. If the Administrative Agent notifies the Company at any time that the Outstanding Amount as of any Revaluation Date of Committed Loans, Swing Line Loans and L/C Obligations, as applicable, with respect to any Tranche exceeds the Applicable Sublimit for such Tranche then in effect, the Borrowers shall promptly, and in any event within one (1) Business Day, prepay the Loans made under such Tranche and/or Cash Collateralize the L/C Obligations issued under such Tranche, if any, in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(e) unless after the prepayment in full of the Loans or of the Loans made under such Tranche, as applicable, such excess remains.

f) Asset Sales. In the event that the aggregate Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months (such 12 consecutive month period, an “Asset Sale Period”) (x) exceed 1% of Adjusted Total Assets (determined as of the date closest to the commencement of such Asset Sale Period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the Administrative Agent pursuant to Section 6.11) and (y) after giving effect to such Asset Sales, Adjusted Total Assets is less than $10,000,000,000, then during the period commencing 180 days prior to the commencement of such Asset Sale Period and running through the date that is 12 months after the date Net Cash Proceeds so received exceeded 1% of Adjusted Total Assets, an amount equal to the Net Cash Proceeds received during such Asset Sale Period (or, if less, the amount by which Adjusted Total Assets was less than $10,000,000,000 as of the end of the Asset Sale Period) must have been or must be invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing an amount equal to such Net Cash Proceeds are, in fact, so invested, within an additional 180 days pursuant to a transaction otherwise permitted hereunder, (x) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the general partner of the Company will immediately constitute or be part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Subsidiary of the Company) immediately following such transaction, (y) Permitted Mortgage Investments, or (z) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided that concurrently with an Investment specified in clause (z), such entity becomes a Restricted Subsidiary of the Company. Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited hereby. Any Net Cash Proceeds from Asset Sales that are subject to the requirements of this Section 2.06(f) and are not or were not applied or invested as provided in the first sentence of this paragraph (including any such Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute “Excess Proceeds.” Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25,000,000 (or, if requested by the Company, at any time prior to the end of such period), the Company shall apply an amount equal to such Excess Proceeds as set forth below. Upon the application of such Excess Proceeds in accordance with Section 2.06(g), the amount of Excess Proceeds shall be reset at zero.

g) Application of Asset Sale Excess Proceeds. Any Excess Proceeds required to be applied under this Section pursuant to Section 2.06(f) shall be applied (after any conversion by the respective Borrower of any amounts received in a currency other than Dollars in the case of the Company or Canadian Dollars in the case of the Canadian Borrowers into Dollars or Canadian Dollars, respectively) at such time as is designated by the Company, but in no event later than the latest date permitted pursuant to Section 2.06(f) (the “Final Proceeds Application Date”):

(i) First, (A) to prepay the Term Loans (including 2012 Incremental Term Loans) and to permanently reduce the Aggregate Commitments, by 20% of the aggregate amount of (1) the outstanding principal amount of Term Loans and (2) the Aggregate Commitments then in effect (whether or not any Loans are outstanding), on a pro rata basis (based upon the Aggregate Commitments then in effect and the then outstanding principal amount of Term Loans), with the prepayment of any Term Loans to be allocated on a pro rata basis among each Borrowing of Term Loans (or, in the case of any future Term Loan, such lesser amount as may be agreed to in the Term Loan Supplement for such Term Loan) and (B) to repay any outstanding Committed Loans in the amount that the Aggregate Commitments are reduced pursuant to clause (A) (it being understood that, to the extent that such commitment reduction exceeds the amount of such outstanding Committed Loans, the proceeds associated with such excess may be retained by the applicable Borrower without any requirement for application pursuant to this Section 2.06(g) to prepay any outstanding Loans), with such reduction of Aggregate Commitments and repayment of Committed Loans, if any, to be allocated between Loans denominated in Dollars, Loans denominated in Alternative Currencies and Loans denominated in Supplemental Currencies as the Company shall elect; and

(ii) Second, to the extent of any remaining Excess Proceeds to be applied under this Section 2.06(g) after application pursuant to clause (i), to (A) to prepay the Term Loans (including 2012 Incremental Term Loans) and to permanently reduce the Aggregate Commitments on a pro rata basis (based upon the Aggregate Commitments then in effect and the then outstanding principal amount of Term Loans with the prepayment of any Term Loans to be allocated on a pro rata basis among each Borrowing of Term Loans (or, in the case of any future Term Loan, such lesser amount as may be agreed to in the Term Loan Supplement for such Term Loan), by an amount, if any, equal to the difference between (x) such remaining Excess Proceeds minus (y) the amount of principal payments made by the Company and its Subsidiaries in respect of Qualifying Indebtedness during the period between the period commencing 180 days prior to the commencement of the Asset Sale Period and ending on the Final Proceeds Application Date (excluding, however, any principal repayments that constituted scheduled amortization payments or prepayments in respect of Qualifying Indebtedness that was either (1) secured by a Lien on the property or assets sold in an Asset Sale or (2) required to be paid as a result of an Asset Sale), and (B) repay any outstanding Committed Loans in the amount that the Aggregate Commitments are reduced pursuant to clause (A) (it being understood that, to the extent that such commitment reduction exceeds the amount of such outstanding Loans, the proceeds associated with such excess may be retained by the applicable Borrower without any requirement for application pursuant to this Section 2.06(g) to prepay any outstanding Loans), with such reduction of Aggregate Commitments and repayment of Committed Loans, if any, to be allocated between Loans denominated in Dollars, Loans denominated in Alternative Currencies and Loans denominated in Supplemental Currencies as the Company shall elect.

h) Any reduction to the Aggregate Commitments shall reduce the Applicable Sublimits as specified by the Company or, if the Company fails to specify the allocation of the reduction, on a pro rata basis. Any reduction to the Aggregate Commitments pursuant to Section 2.06(g) shall be permanent. Term Loans prepaid pursuant to Section 2.06(g) may not be reborrowed.

i) Cash Collateral. Notwithstanding the foregoing provisions of this Section 2.06, if at any time the mandatory prepayment of Loans pursuant to Section 2.06(d), 2.06(e) or 2.06(f) would result, after giving effect to the procedures set forth above, in any Borrower incurring breakage costs under Section 3.05 as a result of Loans being prepaid other than on the last day of an Interest Period applicable thereto (the “Affected Eurodollar Loans”), then Company may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Company hereunder pursuant to a cash collateral agreement (which shall permit investments in Cash Equivalents satisfactory to the Administrative Agent) to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which agreement shall provide for the payment of interest to the Company in respect of such deposit), with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans (or such earlier date or dates as shall be requested by the Company), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the benefit of the Lenders whose Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 8.02, any amounts held as cash collateral pursuant to this Section 2.06(h) shall, subject to the requirements of applicable law, be immediately applied to the relevant Loans. Until actually applied to the repayment of Loans, interest shall continue to accrue thereon.

2.07 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Committed Loans, Bid Loans, Swing Line Loans and L/C Obligations would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Bid Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall be applied to the U.S. Dollar Sublimit, Alternative Currency Sublimit, any other Applicable Sublimit and each of the Letter of Credit Sublimits as specified by the Company. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Committed Loan Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.08 Repayment of Loans.

a) Each Borrower shall repay to the Committed Loan Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

b) Each Borrower shall repay each Bid Loan made to such Borrower on the last day of the Interest Period in respect thereof.

c) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the Swingline Repayment Date applicable to such Loan and (ii) the Maturity Date.

d) The Company shall repay to the 2012 Incremental Term Loan Lenders on the 2012 Incremental Term Loan Maturity Date the aggregate principal amount of 2012 Incremental Term Loans made to the Company outstanding on such date.

2.09 Interest.

a) General. Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan and each Eurocurrency Rate Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan and each Base Rate Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate plus (in the case of a Base Rate Committed Loan or Base Rate Term Loan of any Lender which is lent from a Lending Office in the United Kingdom or a

Participating Member State) the Mandatory Cost; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Base Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

b) Default Interest.

(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) [Intentionally Omitted].

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

c) Interest Payment Date. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

d) If any provision of this Agreement or any other Loan Document would require a Canadian Borrower to make any payment of interest or other amount in an amount or calculated at a rate which would be prohibited by law or would result in payment of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in payment of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

2.10 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:

a) Commitment Fee. At all times prior to the first date on which the Company has Investment Grade Status, the Company shall pay to the Administrative Agent with respect to each Tranche for the account of each Committed Loan Lender in such Tranche in accordance with its Applicable Percentage for such Tranche, a commitment fee equal to either (i) if during the applicable quarter, the average daily Outstanding Amount of Committed Loans under all Tranches and Outstanding Amount of L/C Obligations is less than 50% of the Aggregate Commitments, 0.35% per annum times the actual daily amount by which the Aggregate Commitments exceed the sum of (A) the Outstanding Amount of Committed Loans under all Tranches and (B) the Outstanding Amount of L/C Obligations or (ii) if during the applicable quarter, the average daily Outstanding Amount of Committed Loans under all Tranches and Outstanding Amount of L/C Obligations is equal to or greater than 50% of the Aggregate Commitments, 0.25% per annum times the actual daily amount by which the Aggregate Commitments exceed the sum of (A) the Outstanding Amount of Committed Loans under all Tranches and (B) the Outstanding Amount of L/C Obligations, in each case of clauses (i) and (ii), subject to adjustment as provided in Section 2.18. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.

b) Facility Fee. At all times following the first date on which the Company has Investment Grade Status, the Company shall pay to the Administrative Agent with respect to each Tranche for the account of each Committed Loan Lender in such Tranche in accordance with its Applicable Percentage for such Tranche, a facility fee equal to the Applicable Rate set forth in clause (b) of the definition thereof times the aggregate Commitments for such Tranche (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations in such Tranche), regardless of usage, subject to adjustment as provided in Section 2.18. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding in such Tranche), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate (as set forth in clause (b) of the definition thereof) during any quarter, the aggregate Commitments for the relevant Tranche shall be multiplied by the Applicable Rate (as set forth in clause (b) of the definition thereof) separately for each period during such quarter that such Applicable Rate (as set forth in clause (b) of the definition thereof) was in effect.

c) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by reference to Bank of America’s prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Laws of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.04(c)(iii), 2.04(h) or 2.09(b) or under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

(c) For the purpose of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.12 Evidence of Debt.

a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto. Promptly following the termination of this Agreement, each Lender shall return to the Borrower each Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form.

b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the obligations of such Lender in respect of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13 Payments Generally; Administrative Agent’s Clawback.

a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or a Supplemental Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency or Supplemental Currency shall be made to the Administrative Agent, for the amount of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency or Supplemental Currency and in Same Day Funds. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency or Supplemental Currency payment amount. The

Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent pursuant to this Agreement or any other Loan Document after 2:00 p.m., in the case of payments in Dollars or an Alternative Currency or the time specified by the Administrative Agent in writing in the case of payments made in a Supplemental Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by such Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans or Term Loan Borrowing (including any Borrowing of 2012 Incremental Term Loans) of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans or any Term Loan Borrowing (including any Borrowing of 2012 Incremental Term Loans) of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing or Term Loan Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing or Term Loan Borrowing, as applicable, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans or a 2012 Term Loan Borrowing of Base Rate Loans (including a Borrowing of 2012 Incremental Term Loans), that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing or Term Loan Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing or Term Loan Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan or Term Loan included in such Committed Borrowing or such Term Loan Borrowing, as applicable, as of the date of such Committed Borrowing or Term Loan Borrowing, as applicable. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to make Term Loans (including 2012 Incremental Term Loans), to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, any Term Loan (including any 2012 Incremental Term Loan), to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to make its Term Loan (including its 2012 Incremental Term Loan), to purchase its participation or to make its payment under Section 10.04(c).

e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

f) Conversion after Event of Default. Upon the occurrence and during the continuance of any Event of Default, Loans denominated in Alternative Currencies and Supplemental Currencies will automatically, on the date of such Event of Default, be converted on a notional basis into the Dollar Equivalent thereof solely for the purposes of making any allocations required under Section 8.03 and Section 2.14(b).

2.14 Sharing of Payments by Lenders. (a) Sharing of Payments. Except as otherwise set forth herein, if, in connection with any particular Tranche or Class, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans or Term Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment with respect to such Tranche or Class of a proportion of the aggregate amount of such Committed Loans or Term Loans or participations and accrued interest thereon greater than its pro rata share thereof with respect to such Tranche or Class as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) from Lenders of such Tranche or Class participations in the Committed Loans or Term Loans of such Tranche or Class and subparticipations in L/C Obligations and Swing Line Loans of such Tranche or Class of the other Lenders of such Tranche or Class, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders of such Tranche or Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans or Term Loans of such Tranche or Class and other amounts owing them in respect of such Tranche or Class, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and as a result of the operation of Section 10.13), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

b) Pro Rata Sharing Following Event of Default. Notwithstanding Section 2.14(a), following the occurrence and during the continuance of any Event of Default and the notional conversion of all Loans denominated in an Alternative Currency or a Supplemental Currency into Dollars pursuant to Section 2.13(f), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 10.06) (i) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations due and payable to such Lender at such time to (B) the aggregate amount of the Obligations due and payable to all Lenders under the Loan Documents at such time) of payments obtained by all of the Lenders at such time on account of the Obligations due and payable to all Lenders under the Loan

Documents at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations owing to such Lender at such time to (B) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time) of payments obtained by all of the Lenders at such time on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time, such Lender shall forthwith purchase from the other Lender such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (A) the purchase price paid to such Lender to (B) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such other Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.15 Extension of Maturity Date of Committed Loans. The Company may one time prior to the Maturity Date then in effect hereunder with respect to Committed Loans (the “Existing Committed Loan Maturity Date”) extend the Existing Committed Loan Maturity Date to November 21, 2016 subject to the following terms and conditions: (a) not later than 60 days prior to the Existing Committed Loan Maturity Date, the Company shall deliver a written notice indicating its intention to extend the Existing Committed Loan Maturity Date to the Administrative Agent (which shall promptly notify each of the Lenders), (b) the Company shall pay to the Committed Loan Lenders an extension fee equal to 0.15% of the Commitments extended on or before the Existing Committed Loan Maturity Date, and (c) the Company shall deliver to the Administrative Agent a certificate dated as of the Existing Committed Loan Maturity Date signed by a Responsible Officer of the Company certifying that, before and after giving effect to such extension, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with such effect as though such representations and warranties had been made on the initial Maturity Date applicable to the Committed Loans (it being understood and agreed that any representation or any warranty which by its term is made as of a specified date shall be required to be true and correct in all material respects as of such specified date).

This Section shall supersede any provisions in Section 10.01 to the contrary.

2.16 Increase in Commitments.

a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may request an increase in the Aggregate Commitments (which increase may take the form of new revolving or term loan tranches or increasing the size of an existing Tranche and provide for the payment of commitment or upfront fees in consideration for such increase solely to such Lenders and Acceding Lenders participating in such increase) by an amount (for all such requests) not exceeding $500,000,000 (which amount shall not be reduced by the 2012 Incremental Term Loans made on the Restatement Effective Date); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 (or such smaller amount as the Company and the Administrative Agent shall agree) and (ii) if applicable, the Company shall specify the Tranche or Tranches that shall be increased and the amount of any such increase. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall promptly notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders (an “Acceding Lender”) pursuant to a joinder agreement substantially in the form attached hereto as Exhibit O.

d) Closing Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Closing Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Closing Date.

e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Closing Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.11, and (B) no Default or Event of Default exists and (ii) to the extent that the increase of the Aggregate Commitments shall take the form of a term loan tranche, this Agreement shall be amended, in form and substance satisfactory to the Administrative Agent, the Company and the lenders in respect of such term loan tranche, to include such terms as are customary for a term loan commitment; provided that (I) the terms and conditions applicable to a term loan tranche may be materially different from those of the Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (II) the interest rates, maturity and amortization schedule applicable to such term loan shall be determined by the Company and the Lenders holding commitments in such term loan tranche.

f) Amendments to Agreement. The Company and the Administrative Agent may execute such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to give effect to such increase, including any amendments to the definition of “Applicable Sublimit” and Schedule 2.01.

g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.

2.17 Cash Collateral.

a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall in each case promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to 105% of then Outstanding Amount of such L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest or non-interest bearing (at the Company’s election) deposit accounts at Bank of America. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))), (ii) the Administrative Agent’s good faith determination (which shall not be unreasonably withheld or delayed) that there exists excess Cash Collateral (including following the Company’s request); provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and shall be entitled to receive any facility fee pursuant to Section 2.10(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.04, Section 2.05, Section 2.17, or Section 2.18(a)(ii), as applicable (and the Company shall (A) be required to pay to each of the L/C Issuer and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

b) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.19 Designated Borrowers.

a) Effective as of November 22, 2011 each Canadian Borrower shall be a “Designated Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.

b) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit L (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, but in any event consistent with supporting resolutions, incumbency certificates, opinions of counsel and other documents or information delivered pursuant to Section 4.01, in each case, as may be reasonably requested by the Administrative Agent or the Required Lenders, and Notes signed by such new Borrowers to the extent any Lenders so require. Promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, but in no event earlier than 15 Business Days following the Administrative Agent’s receipt of such Designated Borrower Request and Assumption Agreement and subject to the Administrative Agent’s consent (such consent not to be unreasonably withheld or delayed) to the

Applicant Borrower’s designation as a Designated Borrower, the Administrative Agent shall send a notice in substantially the form of Exhibit M (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders shall make Loans to such Designated Borrower, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement.

c) The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.

d) Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.19 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

e) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.20 Reallocation of Commitments. (a) Without limitation of the Borrowers’ rights under Section 2.16 or Section 2.21, the Borrowers may, at any time (but not more often than once in any fiscal quarter) during the Availability Period, upon not less than five Business Days’ prior written notice to the Administrative Agent (the “Reallocation Notice”), reallocate the aggregate amount of unused Commitments among the Tranches (a “Reallocation”) by not less than $5,000,000 to be effective on the date set forth in such notice (each a “Reallocation Date”) that is at least 90 days prior to the Maturity Date then in effect; provided, however, that (i) in no event shall any Reallocation cause the Commitments of any Tranche to be less than the lesser of (1) in the case of the U.S. Dollar Tranche, $50,000,000 or (2) the portion of the Outstanding Amount then allocable to such Tranche, (ii) on the Reallocation Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Reallocation Date, stating that (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Reallocation Date after giving effect to the Reallocation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.20, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.11, and (y) no Default or Event of Default exists or would result from such Reallocation, (iii) immediately after giving effect to such Reallocation, in no event shall the Outstanding Amount under such Tranche exceed the Commitments in respect of such Tranche at such time. The Reallocation Notice shall (x) specify (1) the proposed aggregate amount of such Reallocation (the “Total Reallocation Amount”), (2) the Tranche or Tranches being increased (each, an “Increasing Tranche”), (3) the Tranche or Tranches being decreased (each, a “Decreasing Tranche”), and (4) the proposed Reallocation Date and (y) contain a certification signed by a Responsible Officer of the Company stating that all of the requirements set forth in this Section 2.20(a) have been satisfied or, as of the Reallocation Date, will be satisfied.

b) Upon receipt of any Reallocation Notice, the Administrative Agent shall promptly deliver a copy of such Reallocation Notice to each L/C Issuer and each affected Lender and notify each affected Lender of its proposed proportionate share of (i) the Decreasing Tranche, (ii) the Increasing Tranche, (iii) the Total Reallocation Amount, and (iv) the date by which Lenders (other than Approved Reallocation Lenders) with increasing Commitments in respect of the Increasing Tranche, if any, resulting from such Reallocation must commit in writing to the increase in their respective Commitments in the Increasing Tranche (the “Reallocation Commitment Date”). Such determinations shall be made by the Administrative Agent for each Lender based on the ratio of the Commitment of such Lender in respect of the Decreasing Tranche to the total Commitments of all Lenders in respect of such Tranche; provided that (a) if the Decreasing Tranche is the New Zealand Dollar Tranche, any Lender with a New Zealand Dollar Commitment on the Closing Date, and (b) with respect to any Tranche, any Lender in the Decreasing Tranche that originally had a Commitment in the Increasing Tranche that was previously reallocated to the Decreasing Tranche, shall restore its prior Commitments in the Increasing Tranche and no other Lenders shall be offered the option to participate therein. Each Lender (other than an Approved Reallocation Lender) that is willing to participate in such Commitment increase resulting from the Reallocation shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Reallocation Commitment Date of the amount by which it is willing to increase its applicable Commitment (an “Increased Commitment Amount”). If any Lender (other than an Approved Reallocation Lender) shall fail to provide such notice or shall decline, in whole or in part, to commit to its allocable share of the Commitment increase in respect of the Increasing Tranche, then the Administrative Agent shall (i) promptly allocate to the Approved Reallocation Lenders in the Increasing Tranche such share in accordance with the approved allocation amounts of such Approved Reallocation Lender set forth on Schedule 2.20, and (ii) shall thereafter offer any such remaining share to the other Lenders in the Increasing Tranche that are willing to participate in such Commitment increase on a pro rata basis. For the avoidance of doubt, each Lender’s sole right to approve or consent to any Reallocation shall be its right to determine whether to participate, or not to participate, in any Commitment increase in its sole discretion as provided in this Section 2.20(b). Any determinations by the Administrative Agent pursuant to this Section 2.20(b) shall be conclusive absent manifest error.

c) [Intentionally Omitted].

d) On the applicable Reallocation Date, (i) the Reallocation shall be effected by reallocating unused Commitments from the Decreasing Tranche to the Increasing Tranche on a dollar-for-dollar basis (and with respect to any Approved Reallocation Lender, without any further approval from such Approved Reallocation Lender), and (ii) to the extent Advances then outstanding and owed to any applicable Lender immediately prior to the effectiveness of the Reallocation shall be less than such Lender’s Applicable Percentage (calculated immediately following the effectiveness of such Reallocation) of all Advances then outstanding that are owed to all Lenders in any affected Tranche (collectively, including any applicable Acceding Lender, the “Reallocation Purchasing Lenders”), in each case as applicable, then such Reallocation Purchasing Lenders, without executing an Assignment and Acceptance, shall be deemed to have purchased an assignment of a pro rata portion of the Advances then outstanding and owed to each Lender that is not a Reallocation Purchasing Lender (collectively, the “Reallocation Selling Lenders”), in an amount sufficient such that following the effectiveness of all such assignments the Advances outstanding and owed to each Lender shall equal such Lender’s Applicable Percentage (calculated immediately following the effectiveness of the Reallocation) of all Loans then outstanding in respect of the applicable Tranche. The Administrative Agent shall calculate the net amount to be paid by each Reallocation Purchasing Lender and received by each Reallocation Selling Lender in connection with the assignments effected hereunder on the Reallocation Date. Each Reallocation Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than the Reallocation Funding Deadline on the Reallocation Date. The Administrative Agent shall distribute on the Reallocation Date the proceeds of such amount to each of the Reallocation Selling Lenders entitled to receive such payments at its Applicable Lending Office.

e) [Intentionally Omitted].

f) On the Reallocation Date, the applicable Borrower shall execute and deliver a replacement Note payable to the order of each Lender requesting the same in a principal amount equal to such Lender’s respective Commitment immediately following the effectiveness of the Reallocation. Each Lender receiving a replacement Note shall promptly return to the applicable Borrower any previously issued Note for which such replacement Note was delivered in exchange, or in the case of any loss, theft or destruction of any previously issued Note, a lost note affidavit in customary form.

g) On the Reallocation Date, the Administrative Agent shall notify the Lenders and the Borrowers, on or before the Reallocation Agent Notice Deadline, by facsimile, telex or other electronic mail communication, of the occurrence of the Reallocation to be effected on such Reallocation Date and shall promptly distribute to the Lenders and the Borrowers a copy of Schedule 2.01 hereto revised to reflect such Reallocation. The Administrative Agent shall record in the Register the relevant information with respect to each Lender on such Reallocation Date in accordance with Section 10.06(c).

h) Notwithstanding the foregoing, no Reallocation of any unused Commitment of a Lender shall cause an increase in the aggregate Commitments of such Lender and its Affiliates under all Tranches. After giving effect to any Reallocation pursuant to this Section 2.20 and without limiting Section 2.16, the maximum aggregate amount of the Alternative Currency Commitments under the Alternative Currency Tranche may not exceed $500,000,000.

2.21 Supplemental Tranches. The Company may from time to time request (each such request, a “Supplemental Tranche Request”) certain Lenders to provide one or more supplemental tranches for Loans in an amount of at least $10,000,000 (or such lesser amount as the Administrative Agent may reasonably agree) per tranche in a currency (a “Supplemental Currency”) that is not included as an Alternative Currency Committed Foreign Currency at the time of such Supplemental Tranche Request (each such new tranche, a “Supplemental Tranche”), provided that Lenders providing Supplemental Tranche Commitments with respect to such Tranche shall be obligated to make Committed Loans pursuant to Section 2.01(d) in Dollars, Alternative Currency Committed Foreign Currencies and the Supplemental Currency. Each Supplemental Tranche Request shall be made in the form of an addendum substantially in the form of Exhibit N (a “Supplemental Addendum”) and sent to the Administrative Agent and shall set forth (i) the proposed currency of such Supplemental Tranche, (ii) the proposed existing Borrower or Borrowers and/or the proposed Designated Borrower or Designated Borrowers that will be the proposed Supplemental Borrower with respect to such Supplemental Tranche, (iii) the proposed interest types and rates for such Supplemental Tranche, (iv) the other matters set forth on the form of Supplemental Addendum, and (v) any other specific terms of such Supplemental Tranche that the Borrowers deem necessary, provided that the maturity date of any Committed Loan under any Supplemental Tranche shall not be later than the Maturity Date. As a condition precedent to the addition of a Supplemental Tranche to this Agreement: (i) each Lender providing a Supplemental Tranche Commitment with respect to the applicable Supplemental Tranche must be able to make Committed Loans in the Supplemental Currency in accordance with applicable laws and regulations; (ii) each Lender providing a Supplemental Tranche Commitment with respect to such Supplemental Tranche and the Administrative Agent must execute the requested Supplemental Addendum; (iii) each of the proposed Supplemental Borrowers under such Supplemental Tranche shall be an existing Borrower or a Designated Borrower with regard to such Supplemental Tranche and each such Supplemental Borrower and each other Loan Party shall execute the Supplemental Addendum, and (iv) any other documents or certificates that shall be reasonably requested by the Administrative Agent in connection with the addition of the Supplemental Tranche shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. Subject to the provisions of Sections 2.16 and 2.20 and this Section 2.21, each Supplemental Tranche shall be committed to by Lenders pursuant to (x) an increase in Commitments pursuant to Section 2.16 or (y) Reallocations of unused Commitments to the applicable Supplemental Tranche pursuant to Section 2.20. No Lender shall be obligated to make a Supplemental Tranche Commitment and a Lender may agree to do so in its sole discretion. For the avoidance of doubt, each Lender’s sole right to approve or consent to any Supplemental Tranche Commitment shall be its right to determine whether to participate, or not to participate, in any Supplemental Tranche Commitment in its sole discretion as provided in this Section 2.21. If a Supplemental Tranche Request is accepted in accordance with this Section 2.21, the Administrative Agent and each applicable Borrower shall determine the effective date of such Supplemental Tranche (the “Supplemental Tranche Effective Date”), the final allocation of such Supplemental Tranche and any other terms of such Supplemental Tranche. The Administrative Agent shall promptly distribute a revised Schedule 2.01 to each Lender reflecting such new Supplemental Tranche and notify each Lender of the Supplemental Tranche Effective Date. Promptly after a Supplemental Tranche Request, if the Administrative Agent cannot act as the funding agent therefor, the Company shall, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed), appoint the proposed funding agent for the requested Supplemental Tranche. Each such funding agent shall (A) execute the applicable Supplemental Addendum and (B) administer the applicable Supplemental Tranche and, in connection therewith, shall have authority consistent with the authority of the Administrative Agent hereunder in respect of the Administrative Agent’s administration of the applicable Tranche or Tranches; provided, however, that no such funding agent shall be authorized to take any enforcement action unless and except to the extent expressly authorized in writing by the Administrative Agent. Each such funding agent shall be entitled to the benefits of Section 10.04 to the same extent as the Administrative Agent.

2.22 Certain Permitted Amendments.

a) The Company may, by written notice to the Administrative Agent from time to time beginning on the date that is 18 months after the Closing Date, but not more than three times during the term of this Agreement (and with no more than one such offer outstanding at any one time), make one or more offers (each, a “Loan Modification Offer”) to all the Lenders or all Lenders of any Class of Loans to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Notwithstanding anything to the contrary in Section 10.01, each Permitted Amendment shall only require the consent of the Company, the Administrative Agent and those Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”), and each Permitted Amendment shall become effective only with respect to the Loans and/or Commitments of the Accepting Lenders. In connection with any Loan Modification Offer, the Company may, at its sole option, with respect to one or more of the Lenders that are not Accepting Lenders (each, a “Non-Accepting Lender”) replace such Non-Accepting Lender pursuant to Section 10.13. Upon the effectiveness of any Permitted Amendment and any assignment of any Non-Accepting Lender’s Commitments and/or Loans pursuant to Section 10.13, subject to the payment of applicable amounts pursuant to Section 3.05 in connection therewith, the Company shall be deemed to have made such borrowings and repayments of the Committed Loans, and the Lenders shall make such adjustments of outstanding Committed Loans between and among them, as shall be necessary to effect the reallocation of the Commitments such that, after giving effect thereto, the Loans shall be held by the Lenders (including the Eligible Assignees as the new Lenders) ratably in accordance with their Commitments.

b) The Company and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and/or Commitments of the Accepting Lenders, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” or “Tranche” of loans and/or commitments hereunder. Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered on the Closing Date under the Original Loan Agreement.

c) “Permitted Amendments” means any or all of the following: (i) an extension of the Maturity Date applicable solely to the Loans and/or Commitments of the Accepting Lenders, (ii) an increase in the interest rate with respect to the Loans and/or Commitments of the Accepting Lenders, (iii) the inclusion of additional fees to be payable to the Accepting Lenders in connection with the Permitted Amendment (including any upfront fees), (iv) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” or “Tranche” of loans and/or commitments resulting therefrom, provided that payments of principal and interest on Loans (including loans of Accepting Lenders) shall continue to be shared pro rata in accordance with Section 2.14, except that notwithstanding Section 2.14 the Loans and Commitments of the Non-Accepting Lenders may be repaid and terminated on their applicable Maturity Date, without any pro rata reduction of the commitments and repayment of loans of Accepting Lenders with a different Maturity Date and (v) such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to give effect to the foregoing Permitted Amendments.

d) This Section 2.22 shall supersede any provision in Section 10.01 to the contrary. Notwithstanding any reallocation into extending and non-extending “Classes” or “Tranches” in connection with a Permitted Amendment, all Loans to the Company under this Agreement shall rank pari-passu in right of payment.

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the respective Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding taxes and withholding taxes imposed by any jurisdiction, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Loan Party or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Loan Party shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to a Loan Party by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for such Borrower or the Administrative Agent) incurred by or asserted against such Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

d) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Company and to the Administrative Agent, on or prior to the Closing Date or concurrently with the delivery of an Assignment and Assumption and otherwise at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2) executed originals of Internal Revenue Service Form W-8ECI,

(3) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(5) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed in law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.1(h)(iii) and notwithstanding anything to the contrary set forth in the definition of “FATCA” or Section 1.02, “FATCA” shall include any amendments made to FATCA after November 22, 2011.

(iv) Each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans or Base Rate Term Loans to Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans, respectively, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency

Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars or such Lender is an Alternative Currency Lender or U.S. Dollar Lender, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate pursuant to the proviso to the definition of the term “Base Rate” until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Committed Loan or Eurocurrency Rate Term Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Committed Loan or Eurocurrency Rate Term Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, and (y) the Base Rate shall be determined as provided in the proviso to the definition of the term “Base Rate”, in each case until the Administrative Agent (upon the instruction of the Required Lenders or the Class Required Lenders in respect of the Committed Loans or the applicable Term Loans, as the case may be) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans or Eurocurrency Rate Term Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of, conversion to or continuation of Base Rate Committed Loans or Base Rate Term Loans, as applicable, in the amount specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement to the extent reflected in the Eurocurrency Rate and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a), (b) or (e) of this Section and delivered to the Company shall be conclusive absent manifest error; provided, however, that notwithstanding anything to the contrary in this Section 3.04, in the case of any Change in Law, it shall be a condition to a Lender’s exercise of its rights, if any, under this Section 3.04 that such Lender shall generally be exercising similar rights with respect to borrowers under similar agreements where available. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) not already paid pursuant to Section 3.04(a) or (b) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 30 days’ prior notice (with a copy to the Administrative Agent) reasonably detailing the calculation of additional amounts due to such Lender. If a Lender fails to give notice 30 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 30 days from receipt of such notice.

3.05 Compensation for Losses. Upon written request (which request shall set forth the basis for compensation and a reasonably detailed calculation of the amount of such compensation) of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any reasonable loss, cost or expense incurred by it as a result of:

a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Absolute Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan or Absolute Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

c) any failure by any Borrower to make payment of any Loan or reimbursement of a drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency in a different currency;

d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13; or

e) any Reallocation pursuant to Section 2.20(d) in respect of any Tranche on a day other than the last day of the Interest Period of any Eurocurrency Rate Loan outstanding under such Tranche;

excluding any loss of anticipated profits but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of any Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

b) Replacement of Lenders. If (x) any Lender requests compensation under Section 3.04, (y) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or (y) any Lender delivers a notice pursuant to Section 3.02, the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder on the Closing Date was subject to satisfaction of the following conditions precedent:

a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) executed counterparts of the Company Guaranty Agreement;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v) all trust, corporate, partnership, limited liability company and legal proceedings of the Loan Parties authorizing the transactions contemplated by this

Agreement, all Organization Documents of each Loan Party and the other documents in effect on the Closing Date, and all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership or governmental authorities;

(vi) a favorable opinion of (A) Hogan Lovells US LLP, special counsel to the Loan Parties and (B) from each of Blake, Cassels & Graydon LLP, and Cox & Palmer, special Canadian counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(vii) [Intentionally Omitted.];

(viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) a calculation of the Leverage Ratio as of the last day of the fiscal quarter of the Company most recently ended prior to the Closing Date;

(ix) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on September 9, 2011 signed by a Responsible Officer of the Company;

(x) [Intentionally Omitted.];

(xi) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated (except as to provisions thereof that, by their terms, survive such termination) and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

(xii) such other assurances, certificates, documents or consents as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

b) Any fees required to be paid on or before the Closing Date shall have been paid.

c) Unless waived by the Administrative Agent, the Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

d) On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to any Loan Document or the transactions contemplated thereby or (ii) which the Administrative Agent or the Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

e) There shall have been delivered to the Administrative Agent: (i) a solvency certificate in the form of Exhibit K, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date from an Authorized Financial Officer of the Company certifying as to the solvency of the Company and its Subsidiaries taken as a whole and the Company on a stand-alone basis and (ii) if requested by the Administrative Agent, such information regarding the compliance by the Company with the requirements of Section 6.04 for the business and properties of the Company and its Subsidiaries.

f) The Administrative Agent shall have received the financial statements and the Projections referred to in Section 5.05(d).

g) The Administrative Agent shall have received a copy of an executed release under the Senior Notes that releases all guarantees for the Senior Notes pursuant to Section 12.4 of the Governing Senior Notes Indenture.

h) (i) Since December 31, 2010, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or believe could reasonably be expected to have, a Material Adverse Effect.

(ii) On or prior to the Closing Date, all necessary governmental (domestic and foreign) and material third party approvals and consents in connection with the transactions contemplated by the Loan Documents to occur on or prior to the Closing Date and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Loan Documents to occur on or prior to the Closing Date.

i) Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice or Term Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects only as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.11.

b) No Default, Event of Default or Senior Note Indenture Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Committed Loan Notice or Term Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders that:

5.01 Status. Each of the Company and each of its Subsidiaries (a) is a duly organized and validly existing corporation, partnership, trust or limited liability company, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (b) has the corporate, partnership, trust or limited liability company power and authority, as the case may be, to own or lease its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except (in the case of clauses (a), (b) and (c)) for failures which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.02 Power and Authority. Each Loan Party has the corporate, partnership, trust or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate, partnership, trust or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Loan Documents. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance (but only with respect to any guaranties or security interests given by a Guarantor), reorganization or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.03 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except for violations and defaults that may arise under contracts of the Company or a Subsidiary thereof otherwise permitted under this Agreement as a result of the sale of, or foreclosure of a lien upon, the Securities (as defined in the Pledge and Security Agreement) of Subsidiaries pledged under the Pledge and Security Agreement to the extent that the prior consent of other parties to such contracts has not been obtained or other actions specified in such contracts have not been taken in connection with any such sale or foreclosure or (c) will violate any provision of the certificate of incorporation, partnership agreement, declaration of trust, certificate of partnership, limited liability company agreement or by-laws, as the case may be, of the Company or any of its Subsidiaries. The Obligations under the Loan Documents constitute indebtedness issued to replace the Credit Facility, as such term is defined in the Governing Senior Note Indenture.

5.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Loan Document or (b) the legality, validity, binding effect or enforceability of any Loan Document.

5.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. a) The consolidated balance sheets of the Company and its Subsidiaries for the fiscal year ended December 31, 2010 and the fiscal quarter ended September 9, 2011, and the related consolidated statements of income, cash flows and shareholders’ equity of such Persons for the fiscal year and fiscal quarter ended on such dates, as the case may be, copies of which have been furnished to the Lenders on or prior to the Closing Date, (i) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of such Persons for the periods covered thereby and (ii) have been prepared in accordance with GAAP consistently applied (subject, in the case of the financial statements not relating to a full fiscal year, to normal year-end audit adjustments and the absence of footnotes). Except as, and to the extent, disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2010, since December 31, 2010, nothing has occurred that has had, or could reasonably be expected to have, a material adverse change in any of (i) the legality, validity or enforceability of the Loan Documents taken as a whole, (ii) the ability of the Company and the Designated Borrowers, taken as a whole, to repay the Obligations, or (iii) the rights and remedies of the Lenders or the Agents under the Loan Documents.

b) On and as of the Closing Date and on the date on which each Loan is made or each Letter of Credit is issued, on a Pro Forma Basis after giving effect to all Indebtedness (including the Committed Loans, the Term Loans and the Letters of Credit) being incurred or assumed in connection therewith, (x) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries (taken as a whole) and the Company (on a stand-alone basis) will exceed their respective debts, (y) the Company and its Subsidiaries (taken as a whole) and the Company (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) the Company and its Subsidiaries (taken as a whole) and the Company (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 5.05(b) “debt” means any liability on a claim, and “claim” means (i) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured or unsecured, in each case, to the extent of the reasonably anticipated liability thereof, as determined by the Company in good faith or (ii) the absolute right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

c) Except as disclosed in the financial statements (and footnotes applicable thereto) referred to in Section 5.05(a) or in the Schedules to this Agreement, there were as of the Closing Date no liabilities or obligations with respect to the Company or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due) of a nature required to be set forth in a balance sheet or footnote thereto prepared in accordance with GAAP which, either individually or in the aggregate, would be material to the Company or the Company and its Subsidiaries taken as a whole. As of the Closing Date, the Company does not know of any liability or obligation of itself or any of its Subsidiaries of any such nature that is not fully disclosed in the financial statements referred to in Section 5.05(a) or in the footnotes thereto which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

d) On and as of the Closing Date, the projections previously delivered to the Administrative Agent and the Lenders (the “Projections”), have been prepared in good faith based upon assumptions believed to be reasonable at the time prepared and made available (it being recognized, however, that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Company makes no representation that such Projections will be in fact realized).

5.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of any Company, threatened (a) which purports to affect the legality, validity or enforceability of any Loan Document or (b) that could reasonably be expected to have a Material Adverse Effect.

5.07 Disclosure. All factual information (taken as a whole), other than information of a general economic or industry nature, furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent, the Collateral Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with or pursuant to this Agreement, the other Loan Documents or any of the other transactions contemplated herein or therein is, and all other such factual information (taken as a whole), other than information of a general economic or industry nature, hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent, the Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and, to the best of the Company’s knowledge, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information is or was provided.

5.08 Use of Proceeds; Margin Regulations. a) The proceeds of all Committed Loans, Term Loans (including 2012 Incremental Term Loans) and Bid Loans shall be used by the Company, the Designated Borrowers and their Subsidiaries, subject to the other restrictions set forth in this Agreement, for their working capital and general corporate, partnership, trust or limited liability company purposes, including without limitation for the consummation of acquisitions. Each new Letter of Credit shall be used in support of any purpose not prohibited by this Agreement or the other Loan Documents.

b) No part of the proceeds of any Committed Loan, any Term Loan (including any 2012 Incremental Term Loan) or Bid Loan, and no Letter of Credit, will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Committed Loan, any Term Loan (including any 2012 Incremental Term Loan) or Bid Loan nor the use of the proceeds thereof nor the issuance of any Letter of Credit will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5.09 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, material state and other material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Company and/or its Subsidiaries. The Returns accurately reflect in all material respects all material liability for taxes of the Company and its Subsidiaries for the periods covered thereby except for amounts for which adequate reserves have been established in accordance with GAAP. Each of the Company and each of its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent, and other than those that have been or would be contested in good faith if asserted by the appropriate taxing authority and for which adequate reserves have been established in accordance with GAAP. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Company and each of its Subsidiaries have properly accrued adequate reserves in accordance with GAAP for any amount of taxes in dispute for a Return which is the subject of any waiver extending the statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries.

5.10 Compliance with ERISA.

a) Each Plan that is a single employer plan as defined in Section 4001(a)(15) of ERISA (a “Single Employer Plan”) is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Single Employer Plan; no Single Employer Plan is insolvent or in reorganization; to the best knowledge of the Company, no Multiemployer Plan is insolvent or in reorganization; no Single Employer Plan has an Unfunded Current Liability; no Single Employer Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made by the Company or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan; to the best knowledge of the Company, no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan; no condition exists which presents a substantial risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Single Employer Plan pursuant to the foregoing provisions of ERISA and the Code; to the best knowledge of the Company, no condition exists which presents a substantial risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring any material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; the Company believes that the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the incurrence of any Committed Loan, any Term Loan (including any 2012 Incremental Term Loan) or Bid Loan or the issuance of any Letter of Credit, could not reasonably be expected to have a Material

Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of HHRI or any of its Subsidiaries or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists or, to the best knowledge of the Company, is likely to arise on account of any Plan; and HHRI and its Subsidiaries do not maintain or contribute to (A) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or (B) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Company nor or any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, does not exceed the current value of the assets of each Foreign Pension Plan allocable to such benefit liabilities, in the aggregate, by a material amount.

5.11 [Intentionally Omitted].

5.12 Properties. Each of the Company and its Subsidiaries has good and marketable title to all material properties owned by them, including all material property reflected in the balance sheets referred to in Section 5.05(a) (except as sold or otherwise disposed of since the date of such balance sheets).

5.13 Subsidiaries. The Company has no Subsidiaries other than (i) those Subsidiaries listed on Schedule 5.13 and (ii) new Subsidiaries created or acquired in compliance with Section 7.06. Schedule 5.13 correctly sets forth, as of the Closing Date, the percentage ownership (direct or indirect) of HHRI and the Company in each class of capital stock or other equity of each of the Company’s Subsidiaries existing on the Closing Date and also identifies the direct owner thereof. As of the Closing Date, all of the Subsidiaries of the Company are Restricted Subsidiaries under the Governing Senior Note Indenture.

5.14 Compliance with Statutes, etc. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, Environmental Laws, applicable statutes, regulations, orders and restrictions relating to zoning compliance and environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.15 Investment Company Act. Neither the Company nor any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

5.16 Environmental Matters. a) To the best knowledge of the Company, each of the Company and its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits and approvals issued under such Environmental Laws. To the best knowledge of the Company, there are no pending or threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries. To the best knowledge of each of the Company and its Subsidiaries, there are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the Company or any of its Subsidiaries or on any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

b) To the best knowledge of the Company, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or released or discharged on or from, any Real Property owned, leased or operated by the Company or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Company or such Subsidiary’s business.

c) Notwithstanding anything to the contrary in this Section 5.16, the representations made in this Section 5.16 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a Material Adverse Effect.

5.17 Labor Relations. Neither the Company nor any of its Subsidiaries has received written notice that it or any Permitted Facility Manager is engaged in any unfair labor practice with respect to any Hotel Property or other Real Property owned or leased by the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there is (a) no unfair labor practice complaint pending or reasonably expected to arise against the Company or any of its Subsidiaries before the National Labor Relations Board or other labor relations board or Governmental Authority and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or reasonably expected to arise against the Company or any of its Subsidiaries, (b) no strike, labor dispute, slowdown or stoppage that is pending or reasonably expected to arise against the Company or any of its Subsidiaries, and (c) no union representation question that exists with respect to the employees of the Company or any of its Subsidiaries, in each case with respect to the Hotel Properties and/or other Real Properties owned or leased by the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

5.18 Intellectual Property. Each of the Company and its Subsidiaries owns or has the right to use all trademarks, permits, service marks, trade names, licenses and franchises necessary for the conduct of its respective businesses, except such as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.19 Indebtedness. Schedule 5.19 sets forth a true and complete list of all Indebtedness of the Company and its Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect thereto (excluding the Committed Loans, the “Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the respective entity and any other entity which directly or indirectly guaranteed such debt (it being understood that Schedule 5.19 does not have to set forth immaterial items of Indebtedness that do not otherwise constitute Indebtedness under clause (a) of the definition of Consolidated Total Debt, although such items of immaterial Indebtedness will still constitute Existing Indebtedness). A true and correct copy of the Senior Note Indenture, the Twelfth Supplemental Indenture and the Specified Indenture are attached hereto as Exhibit I.

5.20 Status as REIT. HHRI is qualified as a real estate investment trust under the Code and its proposed methods of operation will enable it to continue to be so qualified.

ARTICLE VI. AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Swap Contract Obligations and Treasury Management Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

6.01 Compliance with Laws, Etc. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that no Borrower shall be deemed in default of this Section 6.01 if all such non-compliances in the aggregate could not reasonably be expected to have a Material Adverse Effect.

6.02 Conduct of Business. The Company shall (a) conduct, and cause each of its Subsidiaries to conduct, its business in the ordinary course and consistent with past practice, (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Company or any of its Subsidiaries, and (ii) keep available the services and goodwill of its present employees, (c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks that are used in its business and owned by the Company or its Subsidiaries, and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses (a) through (d), no Borrower shall be deemed in default of this Section 6.02 if all such failures in the aggregate have no Material Adverse Effect.

6.03 Payment of Taxes, Etc. The Company shall pay and discharge, and shall cause each of its Subsidiaries, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, material taxes, material assessments, material charges and material levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Company or the appropriate Subsidiary in conformity with GAAP.

6.04 Maintenance of Insurance. a) When the Leverage Ratio is equal to or in excess of 6.00:1.00, the Company and each of its Subsidiaries shall maintain, or shall cause to be maintained, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, flood, earthquake, public liability, product liability, business interruption and terrorism) (in the case of terrorism, to the extent commercially available) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary engages in business or owns properties.

b) When the Leverage Ratio is less than 6.00:1.00, the Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Restricted Subsidiaries, insurance (including appropriate self insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Restricted Subsidiaries.

c) The Company will furnish to the Lenders from time to time such information as may be requested as to the insurance maintained pursuant to this Section 6.04.

6.05 Preservation of Existence, Etc. Subject to Section 7.09, the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate (or other organizational) existence in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), and corporate or other organizational and franchises of the Company and the Guarantors; provided, however, that nothing in this Section 6.05 will prohibit the Company or any Guarantor from engaging in any transactions permitted under this Agreement, including Section 7.09, and neither the Company nor any Guarantor shall be required to preserve any such right, franchise or existence if the board of directors of the general partner of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Lenders.

6.06 Access; Annual Meetings with Lenders. a) Access. The Company shall, at any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be reimbursed by the Company in the event that any of the following reveal a material Default or Event of Default) to, under the guidance of officers of the Company or its Subsidiaries (unless such officers are not made available for such purpose upon reasonable advance notice), (i) examine and make copies of and abstracts from the records and books of account of the Company and each of its Subsidiaries, (ii) visit the properties of the Company and each of its Subsidiaries, (iii) discuss the affairs, finances and accounts of the Company and each of its Subsidiaries with any of their respective officers or directors, and (iv) communicate directly with each Company’s independent certified public accountants.

b) Annual Meetings with Lenders. At the request of the Administrative Agent or the Required Lenders, the Company shall, at least once during each fiscal year (other than during the fiscal year in effect on the Closing Date) of the Company, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting the financial results of the previous fiscal year and the financial condition of the Company and its Subsidiaries and the budgets presented for the current fiscal year of the Company and its Subsidiaries shall be reviewed, with each Lender bearing its own travel, lodging, food and other costs associated with attending any such meeting.

6.07 Keeping of Books. The Company shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary.

6.08 Maintenance of Properties, Etc. The Company shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, (a) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition (ordinary wear and tear and damage by casualty excepted), and (b) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that no Borrower shall be deemed in default of this Section 6.08 if all such failures in the aggregate are not reasonably likely to have a Material Adverse Effect.

6.09 Management Agreements, Operating Leases and Certain Other Contracts. a) Management of Hotel Properties. Subject to Section 6.09(c), unless the Required Lenders otherwise agree in writing, the Company will take, and will cause each of its Subsidiaries to take, all action necessary so that (i) each Hotel Property is at all times managed by a Permitted Facility Manager pursuant to a Management Agreement, and (ii) each Hotel Property that is leased by the Company or any of its Subsidiaries as lessor is at all times leased to an Approved Lessee pursuant to an Operating Lease; provided, however, that the Company and its Subsidiaries shall not be deemed to be in breach of the covenants set forth in this Section 6.09(a) by virtue of a failure to so maintain a Management Agreement or Operating Lease, so long as (x) the Company or its relevant Subsidiary is diligently pursuing engaging a replacement Permitted Facility Manager or Approved Lessee pursuant to a Management Agreement or Operating Lease, as applicable, and (y) the failure to have maintained such Management Agreement or Operating Lease could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

b) Enforcement of Certain Contracts. Subject to Section 6.09(c), the Company will, and will cause each of its Subsidiaries to, (i) enforce the provisions of each Operating Lease,

each Management Agreement, each Franchise Agreement and each other material agreement, contract or instrument to which such Approved Lessee is a party or by which such Approved Lessee is bound and which affects the ownership, leasing, management or operation of any Real Property owned or leased by the Company or any of its Subsidiaries, and (ii) to the extent it has the power or right to do so (whether by contract or otherwise) cause each Approved Lessee and Facility Manager to, (x) maintain in good standing all material licenses, certifications, accreditations and other approvals applicable to it or to any Hotel Property which it owns, leases, manages or operates and (y) to comply, in all material respects with all Requirements of Law, Permits, Contractual Obligations, commitments, instruments, licenses, permits and franchises, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice; provided, however, that, in the case of each of clause (i) and (ii) of this Section 6.09(b), no Borrower shall be deemed in default of such clause if all non-compliances with the requirements of such clause, individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect.

c) Limited Applicability of Section 6.09. The provisions of clauses (a) and (b) of this Section 6.09 shall not apply at the time the Leverage Ratio is less than 6.00:1.00.

6.10 Application of Proceeds. Each Borrower shall use the entire amount of the proceeds of the Committed Loans, Term Loans (including 2012 Incremental Term Loans) and Bid Loans as provided in Section 5.08.

6.11 Information Covenants. The Company will furnish to the Administrative Agent and each of the Lenders:

a) Quarterly Financial Statements and Reports. Within 60 days (but in no event later than 15 days after the related filing deadline under SEC rules and regulations) after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period, (ii) the related consolidated statements of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iii) the related consolidated statements of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding dates and fiscal periods in the prior fiscal year, all of which shall be in reasonable detail and certified by an Authorized Financial Officer of the Company that, to the best of such officer’s knowledge after due inquiry, they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

b) Annual Financial Statements. Within 105 days (but in no event later than 15 days after the related filing deadline under SEC rules and regulations) after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of shareholders’ equity as of the end of such fiscal year and of income and cash flows for such fiscal year setting forth comparative figures as of the end of and for the preceding fiscal year and certified by Ernst & Young, KPMG, PricewaterhouseCoopers or Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants, which such opinion shall be unqualified and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

c) Forecasts. No later than 60 days after the first day of each fiscal year of the Company, a corporate forecast substantially in the form attached hereto as Exhibit J for such fiscal year with respect to the Company and its Subsidiaries, accompanied by a statement of an Authorized Financial Officer of the Company to the effect that such forecast has been prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being recognized, however, that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Company makes no representation that such Projections will be in fact realized).

d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 6.11(a) and (b), a certificate of an Authorized Financial Officer of the Company to the effect that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth (in reasonable detail) the calculations required to establish whether the Company and its Subsidiaries were in compliance with the Financial Covenants (including computations showing whether the Company and its Subsidiaries would be in compliance with the Financial Covenants were they to be in effect whether or not they are actually in effect), 7.02, 7.08, 7.10 and 7.11 at the end of such fiscal quarter or year, as the case may be (calculated on a Pro Forma Basis for the covenants required to be so calculated using the end of such fiscal quarter or year, as the case may be, as the Determination Date) and (ii) set forth (in reasonable detail) the calculations and other determinations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Section 2.06(f) during, and for the 12 month period ending on the last day of, such quarterly accounting period or fiscal year, as the case may be. The certificate shall also set forth the Applicable Margin for the current Fiscal Quarter. In addition to the certificates required pursuant to this Section 6.11(d), the Company shall also deliver an annual compliance certificate relating to the Governing Senior Note Indenture in the form and at the time such certificate is required to be delivered under the Governing Senior Note Indenture but shall not otherwise be required to demonstrate compliance with Section 7.18.

e) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries or (z) with respect to any Loan Document.

f) Management Letters. Promptly after any Loan Party’s receipt thereof, a copy of any “management letter” received by such Loan Party from its certified public accountants and management’s responses, if any, thereto.

g) Other Reports and Filings. Promptly, and without duplication of any documents or information delivered pursuant to another clause of this Section 6.11, copies of all financial information, proxy materials and other material information and reports, if any, which the Company or any of its Subsidiaries shall file with the SEC other than those documents, reports or other information that are publicly available through the SEC’s EDGAR system or any successor system thereto, or on the Company’s website on the internet at the website address listed on Schedule 10.02 and copies of all notices and reports which the Company or any of its Subsidiaries shall deliver to holders of the Senior Notes pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

h) Environmental Matters. Promptly upon, and in any event within ten Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Loan Party obtaining knowledge thereof, notice of one or more of the following environmental matters to the extent that any such environmental matters, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Company or any of its Subsidiaries that (a) results in non-compliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company’s or such Subsidiary’s response or proposed response thereto.

i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to HHRI, the Company and/or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

j) ERISA. Within 15 Business Days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any event relating to compliance by the Company or any Subsidiary thereof or any ERISA Affiliate under ERISA has occurred to the extent that such events, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Financial Officer of the Company setting forth details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto. If requested by the Administrative Agent, the Company will deliver to the Administrative Agent (i) a complete copy of the annual report (Form 5500) of each Single Employer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed by the Company or any of its Subsidiaries with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent promptly following any request by the Administrative Agent therefor.

k) Designation of Unrestricted Subsidiary. Notification promptly upon the designation of an Unrestricted Subsidiary under the Governing Senior Note Indenture (or any change in any such designation).

l) Financial Information Regarding the Company and Guarantors. As soon as practicable after request from the Administrative Agent at any time that the Guaranty Requirement is in effect (but not, unless an Event of Default shall have occurred and be continuing, more than twice for each fiscal year) information concerning the Consolidated EBITDA of the Guarantors, and the combined revenues, assets and Consolidated EBITDA of the issuers of pledged securities included in the Collateral.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.12 [Intentionally Omitted].

6.13 Foreign Subsidiaries Guarantee. At any time that the Guaranty Requirement is in effect, if following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver a legal opinion, in form and substance mutually satisfactory to the Administrative Agent and the Company, with respect to any Canadian Subsidiary that is a Wholly-Owned Subsidiary, but not a Look-Through Subsidiary, that the entering into by such Canadian Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (A) the undistributed earnings of such Canadian Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Canadian Subsidiary’s United States parent for Federal income tax purposes or (B) other material adverse Federal income tax consequences to the Loan Parties, then (in each case, subject to any restrictions described in Section 6.14) such Canadian Subsidiary (to the extent that same is a Wholly-Owned Subsidiary) shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of each Borrower under the Loan Documents to the extent that entering into such Subsidiaries Guaranty is permitted by the laws of the applicable Canadian jurisdiction and would be required pursuant to Section 6.14, and with all documents delivered pursuant to this Section 6.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

6.14 Additional Guarantors; Release of Guarantors and Collateral.

a) Guaranty Trigger. (1) If, at any time after the Closing Date, the Guaranty Trigger shall occur, the Company shall cause each directly or indirectly owned Wholly-Owned Subsidiary of the Company that is (i) a Domestic Subsidiary or a Canadian Subsidiary, (ii) a Look-Through Subsidiary (except under the circumstances contemplated by Section 6.13 with respect to a Canadian Subsidiary, in which case the requirements of this clause (ii) shall not apply to such Canadian Subsidiary) and (iii) not otherwise excluded from the requirements of this Section 6.14 pursuant to clause (2) below (such Subsidiary, so long as it satisfies each of the foregoing criteria, an “Eligible Subsidiary Guarantor”) to become a Guarantor and in the case of an Eligible Subsidiary Guarantor that is a Domestic Subsidiary which owns Eligible Pledged Securities, to become a Pledgor (and the Company itself shall also become a Pledgor) for the purpose of pledging such Eligible Pledged Securities (subject to the limitations set forth in the

Pledge and Security Agreement) in accordance with the requirements of Section 6.14(c); provided, however, that the requirements to become a Pledgor shall not apply to any Subsidiary so long as such Subsidiary does not own any Eligible Pledged Securities.

(2) Notwithstanding anything to the contrary contained above in this Section 6.14 or anything else in this Agreement or in any other Loan Document, no Subsidiary shall be an Eligible Subsidiary Guarantor and required to become a Guarantor and/or Pledgor, as applicable, if any one or more of the following circumstances applies to such Subsidiary:

(i) such Subsidiary’s only assets consist of $5,000 or less in cash;

(ii) such Subsidiary, or the direct or indirect parent company or general partner of such Subsidiary whose only significant asset (in each case) is the equity ownership of such Subsidiary (or the direct or indirect parent company of such Subsidiary), enters into (or is a party to) a material contract pursuant to a transaction otherwise permitted under this Agreement and the terms of which prohibit or restrict such Subsidiary from executing a counterpart of the Subsidiaries Guaranty and/or the Pledge and Security Agreement (and from becoming a guarantor and/or pledgor under the Senior Notes or other Indebtedness other than Indebtedness incurred under such material contract); or

(iii) the terms of any applicable Laws prohibit or restrict such Subsidiary from executing a counterpart of the Subsidiaries Guaranty and/or the Pledge and Security Agreement provided, however, that (A) the Company or the applicable Subsidiary shall have exercised commercially reasonable efforts to provide the guaranty and/or pledge contemplated hereby while complying with such applicable Laws and (B) the failure to comply with such applicable Laws would present a risk of material forfeiture or liability for the Company or the applicable Subsidiary or personal liability for any director or officer of the Company or the applicable Subsidiary or the Administrative Agent otherwise determines that compliance with such applicable Laws is advisable and provided, further, however, that this clause (iii) shall not apply to actions by a Domestic Subsidiary.

b) Pari Passu Guaranty Requirement; Release. Without limiting the requirements under Section 6.14(c) and notwithstanding anything to the contrary contained in this Agreement, the Company shall at all times cause each directly or indirectly owned Subsidiary (including any Foreign Subsidiary) that guaranties the obligations of the Company under any of the Senior Notes or other senior unsecured Indebtedness of the Company to become a Guarantor by executing and delivering a counterpart to the Subsidiaries Guaranty not later than (x) in the case of the Senior Notes, the date that such Subsidiary provides the guaranty of the Senior Notes and (y) in the case of other senior unsecured Indebtedness of the Company, not later than the earlier of (I) 60 days after the date on which such Subsidiary provides the guaranty of such other senior unsecured Indebtedness of the Company and (II) the date on which such Subsidiary provides a guaranty of any of the Senior Notes. The obligations under any Subsidiaries Guaranty delivered pursuant to this Section 6.14(b) shall (i) at all times rank at least pari passu in right of payment with all other senior unsecured Indebtedness of the Company and (ii) unless a Default or Event of Default has occurred and is continuing, be released by the Administrative Agent upon the written request of the Company at such time as the Company certifies that such Subsidiary no longer guaranties any other senior unsecured indebtedness of the Company or is entering into a transaction pursuant to which it will no longer guaranty any senior unsecured indebtedness of the Company. In connection with the delivery of any guaranty as a result of a guarantee of the Senior Notes pursuant to this Section 6.14(b), unless otherwise waived by the Administrative Agent in its sole discretion, each Subsidiary required to become a Guarantor shall deliver to the Administrative Agent at the time such Subsidiary is required to become a Guarantor, opinions of counsel of the type described in Section 4.01 as if such Subsidiary were a Loan Party on the Closing Date.

c) Eligible Subsidiary Guarantor Joinder Requirement. Without limiting the requirements under Section 6.14(b), during any time that the Guaranty Requirement is in effect, but in any event not earlier than the date on which the requirements of Section 6.14(a) are required to be completed following the occurrence of the Guaranty Trigger, each Subsidiary at any time owned or acquired that becomes an Eligible Subsidiary Guarantor and is not a party to the Subsidiaries Guaranty and/or Pledge and Security Agreement shall be required to become a Guarantor and in the case of an Eligible Subsidiary Guarantor that is a Domestic Subsidiary which owns Eligible Pledged Securities, a Pledgor (and the Company itself shall also become a Pledgor). Each Subsidiary (or the Company, as applicable) required to become a Guarantor and/or Pledgor pursuant to this clause (c) or the preceding Section 6.14(a) shall (i) no later than the time of required delivery of the Compliance Certificate pursuant to Section 6.11(d) relating to the fiscal quarter during which such guaranty and/or pledge requirement became effective (except that in the case of joinder requirements arising under Section 6.14(a) upon the occurrence of the Guaranty Trigger, such date shall be extended by 15 Business Days), become a Guarantor and/or Pledgor, as applicable, by executing and delivering counterparts to the Subsidiaries Guaranty and/or the Pledge and Security Agreement, as applicable, and in the case of any Pledgor, satisfy the Pledge and Security Agreement Requirement and (ii) deliver, no later than the time of required delivery of the compliance certificate pursuant to Section 6.11(d) relating to the subsequent fiscal quarter following the fiscal quarter during which such guaranty and/or pledge requirement became effective (or year end, as applicable) opinions of counsel of the type described in Section 4.01 as if such Subsidiary were a Loan Party on the Closing Date (it being understood that no opinions shall be required in connection with the delivery of the Security Documents); provided that the Administrative Agent may, in its sole discretion, waive the requirement to deliver an opinion of counsel with respect to Subsidiaries that are formed or acquired after the occurrence of the Guaranty Trigger or that otherwise become an Eligible Subsidiary Guarantor after the occurrence of the Guaranty Trigger.

d) Guaranty and Pledge Release. If at any time any Subsidiary Guarantor ceases to constitute an Eligible Subsidiary Guarantor, upon the written request by the Company to the Administrative Agent, such Subsidiary Guarantor shall be released from the Subsidiaries Guaranty (unless such Subsidiary Guarantor is required to be a party to the Subsidiaries Guaranty pursuant to Section 6.14(b)), the Pledge and Security Agreement and any other Security Documents to which it is a party, and the Collateral Agent shall release the Collateral pledged by such Subsidiary Guarantor from the Liens granted thereunder. In addition, except as otherwise set forth in this Section 6.14(d), upon the written request by the Company to the Administrative Agent, each of the Subsidiaries Guaranty (but only to the extent as to any Subsidiary Guarantor, such Subsidiary Guarantor is not required to be a party to the Subsidiaries

Guaranty pursuant to Section 6.14(b)), Pledge and Security Agreement and any other Security Documents shall be released, the Collateral Agent shall release the Collateral from the Liens granted thereunder and the requirements of Sections 6.13 and 6.14(a) and (c) shall cease to be in effect if all of the following conditions have been satisfied on or prior to the date of release (the “Release Date”): (i) as of the end of the two most recent consecutive fiscal quarters of the Company ending prior to the Release Date but after the occurrence of the most recent Guaranty Trigger, the Leverage Ratio is less than 6:00:1.00 or the Company has an Investment Grade Debt Rating, (ii) no Default or Event of Default shall have occurred on or prior to and be continuing on the Release Date, (iii) the Company shall have delivered to the Administrative Agent at least 15 Business Days prior to the Release Date a request to release the Subsidiaries Guaranty, the Pledge and Security Agreement, the other Security Documents and the Liens granted thereunder, which request shall (x) specify the proposed Release Date, (y) if not already provided, provide financial statements pursuant to Section 6.11 for such fiscal quarters, and (z) contain a certification of an Authorized Financial Officer that the conditions to release of the Subsidiaries Guaranty, the Pledge and Security Agreement, the other Security Documents and the Liens granted thereunder have been satisfied (and, if applicable, providing a computation of the Leverage Ratio demonstrating such compliance), and (iv) all Guarantors and Pledgors being released shall also be released as guarantors and/or pledgors for the Company’s obligations under the Governing Senior Note Indenture; provided, however, that in the event the Guaranty Trigger occurs at any time after the Release Date (a “Reinstatement Event”), then the requirements of Sections 6.14(a) and (c) shall thereafter once again be in effect. The Administrative Agent shall promptly execute such documents and take such other actions as the Company may reasonably request to evidence any release pursuant to this Section 6.14(d) of Guarantors and/or Pledgors under the Subsidiaries Guaranty, the Pledge and Security Agreement, the other Security Documents and the Liens granted thereunder, including the return of any released Pledge and Security Agreement Collateral in its possession. Notwithstanding anything to the contrary in this Section 6.14, the Company shall have the option to defer the release of the Subsidiaries Guaranty, the Pledge and Security Agreement, the other Security Documents and the Liens granted thereunder on the Release Date while causing the provisions of Section 6.13 and Section 6.14(a) and (c) in respect of obligations to cause other Subsidiaries to become Guarantors and Pledgors to cease to be effective on the Release Date. Upon the release of any Pledgor from the Pledge and Security Agreement, the Collateral consisting of Pledged Securities and other Pledge and Security Agreement Collateral pledged by such Guarantor shall be released.

e) Canadian Borrower Joint and Several Guaranty. All Loans to any Canadian Borrower shall constitute the several, and not joint or joint and several, obligations of such Canadian Borrower. Notwithstanding the foregoing, with respect to Canadian Borrowers that are not Look-Through Subsidiaries, if after November 22, 2011 any such Canadian Borrower is no longer party to a material contract that prohibits such Canadian Borrower from providing a joint and several guarantee of the Obligations of each Canadian Borrower under this Agreement, such Canadian Borrower shall enter into and deliver a joint and several guarantee of each Canadian Borrower’s Obligations under this Agreement (but excluding any Obligations arising under the Subsidiaries Guaranty) pursuant to an agreement reasonably satisfactory to the Administrative Agent within 30 days after the termination of such contractual restrictions, together with such legal opinions and certificates as the Administrative Agent may reasonably request.

6.15 End of Fiscal Years; Fiscal Quarters. The Company will cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 and (b) each of its, and each of its Subsidiaries’, first three fiscal quarters to end on the last day of the 12th, 24th and 36th week, respectively, of each fiscal year and the fourth fiscal quarter to end on December 31, it being understood that (x) if any Hotel Property owned or leased by a Subsidiary of HHRI is managed or leased by an Approved Lessee or a Facility Manager other than Marriott International or any Wholly-Owned Subsidiary of Marriott International, HHRI and the Company shall cause such Subsidiary’s fiscal years and fiscal quarters to end on dates as close as reasonably practicable to the dates set forth above in this Section 6.15 and (y) HHRI and the Company may elect to change each of its and each of its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31.

6.16 Environmental Matters. a) The Company shall comply and shall cause each of its Subsidiaries and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect except for such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws.

b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (i) the Administrative Agent receives notice under Section 6.11(h) of any event for which notice is required to be delivered for any Real Property or (ii) the Company or any of its Subsidiaries are not in compliance with Section 6.16(a) with respect to any Real Property, the Company will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Company fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company’s expense.

ARTICLE VII. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Swap Contract Obligations and Treasury Management Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist:

a) any Lien (other than Permitted Liens, to the extent such Permitted Liens secure Indebtedness) upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, if such Lien secures any Indebtedness of the Company or any of its Subsidiaries other than (x) Secured Indebtedness otherwise permitted to be incurred or to exist hereunder, (y) Indebtedness secured by a Lien under the Security Documents or (z) Indebtedness owed to the Company or any of its Subsidiaries; provided, that the foregoing shall not permit any Lien on the Collateral except pursuant to the Security Documents; or

b) any Lien upon or with respect to Capital Stock in any Subsidiary of the Company securing Indebtedness of the Company in the event that the Obligations are not secured by Liens under the Pledge and Security Agreement; provided, however, that this Section 7.01(b) shall not prohibit Liens with respect to the Capital Stock of a Subsidiary that are imposed by a material contract (other than the Senior Note Indenture) entered into by the Company or any Subsidiary pursuant to a transaction otherwise permitted by this Agreement.

7.02 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, incur or assume:

a) any Indebtedness if (i) either (I) immediately before giving effect to the incurrence or assumption of such Indebtedness there exists a Default or Event of Default or (II) immediately after giving effect to the incurrence or assumption of such Indebtedness after giving effect to the application of the proceeds thereof, there exists a Default or Event of Default or (ii) based on calculations made by the Company on a Pro Forma Basis after giving effect to such incurrence or assumption and as if such incurrence or assumption had occurred on the first day of the respective Calculation Period, a Default or Event of Default would have existed during the Test Period last reported (or required to be reported pursuant to Section 6.11(a) or (b), as the case may be) prior to the date of the respective incurrence or assumption in respect of, the Financial Covenants; provided that the foregoing provisions of this Section 7.02(a) shall not apply to (x) accrued expenses and current trade accounts payable incurred in the ordinary course of business (to the extent that any such amounts constitute Indebtedness); (y) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to other Indebtedness permitted under this Agreement; and (z) accrued and deferred management fees under any Management Agreement (to the extent that any such amounts constitute Indebtedness); or

b) any Contingent Obligations (excluding Contingent Obligations relating to Customary Non-Recourse Exclusions except to the extent a personal recourse claim is made in connection therewith) of the Company in respect of Non-Recourse Indebtedness, if the aggregate amount of such Contingent Obligations that are incurred by the Company in respect of Non-Recourse Indebtedness after the Closing Date and remain outstanding exceeds 3% of the Adjusted Total Assets of the Company.

7.03 Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any of its Subsidiaries, or pay any Indebtedness owed to the Company or any Subsidiary of the Company, (b) make loans or advances to the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or any Subsidiary of the Company, except in each case for such encumbrances or restrictions:

a) which do not materially adversely affect the Company’s ability to repay the Obligations when due and, in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b), or

b) existing under or by reason of (A) applicable law, (B) this Agreement and the other Loan Documents, (C) the Senior Note Documents or (D) documents or instruments relating to Secured Indebtedness otherwise permitted hereunder; provided that in the case of this clause (D), such restrictions relate solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets.

7.04 [Intentionally Omitted].

7.05 Modification and Enforcement of Certain Agreements. a) At any time that the Leverage Ratio equals or exceeds 6.00:1.00, the Company shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations (other than the Governing Senior Note Indenture) except any of the foregoing which do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants, and Section 7.18(b).

b) At any time that the Leverage Ratio equals or exceeds 6.00:1.00, the Company shall not, and shall not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, any provision of any Management Agreement or Operating Lease, other than any amendment or modification thereto which would not violate this Agreement and the other Loan Documents and so long as the same do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b).

7.06 Limitation on Creation of Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Closing Date any Subsidiary unless the same will not materially adversely affect (a) the Company’s ability to repay the Obligations when due or (b) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants; provided that the Company shall comply with its obligations under Section 6.14 and the Pledge and Security Agreement with respect to any such new Subsidiary within the time periods applicable thereto.

7.07 Transactions with Affiliates. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company (“Affiliate

Transactions”), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

a) except as otherwise required pursuant to the penultimate paragraph of this Section 7.07, transactions approved by a majority of the Board of Directors of HHRI;

b) Affiliate Transactions on terms and conditions which do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability of the Company to comply with the Applicable Covenants and Section 7.18(b);

c) the payment of reasonable and customary fees and expenses to members of the Board of Directors of the general partner of the Company who are not employees of the Company;

d) any Dividends permitted to be paid under Section 7.11;

e) loans made and other transactions entered into by the Company and its Restricted Subsidiaries (and not any other Affiliate) to the extent permitted by this Article VII; and

f) Permitted Sharing Arrangements and payments made pursuant thereto to the extent that such transactions are not otherwise prohibited or restricted pursuant to this Agreement.

Any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and other than any transaction or series of related transactions specified in any of clauses (b) through (f) of this Section 7.07, with an aggregate value in excess of $50 million must first be approved pursuant to a resolution approved by a majority of the Board of Directors (or any authorized committee thereof) of the general partner of the Company who are disinterested in the subject matter of the transaction.

As used herein, the term “Exempted Affiliate Transaction” means (a) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the general partner of the Company, (b) payments of reasonable fees and expenses to the members of the Board of Directors of HHRI, the general partner of the Company or their Subsidiaries, (c) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company, (d) Permitted Tax Payments, (e) Procurement Contracts, (f) Operating Agreements, and (g) Investments, Dividends and payments in respect of subordinated indebtedness otherwise permitted under Sections 7.10 and 7.11, as applicable.

7.08 Sales of Assets. a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the general partner Company in good faith and (ii) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided further that, for purposes of this clause (ii) the amount of (A) any Indebtedness (other than Indebtedness subordinated in right of payment to the Obligations) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the Company, or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (or as to which the Company or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash. The Company shall cause the Net Cash Proceeds from any Asset Sale to be applied in the manner required by Section 2.06(f). All Indebtedness secured by the assets sold in the Asset Sale shall be repaid (or irrevocably defeased) except to the extent such Indebtedness is assumed by the transferee of the related assets or the Company and its Restricted Subsidiaries are released from such Indebtedness. In addition, no Asset Sale shall be permitted if a Default or Event of Default then exists or would result therefrom or, based on calculations made by the Company on a Pro Forma Basis after giving effect to such Asset Sale and as if such Asset Sale had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 6.11(a) or (b), as the case may be) prior to the date of the respective Asset Sale in respect of, the Applicable Covenants.

b) Notwithstanding, and without complying with, any of the provisions of the foregoing paragraph (a) or Section 2.06(f):

(i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

(ii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 7.09;

(iii) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

(iv) the Company and its Restricted Subsidiaries may exchange assets held by the Company or a Restricted Subsidiary of the Company for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of Directors of the general partner of the Company has determined in good faith that the fair market value of the assets received by the Company or any such Restricted Subsidiary are approximately equal to the fair market value of the assets exchanged by the Company or such Restricted Subsidiary; and

(v) no transaction listed in clause (b) of this Section 7.08 shall be deemed to be an Asset Sale under this Agreement.

7.09 Consolidation, Merger, etc. The Company will not, and will not permit any of its Subsidiaries which are Guarantors to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, and the Company will not sell, convey or transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) except that:

a) any Subsidiary of the Company which is a Guarantor may engage in a merger constituting an asset sale or an asset acquisition otherwise permitted under this Agreement;

b) any Subsidiary of the Company (x) that is a Guarantor may be merged or amalgamated with and into the Company or any other Subsidiary of the Company that is a Guarantor or (y) may be merged with and into the Company so long as in the case of any merger involving the Company, the Company is the surviving Person;

c) Subsidiary Guarantors may consolidate, amalgamate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), so long as (x) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiaries Guaranty and otherwise complies with the applicable requirements of Section 6.14; provided, however, that for the purpose of this clause (x), the requirements of Section 6.14(c)(i) and (ii) shall have been satisfied upon the consummation of such consolidation or merger without regard to any additional time otherwise permitted under Section 6.14(c); and (y) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; and

d) Subsidiaries of the Company which are not Guarantors, are otherwise permitted to be dissolved pursuant to Section 6.05, or have no material assets or material liabilities may be dissolved and liquidated.

7.10 Acquisitions; Investments. a) The Company will not, and will not permit its Subsidiaries to:

(i) at any time that the Leverage Ratio equals or exceeds 6.00:1:00, acquire ownership of Hotel Properties or other real estate or other assets constituting Related Businesses (or all or a portion of the Capital Stock of a Person owning such real estate or Related Businesses (including (in either case) by way of merger)) if, at the time of such acquisition, the Financial Condition Test is not satisfied;

(ii) at any time that the Leverage Ratio equals or exceeds 6.00:1:00, acquire ownership of non-real estate assets (other than Permitted Investments or inventory, materials, equipment and other personal property used in the ordinary course of business) (or all or a portion of the Capital Stock of a Person owning primarily such non-real estate assets (including by way of merger or Investment)) if (A) at the time of such acquisition, the Financial Condition Test is not satisfied or (B) after giving effect to such acquisition, the aggregate amount of all such non-real estate assets acquired in the then current fiscal year of the Company pursuant to this Section 7.10(a)(ii) would exceed 1% of the Adjusted Total Assets, determined at the time such acquisition is made (with any unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years); provided that the amount of acquisitions made pursuant to this Section 7.10(a)(ii) shall be calculated net of reductions of such investments resulting from repayments, dividends or other distributions to the Company or any Subsidiary from such investments;

(iii) at any time that the Guaranty Requirement is in effect, in the case of the Company or any Guarantor, subject to the last paragraph of this Section 7.10(a), make any Investment in a Person that, prior to the consummation of such Investment, is a Subsidiary of the Company that is not a Guarantor if (A) the aggregate amount of all Investments made in the then current fiscal year of the Company pursuant to this Section 7.10(a)(iii) would exceed 10% of the Adjusted Total Assets, determined at the time such Investment is made (with any unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years) or (B) at the time of such Investment, the Financial Condition Test is not satisfied; provided that the amount of Investments made pursuant to this Section 7.10(a)(iii) shall be calculated net of (x) any payments by Subsidiaries (other than Guarantors) of obligations owed to the Company or Guarantors, (y) amounts invested in Subsidiaries (other than Guarantors) to provide minimum capital to maintain the existence of Taxable REIT Subsidiaries and (z) distributions from Subsidiaries (other than Guarantors) to the Company (or Guarantors); and provided, further that the foregoing shall not prevent the Company or any Guarantor from making Investments, directly or indirectly, in Subsidiaries that are Approved Lessees to the extent necessary, in the reasonable judgment of the Company, to maintain HHRI’s status as a real estate investment trust under the Code; and

(iv) at any time the Guaranty Requirement is in effect, subject to the last paragraph of this Section 7.10(a), make any Investment in a Person that, prior to the consummation of such Investment, is not a Subsidiary if (A) the aggregate amount of all Investments made in the then current fiscal year of the Company pursuant to this Section 7.10(a)(iv) would exceed 10% of the Adjusted Total Assets, determined at the time such Investment is made (with any unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years) or (B) at the time of such Investment, the Financial Condition Test is not satisfied, provided that the amount of Investments made pursuant to this Section 7.10(a)(iv) shall be calculated net of (x) any payments by any such non-Subsidiary of obligations owed to the Company or Guarantors, and (y) distributions from any such non-Subsidiary to the Company or Guarantors.

Notwithstanding anything to the contrary in this Section 7.10, for the purposes of determining whether an Investment complies with the requirements of this Section 7.10(a), (A) compliance shall be tested as of the date that the Company or any Subsidiary of the Company enters into a binding contractual commitment relating to such Investment, (B) an Investment that takes place in a series of related transactions contemplated by definitive agreements relating to such Investment (such as an Investment in a form similar to a reverse like-kind exchange transaction as contemplated by Rev. Proc. 2000-37, 2000-2 C.B. 308) will be permitted pursuant to this Section 7.10(a) so long as the completion of such series of related transactions (as opposed to the completion of any individual component) would result in an Investment permitted under this Section 7.10(a), and (C) an Investment otherwise permitted by Sections 7.10(a)(i) and (a)(ii) shall not be subject to the requirements of Sections 7.10(a)(iii) or (a)(iv) if:

(A) such Investment is in a Person that, following the consummation of such Investment, (x) is a Guarantor or becomes a Guarantor in accordance with the requirements of Section 6.14, or (y) is not a Guarantor or does not become a Guarantor as described in the preceding clause (x) solely by virtue of the provisions of Section 6.14(a);

(B) such Investment is a Permitted Investment; or

(C) such Investment is in a Person that is not a Subsidiary, but only to the extent that the consideration paid to acquire such Investment consists of the equity interests in another Person that is not a Subsidiary.

Acquisitions and Investments made (x) in the case of Section 7.10(a)(ii), during a period when the Leverage Ratio is less than 6.00:1.00, shall, in the event that the Leverage Ratio subsequently exceeds 6.00:1.00, be counted against the basket provided for in Section 7.10(a)(ii) for purposes of determining basket availability only and (y) in the case of Section 7.10(a)(iii) and 7.10(a)(iv), during a period when the Guaranty Requirement is not in effect, shall, in the event that the Guaranty Requirement is subsequently in effect, be counted against the baskets provided for in Sections 7.10(a)(iii) and 7.10(a)(iv), as applicable, for purposes of determining basket availability only.

b) At any time that the Leverage Ratio is less than 6.00:1.00, the Company and the Guarantors shall be permitted to make the Investments and acquisitions described in Section 7.10(a) so long as (i) such Investments and acquisitions do not, directly or indirectly, constitute a Restricted Payment that is prohibited under the Governing Senior Note Indenture and (ii) at the time of such Investments or acquisitions, the Financial Condition Test is satisfied.

7.11 Dividends. a) At any time that the Leverage Ratio equals or exceeds 6.00:1.00, the Company will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that:

(i) any Subsidiary of the Company may pay cash Dividends to the Company or to a Wholly-Owned Subsidiary of the Company;

(ii) any non-Wholly-Owned Subsidiary of the Company may pay cash Dividends to its shareholders, members or partners generally so long as the Company or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary); provided, however, that this Section 7.11 shall not limit the redemption or repurchase of equity interests of a shareholder, member or partner of any non-Wholly-Owned Subsidiary of the Company if such redemption or repurchase is permitted pursuant to Section 7.10;

(iii) so long as (x) no Specified Default or Event of Default then exists or would exist immediately after giving effect thereto and (y) HHRI qualifies, or has taken all other actions necessary to qualify, as a “real estate investment trust” under the Code during any fiscal year of HHRI, the Company may pay quarterly cash Dividends (which may be based on estimates) to HHRI and all other holders of OP Units generally when and to the extent necessary for HHRI to distribute, and HHRI may so distribute, cash Dividends to its shareholders generally in an aggregate amount not to exceed the greater of (I) the greatest of (A) 100% of Cash Available for Distribution for such fiscal year, (B) 100% of Taxable Income and (C) the minimum amount necessary for HHRI to maintain its tax status as a real estate investment trust and to satisfy the distributions required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto) by reason of HHRI making the election provided for therein and (II) at any time when, based upon the financial statements delivered pursuant to Section 6.11(a) or (b) and the Company’s estimation of the results of the current fiscal quarter, the Consolidated Interest Coverage Ratio is greater than 2.00:1:00, 85% of the Adjusted Funds From Operations for the current fiscal year;

(iv) so long as no Specified Default or Event of Default then exists or would result therefrom, the Company may pay cash Dividends to HHRI so long as the proceeds therefrom are promptly used by HHRI to pay (x) any Permitted Tax Payments at the time and to the extent actually due and payable (but without duplication of any tax payments permitted to be made pursuant to Section 7.11(a)(iii) above to satisfy the distribution required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto)) and (y) any general corporate and other overhead expenses and liabilities incurred by it to the extent not otherwise prohibited by this Agreement;

(v) so long as no Specified Default or Event of Default then exists or would result therefrom, the Company may pay cash Dividends to HHRI in an aggregate amount not to exceed $10,000,000 for the Availability Period; and

(vi) the Company may pay cash Dividends to HHRI so long as HHRI promptly thereafter uses the proceeds of such Dividends to repurchase shares of its capital stock, and the Company may repurchase OP Units, in each case so long as (x) no Specified Default or Event of Default then exits or would result therefrom, (y) the aggregate amount of all repurchases and redemptions made pursuant to this Section 7.11a)(v) in any fiscal year of HHRI does not exceed an amount equal to 1% of Adjusted Total Assets determined at the time of declaration of the Dividend (with any unused Roll Forward Amount from one fiscal year increasing the amount available to be paid as a Dividend under this Section 7.11(a)(vi) in subsequent fiscal years).

Dividends paid during a period when the Leverage Ratio is less than 6.00:1.00 shall, in the event that the Leverage Ratio subsequently exceeds 6.00:1.00, be counted against the baskets provided for in this Section 7.11(a) (as applicable) for purposes of determining basket availability only.

b) At any time that the Leverage Ratio is less than 6.00:1.00, the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, authorize, declare, or pay any Dividends that would constitute a Restricted Payment that is prohibited under the Governing Senior Note Indenture.

7.12 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Organizational Documents; etc. The Company will not, and will not permit any of its Subsidiaries to:

a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or voluntary or optional redemption or acquisition for value of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, the Senior Notes, any other pari passu debt, any Non-Recourse Indebtedness or any subordinated debt other than any payment, prepayment, redemption or acquisition for value described in this Section 7.12(a) which does not materially adversely affect (a) the Company’s ability to repay the Obligations when due or (b) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b); provided that the provisions of this clause (a) shall not apply if at the time of taking the action otherwise prohibited by this clause (a) the Leverage Ratio is less than 6.00:1:00,

b) amend or modify, or permit the amendment or modification of, any Non-Recourse Indebtedness, any subordinated debt, the Senior Notes or any other pari passu debt or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto, other than any amendment or modification thereto which would not violate this Agreement and so long as the same do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b); provided that the provisions of this clause (b) shall not apply if at the time of taking the action otherwise prohibited by this clause (b) the Leverage Ratio is less than 6.00:1:00, or

c) amend, modify or change its designation of trust, certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement or any equivalent organizational document, or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes described in this Section 7.12(c) or any such new agreements, in each case, which do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b).

Notwithstanding the foregoing, the Company may not take any of the foregoing actions with respect to any subordinated debt if (A) a Default or Event of Default of the type specified in Section 8.01(a) exists in the payment of principal of or interest on the Committed Loans, Term Loans (including 2012 Incremental Term Loans) or Bid Loans or would result therefrom, (B) such action with respect to subordinated debt would violate the subordination provisions contained therein or (C) such action with respect to subordinated debt would constitute a Restricted Payment that is prohibited under the Governing Senior Note Indenture.

7.13 Business. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than (a) the businesses in which the Company and its Subsidiaries are engaged on the Closing Date including the acquisition, ownership, leasing, operation, and sale of Hotel Properties and other real estate consistent with the quality of the Company’s and its Subsidiaries’ existing portfolio of Hotel Properties and the acquisition and conduct of Related Businesses, and (b) non-real estate related businesses that the Company and its Subsidiaries may acquire or in which they may make Investments after the Closing Date to the extent permitted pursuant to Section 7.10(a)(ii) or Section 7.10(b).

7.14 Violation of Specified Indenture Covenants. The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action that would result in a violation of Section 4.11, 4.12 or 4.13 of the Governing Senior Note Indenture.

7.15 Maximum Leverage Ratio. So long as there exists any Outstanding Amounts, the Company will not permit the Leverage Ratio at any time to exceed 7.25:1.00.

7.16 Minimum Unsecured Interest Coverage Ratio. So long as there exists any Outstanding Amounts, the Company will not permit the Unsecured Interest Coverage Ratio for any Test Period to be less than (a) 1.75:1.00, if the Leverage Ratio as of such date is less than 7.00:1.00 and (b) 1.50:1.00, if the Leverage Ratio as of such date is equal to or greater than 7.00:1.00.

7.17 Minimum Fixed Charge Coverage Ratio. So long as there exists any Outstanding Amounts, the Company will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than 1.25:1.00.

7.18 Additional Financial Covenants and Limitations on Incurrence of Indebtedness.

a) Incurrence of Indebtedness. The Company and its Subsidiaries will not incur any additional Indebtedness in violation of Section 4.7(a) or (b) (after giving effect to any exceptions contained in Section 4.7(d)) of the Governing Senior Note Indenture.

b) Unencumbered Assets. The Company will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (including amounts of Refinancing Indebtedness outstanding pursuant to Section 4.7(d)(iii) of the Governing Senior Note Indenture) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Restricted Subsidiaries). This Section 7.18(b) shall continue to be in effect regardless of the provisions then applicable in the Governing Senior Note Indenture.

c) Certain Definitions. For purposes of this Section 7.18 only, all capitalized terms used in this Section 7.18 that are defined in the Governing Senior Note Indenture shall have the meanings given to them in the Governing Senior Note Indenture, including, without limitation, by making all covenant calculations under this Section 7.18 by taking into account the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary under the Governing Senior Note Indenture.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

a) Payments. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or (ii) within two Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

b) Specific Covenants. The Company or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.11(e)(i) or Article VII (it being agreed that the Company and Loan Parties are not required to comply with the Financial Covenants, when there are no Outstanding Amounts); or

c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice to the Company by the Administrative Agent or the Required Lenders; or

d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any certificate delivered in connection herewith or therewith shall prove to be untrue in any material respect on the date when made or deemed made; or

e) Cross-Default. (i) HHRI or any of its Subsidiaries shall default in any payment of all or any portion of Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) any Indebtedness (other than the Obligations) of HHRI or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid, as a result of a default or other similar event that would customarily constitute a default prior to the stated maturity thereof or (iii) an Event of Default under Section 6.1(d) of the Governing Senior Note Indenture shall occur, provided that it shall not be a Default or an Event of Default under clause (i) or (ii) of this Section 8.01(e) unless the Indebtedness described in such clauses (i) and (ii) at any time constitutes (1) Non-Recourse Indebtedness in an aggregate principal amount in excess of $500,000,000 or (2) other Indebtedness in aggregate principal amount in excess of $100,000,000 (or the Dollar Equivalent thereof); or

f) Insolvency Proceedings, Etc. HHRI or any of its Subsidiaries shall commence a voluntary case or proceeding concerning itself under any Debtor Relief Law; or an involuntary case or proceeding is commenced against HHRI or any of its Subsidiaries and the petition is consented to or acquiesced in by HHRI or any of its Subsidiaries, is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), monitor or trustee is appointed for, or takes charge of, all or substantially all of the property of HHRI or any of its Subsidiaries; or HHRI or any of its Subsidiaries commences any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction (including Canadian Insolvency Law) whether now or hereafter in effect relating to HHRI or any of its Subsidiaries, or there is commenced against HHRI or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or HHRI or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days; or HHRI or any of its Subsidiaries suffers any appointment of any custodian, receiver, receiver and manager, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or HHRI or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by HHRI or any of its Subsidiaries for the purpose of effecting any of the foregoing (it being understood that the provisions of this Section 8.01(f) shall not apply to any Subsidiary of the Company who is a borrower (i) under Non-Recourse Indebtedness in aggregate principal amount of less than or equal to $500,000,000 or (ii) under other Indebtedness equal to or less than $100,000,000 (or the Dollar Equivalent thereof) but the provisions of this Section 8.01(f) shall apply to each Significant Subsidiary; or

g) Judgments. One or more judgments or decrees shall be entered against HHRI or any of its Subsidiaries involving in the aggregate for HHRI and its Subsidiaries a liability (to the extent not paid or not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged, unsatisfied or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds 0.5% of Adjusted Total Assets (or the Dollar Equivalent thereof), but excluding judgments associated with Non-Recourse Indebtedness in an aggregate principal amount not in excess of $500,000,000 (or the Dollar Equivalent thereof) unless such judgments are pursuant to a guaranty of Customary Non-Recourse Exclusions associated with such Non-Recourse Indebtedness ); or

h) ERISA. (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64., .65, .66, .67 or .68 or PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an

Unfunded Current Liability, a contribution required to be made by the Company, any Subsidiary of the Company or any ERISA Affiliate to a Plan or a Foreign Pension Plan has not been timely made, the Company or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Company or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability, either individually and/or in the aggregate, in the reasonable opinion of the Required Banks, will have a Material Adverse Effect; or

i) Change of Control. There occurs any Change of Control; or

j) Guaranty. Any Guaranty shall, unless otherwise permitted in this Agreement, cease to be in full force or effect (other than in accordance with its terms) as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under any Guaranty; or

k) REIT Status; Cash Proceeds Retained by HHRI. HHRI shall for any reason whether or not within the control of the Company (i) cease, for any reason, to be a real estate investment trust under Sections 856 through 860 of the Code, (ii) following its receipt of any cash proceeds from any Asset Sale, incurrence of Indebtedness, insurance claim or condemnation award, sale or issuance of its equity, cash capital contributions or cash dividends received from the Company or a Permitted REIT Subsidiary, fail to (A) apply such cash proceeds to pay a Dividend, to pay its general corporate overhead expenses and other liabilities or to make an Investment in a Permitted REIT Subsidiary or (B) to the extent not applied pursuant to the immediately preceding clause (A), contribute such cash proceeds as an equity contribution to the capital of the Company within 15 days thereafter; or (iii) directly or indirectly (other than through the Company or its Subsidiaries) engage in any business activities, have significant assets or liabilities or undertake any activities of the type governed by Sections 7.01, 7.02, 7.10 and 7.12 except to the extent consistent, in the good faith judgment of the Company, with such activities on the Closing Date; or

l) General Partner Status. HHRI shall cease at any time to be the sole general partner of the Company.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by written notice to the Company, take any or all of the following actions:

a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents; and

e) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding the foregoing, if, at the time any Event of Default pursuant to Section 8.01(a) or Section 8.01(i) occurs and is continuing, there are Term Loan Borrowings outstanding but no other Borrowings, L/C Borrowing or Unreimbursed Amount outstanding, the Administrative Agent shall take the actions set forth in this Section 8.02 at the request of the Class Required Lenders with respect to the Term Loans only.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and each L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and each L/C Issuer hereunder and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting (i) accrued and unpaid (x) Letter of Credit Fees, (y) fees under Obligations consisting of Treasury Management Obligations and Swap Contract Obligations and (z) interest on the Loans and L/C Borrowings and (ii) scheduled periodic payments (other than the payment of unpaid principal described in clause Fourth below), and any interest accrued thereon, due under any Swap Contract and other Obligations ratably among the Lenders, the L/C Issuer and counterparties to such Swap Contracts or Treasury Management Agreements in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and other payments in respect Obligations consisting of Swap Contract Obligations or Treasury Management Obligations ratably among the Lenders, the L/C Issuer and counterparties to such Swap Contracts or Treasury Management Agreements in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.04 and 2.17; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or the applicable Borrower or as otherwise required by Law.

Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX. ADMINISTRATIVE AGENT AND COLLATERAL AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Sections 9.06 and 9.10) are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Collateral Agent:

a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent to liability or that is contrary to any Loan Document or applicable law; and

c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity.

Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document (in its capacity as Administrative Agent or Collateral Agent) by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent.

9.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give 30 days prior written notice of its resignation (as Administrative Agent and/or Collateral Agent) to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor (and so long as an Event of Default has not occurred and is continuing, with the consent of the Company (not to be unreasonably withheld or delayed)), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent (or Collateral Agent, as applicable) gives notice of its resignation, then the retiring Administrative Agent (or Collateral Agent, as applicable) may on behalf of the Lenders and the L/C Issuer, and so long as an Event of Default has not occurred and is continuing, with the consent of the Company (not to be unreasonably withheld or delayed), appoint a successor Administrative Agent (or Collateral Agent, as applicable) meeting the qualifications set forth above; provided that if the Administrative Agent (or Collateral Agent, as applicable) shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent (or Collateral Agent, as applicable) shall be discharged from its duties and obligations hereunder and under the other Loan Documents, (2) all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly and (3) all determinations provided to be made by the Administrative Agent (or the Collateral Agent, as applicable) shall instead be made by the Required Lenders, until such time as the Required Lenders appoint a successor Administrative Agent (or Collateral Agent, as applicable) as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent (or Collateral Agent, as applicable) hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (or Collateral Agent, as applicable), and the retiring Administrative Agent (or Collateral Agent, as applicable) shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent (or Collateral Agent, as applicable) shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s (or Collateral Agent’s, as applicable) resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent (or Collateral Agent, as applicable), its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent (or Collateral Agent, as applicable) was acting as Administrative Agent (or Collateral Agent, as applicable).

(b) (i) If at any time Bank of America (x) resigns as Administrative Agent pursuant to Section 9.06(a) or (y) assigns all of its Commitment and Loans pursuant to Section 10.06(b), Bank of America may, (I) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (II) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation by the L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer and Swing Line Lender hereunder (which may include any Lender serving as successor Administrative Agent); provided that the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be, shall not take effect until the appointment and acceptance of such successor L/C Issuer or Swing Line Lender. Upon the acceptance of a successor L/C Issuer or Swing Line Lender, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender and (y) subject to clause (b)(ii) of this Section, the retiring L/C Issuer or Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.

(ii) If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations for unreimbursed amounts of Letters of Credit hereunder. No Letter of Credit issued by Bank of America shall be required to be canceled, replaced with a Letter of Credit issued by any successor L/C Issuer or otherwise cash collateralized solely on account of Bank of America’s resignation as L/C Issuer, and for all purposes hereunder, such Letter of Credit shall remain a Letter of Credit issued hereunder. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Line Loans hereunder.

(c) In addition, the Required Lenders shall have the right, and so long as an Event of Default has not occurred and is continuing, with the consent of the Company, to remove the Administrative Agent and appoint a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, in the event that the Administrative Agent (i) has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement or any other Loan Document (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) is a Defaulting Lender.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Subsidiaries Guaranty and Collateral Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent hereby agrees, to release (a) any Subsidiary that is a Guarantor and/or Pledgor from its obligations under the Subsidiaries Guaranty, the Pledge and Security Agreement and the other Security Documents, (b) the Liens on the Collateral owned by such Subsidiary Guarantor granted thereunder and (c) any Lien on the Capital Stock of any Subsidiary granted under the Pledge and Security Agreement or such other Security Document, (x) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, including as a result of any sale, transfer or disposition of such Subsidiary permitted by hereunder (so long as the proceeds from such sale, transfer or disposition have been or will be applied in accordance with this Agreement), and (y) otherwise pursuant to Section 6.14. At the request of the Company, the Collateral Agent shall promptly deliver to the Company any Collateral released pursuant to the foregoing sentence that is in its possession.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release any Subsidiary Guarantor and/or Pledgor from its obligations under the Subsidiaries Guaranty or the Security Documents pursuant to this Section 9.10.

ARTICLE X. MISCELLANEOUS

10.01 Amendments, Etc. Except as otherwise permitted hereunder, including pursuant to Section 2.16, 2.20, 2.21 or 2.22, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding voluntary and mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder so long as the primary purpose of the amendments thereto was not to reduce the interest or fees payable hereunder;

e) change Section 8.03 or Section 2.14(b) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

f) change any provision of this Section or the definition of “Required Lenders” or “Class Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Closing Date);

g) release all or substantially all of the value of the Company Guaranty or the Subsidiaries Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 or Section 6.14 (in which case such release may be made by the Administrative Agent acting alone);

h) to the extent such amendment or waiver relates solely to a specific Tranche or Class, modify the rights of the Lenders under such Tranche or Class without the consent of Tranche Required Lenders or the Class Required Lenders, as applicable;

i) change Section 1.08 without the written consent of each Lender affected thereby;

j) change the last paragraph of Section 8.02 without the written consent of the Class Required Lenders with respect to Term Loans only;

k) if, at the time any Event of Default pursuant to Section 8.01 occurs and is continuing, there are Term Loan Borrowings outstanding but no other Borrowings, L/C Borrowing or Unreimbursed Amount outstanding, waive, amend or modify Section 10.06(b)(iii)(A) without the consent of the Class Required Lenders with respect to Term Loans only; and

l) modify the application of prepayments set forth in Section 2.06(g) in a manner that adversely affects the rights of one Class differently than any other Class, without the approval of the Class Required Lenders with respect to the Class adversely affected thereby;

and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, the Administrative Agent and the Borrowers (without the consent of any other Lender) may enter into amendments of any Loan Document solely with respect to corrections of formal defects not having any economic impact.

If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (b) through (g) of this Section, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each of such other Lenders, a “Non-Consenting Lender”), then the Company shall have the right to either (A) replace such Non-Consenting Lender pursuant to Section 10.13 or (B) terminate such Non-Consenting Lender’s Commitment and repay such Non-Consenting Lender’s outstanding Loans; provided that, unless the Commitments are terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B)

the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that, in any event the Company shall not have the right to replace or terminate a Lender solely as a result of the exercise of such Lender’s rights in its capacity as L/C Issuer, Swing Line Lender, Collateral Agent or Administrative Agent, as applicable (and the withholding of any required consent by such Lender) pursuant to clauses (i), (ii), (iii) and (iv) of the proviso in the second preceding paragraph above (it being understood that nothing in this proviso shall restrict the right of the Company to replace a Lender that is a Non-Consenting Lender pursuant to Section 10.13 or terminate such Lender pursuant to the preceding clause (B), as a result of such Lender’s failure to provide consent its capacity as a Lender).

10.02 Notices; Effectiveness; Electronic Communication.

a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing (including electronic format such as electronic mail or telecopier) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, Collateral Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications shall be effective as provided in such subsection (b).

b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for punitive damages.

d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to access Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Swing Line Loan Notices and Term Loan Notices) they believe were given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Subject to the limitations set forth in Section 10.04(b), the Company shall indemnify the Administrative Agent, the Collateral Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) the Collateral Agent from exercising the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent (or Collateral Agent, as applicable) pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c), (d) and (e) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

a) Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, including Willkie Farr & Gallagher LLP and Canadian counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) to the extent not already paid pursuant to Section 2.04, all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender (following an Event of Default) or the L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; and (iv) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission (other than to the extent attributable to such Lender) to pay such taxes. It is understood that the provisions of this clause do not include the normal administrative charges of the Administrative Agent in administering the Loans (which amounts are included in a separate letter with the Administrative Agent). Notwithstanding the foregoing, the obligation to reimburse the Lenders and the L/C Issuer for fees, charges and disbursements of counsel in connection with the matters described in clause (iii) above shall be limited to (x) one law firm for the Administrative Agent, (y) one other law firm retained by the Required Lenders or an ad hoc group of Lenders and (z) in the event of a conflict of interest, one additional law firm for another Lender or group of Lenders, together with (in the case of (x), (y) and (z), as applicable) one additional counsel in each applicable jurisdiction.

b) Indemnification by the Company. The Company shall indemnify the Administrative Agent, the Collateral Agent, any sub-agent of the Administrative Agent or the Collateral Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel or consultants for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not substantially comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to any Borrower or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, but excluding any losses, liabilities, claims, damages or expenses (x) to the extent incurred by reason of the Indemnitee’s gross negligence or willful misconduct as determined by a final, nonappealable judgment by a court of competent jurisdiction or (y) that constitute amounts in respect of Excluded Taxes. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Lender or the L/C Issuer set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding the foregoing, Company shall not be liable for the fees and expenses of more than one separate firm for all Indemnitees in each relevant jurisdiction (unless there shall exist an actual conflict of interest among the Indemnitees, in which case, one or more additional firms shall be permitted to the extent necessary to eliminate such conflict). The Company shall be entitled to assume the defense of any matter for which indemnification may be sought under hereunder with counsel reasonably satisfactory to the Indemnitees seeking indemnification hereunder. Upon assumption by the Company of the defense of any such matter, such Indemnitees shall have the right to participate in such matter and to retain their own counsel but the Company shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitees in connection with the defense thereof unless such Indemnitees shall have been advised by counsel that there are actual or potential conflicting interests between the Company and the Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without the Company’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Company shall indemnify the Indemnitees from and against any loss or liability by reason of such settlement or judgment subject to the Company’s rights in this paragraph to claim exemption from its indemnity obligations. The Company shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnitee. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its equity holders or creditors or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company also agrees that no Indemnitee shall have any liability (whether in contract or tort or otherwise) to the Company or its subsidiaries or affiliates or to the Company’s or their respective equity holders or creditors arising out of, related to or in connection with any aspect of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct, and no Indemnitee shall be liable under any circumstances for any punitive damages. Notwithstanding any other provision of this Agreement, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for damages (but not punitive damages) resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent, the Collateral Agent, any sub-agent of the Administrative Agent or the Collateral Agent, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, any such sub-agent, the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, any such sub-agent or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, Collateral Agent or any such sub-agent or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d). To the extent that the Administrative Agent or the Collateral Agent shall perform any of its duties or obligations hereunder through an Affiliate or sub-agent, then all references to the “Administrative Agent” or the “Collateral Agent” in this Section 10.04 shall be deemed to include any such Affiliate or sub-agent, as applicable.

d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

e) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof which has been distributed to or shared with the Lenders as required hereby is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and the L/C Issuer and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment, or grant of a security interest, subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or the principal outstanding balance of the Committed Loans (if the Commitment is not then in effect) or Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the Closing Date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and shall for the purposes of the Loan Documents be a Lender, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be (x) entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, and (y) otherwise subject to the obligations set forth in Section 10.07. Upon request and following the return of any related Note issued to the assigning Lender, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit from the assigning Lender in customary form, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Upon request by the Company, the Administrative Agent shall promptly notify the Company of any transfer by a Lender of its rights or obligations under this Agreement not subject to the Company’s consent in the form of a list of current Lenders, although the failure to give any such information shall not affect any assignments or result in any liability by the Administrative Agent.

To the extent that an assignment of all or any portions of a Lender’s Commitments and/or Loans and related outstanding Obligations would, at the time of such assignment, result in increased costs or Taxes under Section 3.01, 3.04 or 3.05 from those being charged by the respective assigning Lender prior to such assignment, then a Borrower shall not be obligated to pay or reimburse such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section

5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b), (c) and (d) of the first proviso to Section 10.01 that affects such Participant.

e) Limitations upon Participant Rights. In the case of any such participation pursuant to Section 10.06(d), a Participant shall not have any rights under this Agreement or any of the other Loan Documents (such Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation.

f) Certain Pledges. Any Lender may at any time pledge or assign, or grant of a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee, assignee or grantee for such Lender as a party hereto and the exercise of remedies, including any foreclosure, by such pledgee, assignee or grantee shall be subject to the requirements of Section 10.06(b).

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of, and not disclose, all information provided to all or any one of them by or on behalf of the Company and its Subsidiaries in connection with this Agreement and the other Loan Documents, except such information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors (legal or otherwise) and representatives who need to know such information in connection with the Credit Agreement and are informed of the confidential nature of such information (it being understood that the Persons to whom such disclosure is made will either be subject to customary confidentiality obligations of employment or professional practice or agree to be bound by the terms of this Section 10.07 (or language substantially similar to this Section) (with the Administrative Agent, the Collateral Agent, the applicable Lender or the L/C Issuer, as applicable, responsible for such person’s compliance with this Section 10.07)), (b) to the extent requested (orally or in writing) by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, the Collateral Agent, the applicable Lender or the L/C Issuer, as applicable, agrees to the extent permitted by law, rule or regulation and reasonably practicable, to inform the Company in advance thereof), (c) to any other party hereto pursuant to the terms of this Agreement, (d) subject to such Person entering into an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c), (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations or (iii) any pledgee or assignee or prospective assignee or pledgee of a Lender pursuant to Section 10.06(f), (e) with the consent of the Company, (f) to the extent such information becomes publicly available other than as a result of a breach of this Section or (g) to ratings agencies. Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer acknowledge and agree that, in the event of any breach of this Section by them, any of their respective Affiliates or their or their respective Affiliates’ partners, directors, officers, employees, agents, trustees, advisors (legal or otherwise) and representatives, the Company and its subsidiaries and affiliates could be irreparably and immediately harmed and might not be made whole by monetary damages. Accordingly, it is agreed that, in addition to any other remedy to which it may be entitled at law or in equity, the Company shall be entitled to seek an injunction or injunctions to prevent any breach or threatened breach of this Section or to compel specific performance of the agreements contained in this Section. Notwithstanding anything to the contrary contained herein, the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer and their respective affiliates may disclose any information provided hereunder to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the respective businesses of the Administrative Agent, the Collateral Agent, such Lender, the L/C Issuer or those of their respective affiliates in connection with the exercise of such authority or claimed authority, in which case the Administrative Agent, the Collateral Agent, such Lender or the L/C Issuer agrees, to the extent permitted by law, rule and regulation and reasonably practicable, to inform the Company promptly in advance thereof. The provisions of the immediately preceding sentence and clause (b) of this Section relating to the obligation of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer to provide advance notice to the Company of any disclosures permitted pursuant to this Section shall automatically terminate and be of no further force and effect on and after the date that is two years after the termination of this Agreement.

Without limiting the foregoing, each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer acknowledges that (a) the information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agree to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender delivers a notice pursuant to Section 3.02, (d) any Lender is a Defaulting Lender, Non-Accepting Lender or a Non-Consenting Lender or (e) any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

a) the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b)(iv);

b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.01, 3.04 and 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent and the Arrangers are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent and the Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Collateral Agent and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any other Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Collateral Agent nor any of the Arrangers has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, the Collateral Agent nor any Arranger has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined), and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER SET FORTH HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AS TO SUCH SUBJECT MATTER.

10.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, the Collateral Agent, any Lender or the L/C Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Collateral Agent, such Lender or the L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, the Collateral Agent, such Lender or the L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, the Collateral Agent, any Lender or the L/C Issuer from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Collateral

Agent, such Lender or the L/C Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, the Collateral Agent, any Lender or the L/C Issuer in such currency, the Administrative Agent, the Collateral Agent, such Lender or the L/C Issuer, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law). The agreement in this Section 10.20 shall survive the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

SCHEDULE 1.01

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the

Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 1.01A

EXISTING ROLL FORWARD AMOUNTS

As of December 31, 2010

		(in thousands)
Section 7.10(a) Acquisitions; Investments
(ii)	Net Acquisitions of non-real estate assets	$1,032,077
(iii)	Net Investments in (Distributions from) a Subsidiary that is not a Guarantor	$1,081,839
(iv)	Net Investments in (Distributions from) a Non-Subsidiary	$1,863,671

Section 7.11(a) Dividends
(vi)	Cash Dividends to HHRI to repurchase its capital stock and OP Units	$932,077

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

U.S. DOLLAR COMMITMENTS AND APPLICABLE PERCENTAGES
Lender	U.S. Dollar Commitment	Applicable U.S. Dollar Percentage

Bank of America, N.A.	$50,000,000	10.00%

JPMorgan Chase Bank, N.A.	$50,000,000	10.00%

Wells Fargo Bank, National Association	$50,000,000	10.00%

Deutsche Bank AG New York Branch	$50,000,000	10.00%

The Bank of Nova Scotia	$37,500,000	7.50%

The Bank of New York Mellon	$37,500,000	7.50%

Goldman Sachs Bank USA	$37,500,000	7.50%

Compass Bank	$27,500,000	5.50%

Credit Agricole Corporate and Investment Bank	$27,500,000	5.50%

Credit Suisse AG, Cayman Islands Branch	$27,500,000	5.50%

Royal Bank of Canada	$27,500,000	5.50%

Morgan Stanley Bank, N.A.	$27,500,000	5.50%

PNC Bank, National Association	$25,000,000	5.00%

Regions Bank	$25,000,000	5.00%

Total	$500,000,000	100.000000%

ALTERNATIVE CURRENCY COMMITMENTS AND APPLICABLE PERCENTAGES
Lender	Alternative Currency Commitment	Applicable Alternative Currency Percentage

Bank of America, N.A.	$41,735,537	9.274563777777780%

JPMorgan Chase Bank, N.A.	$41,735,537	9.274563777777780%

Wells Fargo Bank, National Association	$41,735,537	9.274563777777780%

Deutsche Bank AG New York Branch	$41,735,537	9.274563777777780%

The Bank of Nova Scotia	$31,301,653	6.955922888888890%

The Bank of New York Mellon	$31,301,653	6.955922888888890%

Goldman Sachs Bank USA	$37,500,000	8.333333333333330%

Compass Bank	$27,500,000	6.111111111111110%

Credit Agricole Corporate and Investment Bank	$22,954,546	5.101010222222220%

Credit Suisse AG, Cayman Islands Branch	$27,500,000	6.111111111111110%

Royal Bank of Canada	$27,500,000	6.111111111111110%

Morgan Stanley Bank, N.A.	$27,500,000	6.111111111111110%

PNC Bank, National Association	$25,000,000	5.555555555555560%

Regions Bank	$25,000,000	5.555555555555560%

Total	$450,000,000	100.000000000%

NEW ZEALAND DOLLAR COMMITMENTS AND APPLICABLE PERCENTAGES
Lender	New Zealand Dollar Commitment	Applicable New Zealand Dollar Percentage

Bank of America, N.A.	$8,264,463	16.5289260%

JPMorgan Chase Bank, N.A.	$8,264,463	16.5289260%

Wells Fargo Bank, National Association	$8,264,463	16.5289260%

Deutsche Bank AG New York Branch	$8,264,463	16.5289260%

The Bank of Nova Scotia	$6,198,347	12.3966940%

The Bank of New York Mellon	$6,198,347	12.3966940%

Credit Agricole Corporate and Investment Bank	$4,545,454	9.0909080%

Total	$50,000,000	100.000000000%

[SUPPLEMENTAL TRANCHE][1] COMMITMENTS AND APPLICABLE PERCENTAGES
Lender	[Supplemental Tranche] Commitment	Applicable [Supplemental Tranche] Percentage

Total	$	100.000000000%

[1]	Insert the particular currency.

SCHEDULE 2.01A

2012 Incremental Term Loan Commitments and Applicable Percentages

2012 INCREMENTAL TERM LOAN COMMITMENTS AND APPLICABLE PERCENTAGES
Lender	2012 Incremental Term Loan Commitment	Applicable 2012 Incremental Term Loan Percentage

Wells Fargo Bank, National Association	$70,000,000	14.00%

Bank of America, N.A.	$70,000,000	14.00%

JPMorgan Chase Bank, N.A.	$50,000,000	10.00%

U.S. Bank National Association	$50,000,000	10.00%

PNC Bank, National Association	$50,000,000	10.00%

Royal Bank of Canada	$35,000,000	7.00%

Sumitomo Mitsui Banking Corporation, NY Branch	$35,000,000	7.00%

The Bank of Nova Scotia	$30,000,000	6.00%

The Bank of New York Mellon	$30,000,000	6.00%

Compass Bank	$30,000,000	6.00%

Regions Bank	$25,000,000	5.00%

Credit Suisse AG, Cayman Islands Branch	$25,000,000	5.00%

Total	$500,000,000	100.000000%

SCHEDULE 2.20

APPROVED REALLOCATION LENDERS

Lender	Approved Amount Available for Reallocation to the Alternative Currency Tranche

Bank of America, N.A.	$8,264,463

JPMorgan Chase Bank, N.A.	$8,264,463

Wells Fargo Bank, National Association	$8,264,463

Deutsche Bank AG New York Branch	$8,264,463

The Bank of Nova Scotia	$6,198,347

The Bank of New York Mellon	$6,198,347

Credit Agricole Corporate and Investment Bank	$4,545,454

Total	$50,000,000

SCHEDULE 5.13

SUBSIDIARIES

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
Airport Hotels Houston LLC	U.S. Borrower	Delaware	100	0
Airport Hotels LLC	U.S. Borrower	Delaware	100	0
Ameliatel LP	U.S. Borrower (99.9% LP), HMC Amelia II LLC (.1% GP)	Delaware	100	0
Beachfront Properties, Inc.	Rockledge Hotel Properties, Inc.	Virgin Islands	100	0
Benjamin Franklin Hotel, Inc.	HST II LLC	Washington	100	0
BRE/Swiss LP	U.S. Borrower (99.9% LP), Host Swiss GP LLC (.1% GP)	Delaware	100	0
Calgary Charlotte Holdings Company	HMC Charlotte (Calgary) Company	Nova Scotia	100	0
Calgary Charlotte Partnership	HMC Charlotte (Calgary) Company (80% GP), HMC Grace (Calgary) Company (20% GP)	Alberta, CN	100	0
CB Realty Sales, Inc.	Rockledge Hotel Properties, Inc.	Delaware	100	0
CCES Chicago LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCFH Maui LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCFS Atlanta LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCFS Philadelphia LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCHH Atlanta LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCHH Burlingame LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCHH Cambridge LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCHH GHDC LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
CCHH Host Capitol Hill LLC	HST Lessee Sub I LLC	Delaware	100	0
CCHH Maui LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCHH Reston LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCHI Singer Island LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Atlanta Marquis LLC	HMT Lessee Sub (Atlanta) LLC	Delaware	100	0
CCMH Atlanta Suites LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Chicago CY LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Copley LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Coronado LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Costa Mesa Suites LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH DC LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Denver Tech LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Denver West LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Diversified LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Downer’s Grove Suites LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Dulles AP LLC	HMT Lessee Sub I LLC	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
CCMH Fin Center LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Fisherman’s Wharf LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Gaithersburg LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Houston AP LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Houston Galleria LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH IHP LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Kansas City AP LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Key Bridge LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Lenox LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Manhattan Beach LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Marina LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH McDowell LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Memphis LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Metro Center LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Minneapolis LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Moscone LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Nashua LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Newark LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Newport Beach LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Newport Beach Suites LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH O’Hare AP LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH O’Hare Suites LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Orlando LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Palm Desert LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Park Ridge LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Pentagon RI LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Perimeter LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Philadelphia AP LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Philadelphia Mkt LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Portland LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Potomac LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Properties II LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Quorum LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Riverwalk LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Rocky Hill LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH San Diego LLC	HMT Lessee Sub (SDM Hotel) LLC	Delaware	100	0
CCMH San Fran AP LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH Santa Clara LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCMH Scottsdale Suites LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCMH South Bend LLC	HMT Lessee Sub II LLC	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
CCMH Tampa AP LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Tampa Waterside LLC	HMT Lessee Sub I LLC	Delaware	100	0
CCMH Times Square LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCMH Westfields LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCRC Amelia Island LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCRC Buckhead/Naples LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCRC Dearborn LLC	HMT Lessee Sub II LLC	Delaware	100	0
CCRC Marina LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCRC Naples Golf LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCRC Phoenix LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCRC San Francisco LLC	HMT Lessee Sub III LLC	Delaware	100	0
CCRC Tysons LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCSH Atlanta LLC	HMT Lessee Sub IV LLC	Delaware	100	0
CCSH Chicago LLC	HMT Lessee Sub III LLC	Delaware	100	0
Chesapeake Hotel Limited Partnership	HMC PLP LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
Cincinnati Plaza LLC	HST I LLC	Delaware	100	0
City Center Hotel Limited Partnership	Host City Center GP LLC (1% GP), U.S. Borrower (99% LP)	Minnesota	100	0
CLDH Meadowvale Inc.	HMT Lessee Sub II LLC	Ontario	100	0
CLMH Airport Inc.	HMT Lessee Sub I LLC	Ontario	100	0
CLMH Calgary Inc.	HMT Lessee Sub I LLC	Ontario	100	0
CLMH Eaton Centre Inc.	HMT Lessee Sub I LLC	Ontario	100	0
DS Hotel LLC	HMC DSM LLC	Delaware	99.99	.01
Durbin LLC	Host Holding Business Trust	Delaware	100	0
East Side Hotel Associates, L.P.	HMC East Side LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
Elcrisa S.A. De C.V.	Marriott Mexico City Partnership, G.P Aeropuerto Shareholder, Inc. (unaffiliated) (45.1% Preferred), HMC Airport, Inc. (54.9% Preferred)	Mexico	100 Common 54.9% Preferred	0
Euro JV Manager B.V.	Euro JV Manager LLC	Netherlands	100	0
Euro JV Manager LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Farrell’s Ice Cream Parlour Restaurants LLC	U.S. Borrower	Delaware	100	0
Fernwood Atlanta Corporation	Rockledge Hotel Properties, Inc.	Delaware	100	0
GLIC, LLC	Rockledge Hotel Properties, Inc.	Hawaii	100	0
Harbor-Cal S.D.	Harbor-Cal S.D. Partner LLC (0.1%) U.S. Borrower (99.9%)	California	100	0
Harbor-Cal S.D. Partner LLC	U.S. Borrower	Delaware	100	0
HHR 42 Associates GP LLC	Host Hotels & Resorts, L.P.	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
HHR 42 Associates, L.P.	HHR 42 Associates GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HHR Assets LLC	U.S. Borrower	Delaware	100	0
HHR Auckland Limited	HHR New Zealand Holdings Limited	New Zealand	100	0
HHR Capital Wellington NTL Limited	HHR New Zealand Holdings Limited	New Zealand	100	0
HHR Christchurch IB Limited	HHR New Zealand Holdings Limited	New Zealand	100	0
HHR Christchurch NTL Limited	HHR New Zealand Holdings Limited	New Zealand	100	0
HHR Conventions Pty Ltd.	HHR Holdings Pty Ltd. (Plenary Group (unaffiliated) owns 25% indirectly)	Australia	75	0
HHR Euro II GP B.V.	HHR Investment II Coöperatief U.A.	Netherlands	100	0
HHR Fourth Avenue GP LLC	U.S. Borrower	Delaware	100	0
HHR Fourth Avenue Limited Partnership	HHR Fourth Avenue GP LLC (.1% GP), U.S. Borrower (99.9%)	Delaware	100	0
HHR GHDC GP LLC	U.S. Borrower	Delaware	100	0
HHR GHDC Limited Partnership	HHR GHDC GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HHR Harbor Beach LLC	U.S. Borrower	Delaware	100	0
HHR Holdings Coöperatief U.A.	U.S. Borrower (99.9% LP), HHR Assets LLC (.1% GP)	Netherlands	100	0
HHR Holdings Pty Ltd.	HHR Melbourne Hotel Pty Ltd. (75%) Plenary Group No. 3 Pty Ltd. (15%) (unaffiliated) Plenary Group Pty. Ltd. (10%) (unaffiliated)	Australia	75	0
HHR Hotel Services Pty Ltd	HHR Holdings Pty Ltd. (Plenary Group (unaffiliated) owns 25% indirectly)	Australia	75	0
HHR Investment II Coöperatief U.A.	HHR Member II LLC (1% GP), U.S. Borrower (1% LP)	Netherlands	100	0
HHR JW Rio de Janeiro Investimentos Hoteleiros Ltda.	HHR Rio Holdings LLC (99.9%), HHR Assets LLC (0.1%)	Brazil	100	0
HHR Lauderdale Beach Limited Partnership	HHR Harbor Beach LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
HHR MB Holdings, L.P.	HHR MB LLC (.1% GP), U.S. Borrower 99.9% LP)	Delaware	100	0
HHR MB LLC	U.S. Borrower	Delaware	100	0
HHR Member II LLC	U.S. Borrower	Delaware	100	0
HHR Naples Golf LLC	U.S. Borrower	Delaware	100	0
HHR Naples LLC	HMC OP BN LP	Delaware	100	0
HHR New Zealand Holdings Limited	U.S. Borrower	New Zealand	100	0
HHR Newport Beach LLC	U.S. Borrower	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
HHR Queenstown Limited	HHR New Zealand Holdings Limited	New Zealand	100	0
HHR Rio Holdings LLC	U.S. Borrower	Delaware	100	0
HHR Singer Island GP LLC	U.S. Borrower	Delaware	100	0
HHR Singer Island Limited Partnership	U.S. Borrower (99.9% LP), HHR Singer Island GP LLC (.1% GP)	Delaware	100	0
HHR Union Square Ventures LLC	U.S. Borrower	Delaware	100	0
HHR Wellington IB Limited	HHR New Zealand Holdings Limited	New Zealand	100	0
HHR WRN GP LLC	Host Harbor Island Corporation (50%) Host California Corporation (50%)	Delaware	100	0
HHR WRN Limited Partnership	Host Harbor Island Corporation (49.95% LP), Host California Corporation (49.95% LP), HHR WRN GP LLC (0.1% GP)	Delaware	100	0
HMA Realty Limited Partnership	Ivy Street Hotel Limited Partnership (99%), HMA-GP LLC (1% GP)	Delaware	99.982	.018
HMA-GP LLC	Ivy Street Hotel Limited Partnership (99%), HMC Host Atlanta, Inc. (1%)	Delaware	98.992	1.008
HMC Airport, Inc.	Rockledge Hotel Properties, Inc.	Delaware	100	0
HMC Amelia II LLC	U.S. Borrower	Delaware	100	0
HMC AP Canada Company	HMC AP LP	Nova Scotia	100	0
HMC AP GP LLC	U.S. Borrower (1%), HMC AP GP, Inc. (99%)	Delaware	100	0
HMC AP LP	U.S. Borrower (99.99% LP), HMC AP GP LLC (.01% GP)	Delaware	100	0
HMC Atlanta LLC	U.S. Borrower	Delaware	100	0
HMC Burlingame Hotel L.P.	HMC Burlingame LLC (.1% GP), U.S. Borrower (99.9% LP)	California	100	0
HMC Burlingame LLC	U.S Borrower	Delaware	100	0
HMC Cambridge LP	Host Cambridge GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Capital Resources LP	U.S. Borrower (99.9% LP), Host NY Downtown GP LLC (.1% GP)	Delaware	100	0
HMC Charlotte (Calgary) Company	HMC Charlotte LP	Nova Scotia	100	0
HMC Charlotte GP LLC	U.S. Borrower (99% non managing; 1% managing)	Delaware	100	0
HMC Charlotte LP	U.S. Borrower (99.99% LP), HMC Charlotte GP LLC (.01% GP)	Delaware	100	0
HMC Chicago Lakefront LLC	U.S. Borrower	Delaware	100	0
HMC Chicago LLC	U.S. Borrower	Delaware	100	0
HMC Copley LP	Host Copley GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Desert LLC	U.S. Borrower	Delaware	100	0
HMC Diversified American Hotels, L.P.	HMC Diversified LLC ( 1% GP), U.S. Borrower (99% LP)	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
HMC Diversified LLC	U.S. Borrower	Delaware	100	0
HMC DSM LLC	Host DSM Limited Partnership	Delaware	99.99	.01
HMC East Side LLC	U.S. Borrower	Delaware	100	0
HMC Gateway LP	U.S. Borrower (99.9%), S.D. Hotels LLC (.1%)	Delaware	100	0
HMC Grace (Calgary) Company	HMC Charlotte (Calgary) Company	Nova Scotia	100	0
HMC Grand LP	Host Grand GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Headhouse Funding LLC	U.S. Borrower	Delaware	100	0
HMC Host Restaurants LLC	U.S. Borrower	Delaware	100	0
HMC Hotel Development LP	Host Tampa GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Hotel Properties II Limited Partnership	U.S. Borrower (99% LP), HMC MHP II LLC (1% GP)	Delaware	99.99	.01
HMC Hotel Properties Limited Partnership	HMC Properties I LLC ( 1% GP), U.S. Borrower (1% LP)	Delaware	99.99	.01
HMC HT LP	Host GH Atlanta GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC JWDC GP LLC	U.S. Borrower	Delaware	100	0
HMC Kea Lani LP	Host Kea Lani GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Lenox LP	Host Lenox Land GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Manhattan Beach LLC	U.S. Borrower	Delaware	100	0
HMC Market Street LLC	U.S. Borrower	Delaware	100	0
HMC Maui LP	Host Maui GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC McDowell LP	Host McDowell GP LLC (.1% GP), U.S. Borrower (99.9% (LP)	Delaware	100	0
HMC Mexpark LLC	U.S. Borrower	Delaware	100	0
HMC MHP II LLC	U.S. Borrower (99%), HMC MHP II, Inc. (1%)	Delaware	99	1
HMC Naples Golf, Inc.	Rockledge Hotel Properties, Inc.	Delaware	100	0
HMC NGL LP	U.S. Borrower	Delaware	100	0
HMC O’Hare Suites Ground LP	HHR Naples Golf LLC (1% GP), U.S. Borrower (99% (LP)	Delaware	100	0
HMC OLS I L.P.	HMC OLS I LLC (0.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC OLS I LLC	U.S. Borrower	Delaware	100	0
HMC OLS II L.P.	HMC OLS I L.P. (99.9% LP), HMC OLS I LLC (0.1% GP)	Delaware	100	0
HMC OP BN LP	U.S. Borrower (99.9), Host OP BN LLC (.1)	Delaware	100	0
HMC Palm Desert LLC	U.S. Borrower	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
HMC Partnership Properties LLC	U.S. Borrower (99% managing member), Host Hotels & Resorts, Inc. (1% non-managing member)	Delaware	99	1
HMC PLP LLC	U.S. Borrower	Delaware	100	0
HMC Polanco LLC	HMC Mexpark LLC	Delaware	100	0
HMC Potomac LLC	U.S. Borrower	Delaware	100	0
HMC Properties I LLC	U.S. Borrower	Delaware	100	0
HMC Property Leasing LLC	U.S. Borrower	Delaware	100	0
HMC Reston LP	Host Reston GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Retirement Properties L.P.	Host Holding Business Trust (99% LP) Durbin LLC (1% GP)	Delaware	100	0
HMC Seattle LLC	U.S. Borrower	Delaware	100	0
HMC SFO LP	Host SFO GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMC Suites Limited Partnership	HMC Suites LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
HMC Suites LLC	U.S. Borrower	Delaware	100	0
HMC Times Square Hotel, L.P.	Host Times Square LP (91.8% LP), Timeport, Ltd. (2.5% LP), Timewell Group, Ltd. (3.6% LP), Times Square GP LLC (.1% GP), U.S. Borrower (2% LP)	New York	99.99939	.00061
HMC Times Square Partner LLC	U.S. Borrower (99%), MHP Acquisition Corp. (1%)	Delaware	99	1
HMC Toronto Air Company	HMC Toronto Airport LP	Nova Scotia	100	0
HMC Toronto Airport GP LLC	U.S. Borrower	Delaware	100	0
HMC Toronto Airport LP	U.S. Borrower (99.99%), HMC Toronto Airport GP LLC (.01%)	Delaware	100	0
HMC Toronto EC Company	HMC Toronto EC LP	Nova Scotia	100	0
HMC Toronto EC GP LLC	U.S. Borrower	Delaware	100	0
HMC Toronto EC LP	U.S. Borrower (99.99%), HMC Toronto EC GP LLC	Delaware	100	0
HMC/Interstate Manhattan Beach, L.P.	HMC Manhattan Beach LLC (1% GP) U.S. Borrower (99% LP)	Delaware	100	0
HMH General Partner Holdings LLC	U.S. Borrower	Delaware	100	0
HMH HPT CBM LLC	U.S. Borrower	Delaware	100	0
HMH HPT RIBM LLC	U.S. Borrower	Delaware	100	0
HMH Marina LLC	U.S. Borrower	Delaware	100	0
HMH Pentagon LP	Host Pentagon GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMH Restaurants LP	Host Restaurants GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
HMH Rivers LLC	U.S. Borrower	Delaware	100	0
HMH Rivers, L.P.	HMH Rivers LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
HMH WTC LLC	U.S. Borrower	Delaware	100	0
HMT Lessee Sub (Atlanta) LLC	HMT Lessee Sub III LLC	Delaware	100	0
HMT Lessee Sub (Palm Desert) LLC	HMT Lessee Sub III LLC	Delaware	100	0
HMT Lessee Sub (SDM Hotel) LLC	HMT Lessee Sub I LLC	Delaware	100	0
HMT Lessee Sub I LLC	Rockledge HMT LLC	Delaware	100	0
HMT Lessee Sub II LLC	Rockledge HMT LLC	Delaware	100	0
HMT Lessee Sub III LLC	Rockledge HMT LLC	Delaware	100	0
HMT Lessee Sub IV LLC	Rockledge HMT LLC	Delaware	100	0
HMT SPE (Atlanta) Corporation	Rockledge HMT LLC	Delaware	100	0
HMT SPE (Palm Desert) Corporation	Rockledge HMT LLC	Delaware	100	0
Hopewell Associates L.P.	U.S. Borrower (98% LP), HMC Partnership Properties LLC (1% LP), Ivy Street Hopewell LLC 1% GP	Delaware	99.99	.0001
Host Atlanta II LP	U.S. Borrower (98%), HMC Atlanta LLC (1% GP), HMC Partnership Properties LLC (1% LP)	Delaware	99.99	.01
Host Atlanta Perimeter Ground GP LLC	U.S. Borrower	Delaware	100	0
Host Atlanta Perimeter Ground LP	Host Atlanta Perimeter Ground GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Host CAD Business Trust	U.S. Borrower	Maryland	100	0
Host California Corporation	Host Holding Business Trust	Delaware	100	0
Host Cambridge GP LLC	U.S. Borrower	Delaware	100	0
Host Capitol Hill LLC	Host Holding Business Trust	Delaware	100	0
Host Cincinnati Hotel LLC	Host Cincinnati II LLC	Delaware	100	0
Host Cincinnati II LLC	Cincinnati Plaza	Delaware	100	0
Host City Center GP LLC	U.S. Borrower	Delaware	100	0
Host CLP Business Trust	U.S. Borrower	Maryland	100% Common Stock & 28% preferred stock	0
Host CLP LLC	Host CLP Business Trust	Delaware	100	0
Host Copley GP LLC	U.S. Borrower	Delaware	100	0
Host Dallas Quorum Ground GP LLC	U.S. Borrower	Delaware	100	0
Host Dallas Quorum Ground LP	Host Dallas Quorum Ground GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Host Denver Hotel Company	HST II LLC	Delaware	100	0
Host Denver LLC	Host Denver Hotel Company	Delaware	100	0
Host DSM Limited Partnership	HMC Desert LLC (98% LP, 1% GP), HMC Partnership Properties LLC (1% LP)	Delaware	99.99	.01

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
Host Financing LLC	Host Holding Business Trust	Delaware	100	0
Host FJD Business Trust	U.S. Borrower	Maryland	100	0
Host Fourth Avenue LLC	U.S. Borrower	Delaware	100	0
Host GH Atlanta GP LLC	U.S. Borrower	Delaware	100	0
Host Grand GP LLC	U.S. Borrower	Delaware	100	0
Host Harbor Island Corporation	Host Holding Business Trust	Delaware	100%	0
Host Holding Business Trust	HST LT LLC	Maryland	100% Common Stock & 28% preferred stock	0
Host Hotels Empreendimentos Hoteleiros Ltda.	HHR Assets LLC (1% GP), HHR Rio Holdings LLC (99% LP)	Brazil	100	0
Host Hotels Limited	Euro JV Manager LLC	United Kingdom	100	0
Host Houston Briar Oaks, L.P.	Host Financing LLC (1% GP) Host Holding Business Trust (99% LP)	Delaware	100	0
Host Indianapolis GP LLC	U.S. Borrower	Delaware	100	0
Host Indianapolis Hotel Member LLC	U.S. Borrower	Delaware	100	0
Host Indianapolis I LP	Host Indianapolis GP LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
Host Indianapolis LP	Host Indianapolis Hotel Member LLC (1% GP) U.S. Borrower (99% LP)	Delaware
Host Kea Lani GP LLC	U.S. Borrower	Delaware	100	0
Host Kierland GP LLC	U.S. Borrower	Delaware	100	0
Host Kierland LP	Host Kierland GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Host La Jolla LLC	U.S. Borrower	Delaware	100	0
Host Lenox Land GP LLC	U.S. Borrower	Delaware	100	0
Host Los Angeles GP LLC	U.S. Borrower	Delaware	100	0
Host Los Angeles LP	Host Los Angeles GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Host Maui GP LLC	U.S. Borrower	Delaware	100	0
Host Maui Vacation Ownership LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Host McDowell GP LLC	U.S. Borrower	Delaware	100	0
Host Melbourne LLC	U.S. Borrower	Delaware	100	0
Host Mission Hills Hotel LP	Host Mission Hills II LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Host Mission Hills II LLC	U.S. Borrower	Delaware	100	0
Host Moscone GP LLC	U.S. Borrower	Delaware	100	0
Host Needham Hotel LP	Host Needham II LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Host Needham II LLC	U.S. Borrower	Delaware	100	0
Host NY Downtown GP LLC	U.S. Borrower	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
Host O’Hare Suites Ground GP LLC	U.S. Borrower	Delaware	100	0
Host of Boston, Ltd.	Airport Hotels LLC (1% GP), U.S. Borrower (99% LP)	Massachusetts	100	0
Host of Houston 1979 LP	U.S. Borrower (99% LP), Host of Houston, Ltd. (1% GP)	Delaware	100	0
Host of Houston, Ltd.	Airport Hotels Houston LLC (1% GP) U.S. Borrower (99% LP)	Texas	100	0
Host OP BN GP LLC	U.S. Borrower	Delaware	100	0
Host Park Ridge LLC	U.S. Borrower	Delaware	100	0
Host Pentagon GP LLC	U.S. Borrower	Delaware	100	0
Host PLN Business Trust	U.S. Borrower	Maryland	100	0
Host Realty Hotel LLC	Host Realty LLC	Delaware	100	0
Host Realty LLC	Host Holding Business Trust	Delaware	100	0
Host Realty Partnership, L.P.	HST I LLC (.1% GP) U.S. Borrower (99.9% LP)	Delaware	100	0
Host Restaurants GP LLC	U.S. Borrower	Delaware	100	0
Host Reston GP LLC	U.S. Borrower	Delaware	100	0
Host San Diego Hotel LLC	Host San Diego LLC	Delaware	100	0
Host San Diego LLC	Harbor-Cal S.D.	Delaware	100	0
Host SFO GP LLC	U.S. Borrower	Delaware	100	0
Host SH Boston Corporation	Host Holding Business Trust	Massachusetts	100	0
Host South Coast GP LLC	U.S. Borrower	Delaware	100	0
Host Swiss GP LLC	U.S. Borrower	Delaware	100	0
Host Tampa GP LLC	U.S. Borrower	Delaware	100	0
Host Times Square GP LLC	U.S. Borrower	Delaware	100	0
Host Times Square LP	Host Times Square GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Host UK Business Trust	U.S. Borrower	Maryland	100	0
Host Waltham Hotel LP	Host Waltham II LLC (.1% GP), Host Holding Business Trust (99.9% LP)	Delaware	100	0
Host Waltham II LLC	Host Holding Business Trust	Delaware	100	0
Host WNY GP LLC	U.S. Borrower	Delaware	100	0
Hotelera Host San Cristobal Limited	Host CLP Business Trust (4%), RHP Foreign Lessee LLC (96%)	Chile	100	0
Hotels Union Square LLC	HHR Union Square Ventures LLC	Delaware	100	0
HST Asia/Australia Asset Manager LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Asia/Australia LLC	U.S. Borrower	Delaware	100	0
HST EBT Euro Holdings B.V.	Host Holding Business Trust	Netherlands	100	0
HST Euro II LP B.V.	HHR Investment II Coöperatief U.A.	Netherlands	100	0
HST GP Euro B.V.	HST EBT Euro Holdings B.V.	Netherlands	100	0
HST GP LAX LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST GP Mission Hills LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST GP San Diego LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
HST GP South Coast LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST GP SR Houston LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Grand Central LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST I LLC	U.S. Borrower	Delaware	100	0
HST II LLC	Host Holding Business Trust	Delaware	100	0
HST III LLC	Host Holding Business Trust	Delaware	100	0
HST Kierland LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee Boston LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee Cincinnati LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee CMBS LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee Denver LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee Indianapolis LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee Keystone LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee LAX LP	HST GP LAX LLC (1% GP) Rockledge Hotel Properties, Inc. (99% LP)	Delaware	100	0
HST Lessee Mission Hills LP	HST GP Mission Hills LLC (1% GP) Rockledge Hotel Properties, Inc. (99% LP)	Delaware	100	0
HST Lessee Needham LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee San Diego LP	HST GP San Diego LLC (1% GP) Rockledge Hotel Properties, Inc. (99% LP)	Delaware	100	0
HST Lessee SNYT LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee South Coast LP	HST GP South Coast LLC (1% GP) Rockledge Hotel Properties, Inc. (99% LP)	Delaware	100	0
HST Lessee SR Houston LP	HST GP SR Houston LLC (1% GP) Rockledge Hotel Properties, Inc. (99% LP)	Delaware	100	0
HST Lessee Waltham LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee West Seattle LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Lessee WNY LLC	Rockledge Hotel Properties, inc.	Delaware	100	0
HST Lessee WSeattle LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST LP Euro B.V.	HST EBT Euro Holdings B.V.	Netherlands	100	0
HST LT LLC	U.S. Borrower	Delaware	100	0
HST RHP LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST San Diego HH Lessee GP LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST San Diego HH LP	HST San Diego HH Lessee GP LLC (1% GP), Rockledge Hotel Properties, Inc. (99%)	Delaware	100	0
HST Sub-Owner LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
HST Union Square LLC	HHR Union Square Ventures LLC	Delaware	100	0
HST WRN LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
IHP Holdings Partnership, L.P.	HMH General Partner Holdings LLC (1% GP) U.S. Borrower (99% LP)	Pennsylvania	100	0

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
Inversiones y Hotelera Host San Cristobal Limitada	Host CLP Business Trust (1% GP), Host CLP LLC (1% LP)	Chile	100	0
Ivy Street Hopewell LLC	U.S. Borrower	Delaware	100	0
Ivy Street Hotel Limited Partnership	U.S. Borrower (14.8% LP), Ivy Street LLC (.01% GP), Host Atlanta II LP (80% GP), Hopewell Associates LP (5.1% LP)	Georgia	99.992	.008
Ivy Street LLC	U.S. Borrower	Delaware	100	0
JWDC Limited Partnership	HMC JWDC GP LLC (.1% GP), JWDC LP Holdings Limited Partnership (99.9%)	Delaware	100	0
JWDC LP Holdings Limited Partnership	HMC JWDC GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Lauderdale Beach Association	HHR Lauderdale Beach Limited Partnership (49.9% GP), RV/C Association (unaffiliated) (50.1% GP)	Florida	49.9	0
Manchester Grand Resorts, Inc.	Rockledge Hotel Properties, Inc.	California	100	0
Manchester Grand Resorts, L.P.	U.S. Borrower (99% LP) Manchester Grand Resorts, Inc.	California	100	0
Market Street Host LLC	U.S. Borrower	Delaware	100	0
Marriott Mexico City Partnership	HMC Airport, Inc. (52.4% GP) Aeropuerto Shareholder, Inc. (unaffiliated) (47.6%)	Delaware	52.4	0
MDSM Finance LLC	HMC Palm Desert LLC	Delaware	100	0
MFI Liquidating Agent LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Mutual Benefit Chicago Suite Hotel Partners, L.P.	HMC Chicago LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
New Market Street LP	U.S. Borrower (99.9% LP), HMC Market Street LLC (0.1% GP)	Delaware	100	0
Pacific Gateway, Ltd.	S.D. Hotels LLC (.1% GP), HMC Gateway LP (99.9% LP)	California	100	0
Pacifica Partners Private Limited	HST Sub-Owner LLC	Singapore	100	0
Philadelphia Airport Hotel Limited Partnership	Philadelphia Airport Hotel LLC (0.1% GP), U.S. Borrower (88.9% capital, 98.9% profits LP), Philadelphia Airport Hotel Corporation (1% profit, 11% capital LP)	Pennsylvania	89	11
Philadelphia Airport Hotel LLC	U.S. Borrower	Delaware	100	0
Philadelphia Market Street HMC Hotel Limited Partnership	New Market Street LP (0.1% GP, 62.9% capital, 72.9% profits Class B LP and 12.75% Class C LP), U.S. Borrower (11% Class B LP), Philadelphia Market Street Hotel Corporation (1% profit, 11% capital Class B LP), Synterra Partners, L.P. (unaffiliated) (2.25% Class A LP)	Delaware	86.75	11

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
Philadelphia Market Street Marriott Hotel II Limited Partnership	Market Street Host LLC (.5% GP), Marriott Market Street Hotel, Inc. (unaffiliated) (99% LP), Philadelphia Market Street HMC Hotel Limited Partnership (.5% LP)	Delaware	1	0
PM Financial LLC	U.S. Borrower	Delaware	100	0
PM Financial LP	PM Financial LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
Potomac Hotel Limited Partnership	HMC Potomac LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
RHP Foreign Lessee LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge HMC BN LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge HMT LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge Hotel LLC	U.S. Borrower	Delaware	100	0
Rockledge Hotel Properties, Inc	Rockledge Hotel LLC	Delaware	100	0
Rockledge Insurance Company (Cayman) Ltd.	U.S Borrower	Cayman Islands	100	0
Rockledge Manhattan Beach LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge Minnesota LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge NY Times Square LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge Potomac LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge Riverwalk LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
Rockledge Square 254 LLC	Rockledge Hotel Properties, Inc.	Delaware	100	0
S.D. Hotels LLC	U.S. Borrower	Delaware	100	0
Santa Clara Host Hotel Limited Partnership	Host Santa Clara GP LLC (1%), U.S Borrower (99% LP)	Delaware	99.985	.015
Seattle Host Hotel Company LLC	Benjamin Franklin Hotel, Inc. (50% Member) W&S Realty Corporation of Delaware (50% Member)	Delaware	100	0
SNYT LLC	Host Holding Business Trust	Delaware	100	0
South Coast Host Hotel LP	Host South Coast GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Starlex LP	Host WNY GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0
Tiburon Golf Ventures Limited Partnership	HHR Naples Golf LLC (1% GP), U.S. Borrower (99% LP)	Delaware	100	0
Timeport, L.P.	HMC Times Square Partner LLC (1% GP), Host Times Square LP (99% LP)	Georgia	99.99	.01
Times Square GP LLC	U.S. Borrower	Delaware	100	0
Timewell Group, Ltd.	HMC Times Square Partner LLC (1% GP), Host Times Square LP (99% LP)	Georgia	99.99	.01

Entity	Direct Owner(s)	Jurisdiction of Formation	% Owned by U.S. Borrower (indirectly or directly)	% Owned by Host Hotels & Resorts, Inc. (indirectly or directly) other than through U.S. Borrower
W&S Realty Corporation of Delaware	HST III LLC	Delaware	100	0
Wellsford-Park Ridge HMC Hotel Limited Partnership	Host Park Ridge LLC (1% GP, 98% LP), HMC Capital Resources LP (1% LP)	Delaware	100	0
YBG Associates LP	Host Moscone GP LLC (.1% GP), U.S. Borrower (99.9% LP)	Delaware	100	0

SCHEDULE 5.19

INDEBTEDNESS

Borrower	Description	Balance as of 11/18/11
		(in thousands)
	Senior Notes
Host Hotels & Resorts, L.P.	Series O Senior Notes due 2015	$650,000

Host Hotels & Resorts, L.P.	Series Q Senior Notes due 2016	$800,000

Host Hotels & Resorts, L.P.	Series S Senior Notes due 2014	$500,000

Host Hotels & Resorts, L.P. -	Series T Senior Notes due 2017	$400,000

Host Hotels & Resorts, L.P.	Series V Senior Notes due 2020	$500,000

Host Hotels & Resorts, L.P.	Series W Senior Notes due 2019	$500,000

Host Hotels & Resorts, L.P.	Series Y Senior Notes due 2021	$300,000
	Old Marriott Corporation Senior Notes
Host Hotels & Resorts, L.P.	Series L Senior Notes due 2012	$6,848

	Exchangeable Debentures
Host Hotels & Resorts, L.P.	3.250% Exchangeable Debentures	$175,000

Host Hotels & Resorts, LP.	2.625% Exchangeable Debentures	$420,986

Host Hotels & Resorts, LP.	2.5% Exchangeable Debentures	$400,000

	Mortgage Debt
JWDC Limited Partnership	JW Marriott-Washington, DC Mortgage		$114,250

HMC Hotel Properties Limited Partnership	MHP - Orlando Mortgage		$246,000

Lauderdale Beach Association	Harbor Beach Mortgage		$134,000

HHR Naples LLC & HHR Newport Beach LLC	Ritz Naples & Newport Beach Mortgage		$300,000

HHR New Zealand Holdings Limited	New Zealand Mortgage	NZD	105,000

HHR Conventions PTY Limited	Melbourne Mortgage	AUD	80,000

Host Denver LLC	Westin Denver Tabor Center Mortgage		$35,614

	Other Debt
Host Hotels & Resorts, L.P.	Newark Airport		$32,300

Host Hotels & Resorts, L.P.	Dulles Airport		$11,500

Philadelphia Airport Hotel Limited Partnership	Philadelphia Airport		$40,000

Philadelphia Market Street HMC Hotel LP	Philadelphia Convention Center Land Note		$1,015

Various	Capital Lease Obligations		$1,079

Hotels Union Square LLC	Contingent Obligation		$10,750

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

HOST HOTELS & RESORTS, L.P.:

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: General Counsel, Department 923

Telephone: (240) 744-5167

Telecopier: (240) 744-5154

Electronic Mail: Bill.Kelso@hosthotels.com

Website Address: www.hosthotels.com

U.S. Taxpayer Identification Number: 52-2095412

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Street Address: 901 MAIN ST

Mail Code: TX1-492-14-14

City, State ZIP Code: DALLAS, TX 75202

Attention: TRACY MACKIE

Telephone: 214.209.2154

Telecopier: 214.290.9425

Electronic Mail: tracy.f.mackie@bankofamerica.com

Account No. (for Dollars):

BANK OF AMERICA NA

ABA: 026009593

ACCT: 1292000883

ATTN: CREDIT SERVICES

RE: Host Hotels & Resorts

Account No. (for Euro):

BANK OF AMERICA. LONDON

SWIFT: BOFAGB22

ACCT: 65280019

ATTN: CREDIT SERVICES

RE: Host Hotels & Resorts

1

Account No. (for Sterling):

BANK OF AMERICA. LONDON

SORT CODE: 16-50-50

SWIFT: BOFAGB22

ACCT: 65280027

ATTN: CREDIT SERVICES

RE: Host Hotels & Resorts

Account No. (for Yen):

BANK OF AMERICA, TOKYO

SWIFT: BOFAJPJX

ACCT: 606490661046

ATTN: CREDIT SERVICES

RE: Host Hotels & Resorts

Account No. (for New Zealand Dollars):

ANZ NATIONAL BANK

SWIFT: ANZBNZ22

ACCT: 201038NZD00001

ATTN: CREDIT SERVICES

RE: Host Hotels & Resorts

Account No. (for Canadian Dollars):

BANK OF AMERICA, CANADA

SWIFT: BOFACATT

ACCT: 711465003220

ATTN: CREDIT SERVICES

RE: Host Hotels & Resorts

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code: TX1-492-14-11

Dallas, TX 75202

Attention: Sheri Starbuck

Telephone: 214 209-3758

Telecopier: 214 290-8392

Electronic Mail: sheri.starbuck@baml.com

2

L/C ISSUERS:

Bank of America, NA

PA6-580-33-02-30

1 Fleet Way

Scranton, PA 18507

Attention: Brian Gibbons

Telephone: 570-330-4801

Fax: 570-330-4187

Email: scranton_standby_lc@bankofamerica.com

Wells Fargo Bank, N.A.

1750 H. St. NW, Suite 550

Washington, DC 20006

Attention: Tom Gateau

Phone: 202.303.3006

Fax: 202.429.2589

Email: thomas.j.gateau@wellsfargo.com

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Floor 3

Newark, DE 19713

Attention: Nicole Mangiaracina

Telephone: 302-634-2022

Fax: 201-244-3885

Email: Nicole.f.mangiaracina@jpmorgan.com

SWING LINE LENDERS:

Domestic Swing Line Lender:

Bank of America, N.A.

Street Address: 901 MAIN ST

Mail Code: TX1-492-14-14

City, State ZIP Code: DALLAS, TX 75202

Attention: TRACY MACKIE

Telephone: 214.209.2154

Telecopier: 214.290.9425

Electronic Mail: tracy.f.mackie@bankofamerica.com

BANK OF AMERICA NA

ABA: 026009593

ACCT: 1292000883

ATTN: CREDIT SERVICES

RE: Host Hotels & Resorts

3

Canadian Dollar Swing Line Lender:

Bank of America NA, Canada Branch

200 Front Street West, Toronto, Ontario

Attention: Marian D’Souza

Telephone: 416.369.2832

Telecopier: 312.453.4041

Electronic Mail: marian.d’souza@baml.com

Swift Code: BOFACATT

A/C # 90083255

Attn: Loans Department

Transit #: 024156792

Ref: HMC TORONTO EC COMPANY

Alternative Currency Swing Line Lender:

BankAmerica International New York

335 Madison Avenue, New York, New York 10017

Swift Code: BOFAUS3N      ABA# 026009593

For the Account of: Bank of America, N.A., Canada Branch

Account # 65502-01805

Swift Code: BOFACATT

Ref: HMC TORONTO EC COMPANY

COLLATERAL AGENT:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code: TX1-492-14-11

Dallas, TX 75202

Attention: Sheri Starbuck

Telephone: 214 209-3758

Telecopier: 214 290-8392

Electronic Mail: sheri.starbuck@baml.com

4

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 7 below (select one):

☐ A Borrowing of Committed Loans            ☐ A conversion of Committed Loans

☐ A continuation of Eurocurrency Rate Committed Loans

Under the (select one):

         U.S. Dollar Tranche             Alternative Currency Tranche

         New Zealand Dollar Tranche [         Supplemental Tranche]

2. On                      (a Business Day).

3. In the amount of $            .

4. Comprised of                     .

[Type and Tranche of Committed Loan requested, converted or continued]

5. For Eurocurrency Rate Loans: with an Interest Period of              months.

6. In the following currency:                     .

7. On behalf of                                          [insert name of applicable Designated Borrower]

A-1

The Committed Borrowing, if any, requested herein complies with Section 2.02 of the Agreement.

HOST HOTELS & RESORTS, L.P.

By:	Host Hotels & Resorts, Inc.,

its general partner

Name:

Title:

A-2

EXHIBIT B-1

FORM OF BID REQUEST

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

The Lenders are invited to make Bid Loans:

1. On                      (a Business Day).

2. In an aggregate amount not exceeding $             (with any sublimits set forth below).

3. Comprised of (select one):

☐      Bid Loans based on an Absolute Rate            ☐      Bid Loans based on Eurocurrency Base Rate

Bid Loan No.	Interest Period requested	Maximum principal amount requested	Currency
1	days/mos	$

2	days/mos	$

3	days/mos	$

4. On behalf of                                          [insert name of applicable Designated Borrower]

The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.

B-1-1

The Company authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

HOST HOTELS & RESORTS, L.P.,

By:	Host Hotels & Resorts, Inc., its

general partner

Name:

Title:

B-1-2

EXHIBIT B-2

FORM OF COMPETITIVE BID

            ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P., a Delaware limited partnership, (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

In response to the Bid Request dated             ,                     , the undersigned offers to make the following Bid Loan(s):

1.	Borrowing date: (a Business Day).

2.	In an aggregate amount not exceeding $ (with any sublimits set forth below).

3.	Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate Bid or Eurocurrency Margin Bid*	Currency
1	days/mos	$	(- +)%

2	days/mos	$	(- +)%

3	days/mos	$	(- +)%

*	Expressed in multiples of 1/100th of a basis point.

B-2-1

Contact Person:                      Telephone:

[LENDER]

By:

Name:

Title:

******************************************************************************

THIS SECTION IS TO BE COMPLETED BY THE COMPANY IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted	Currency

$

$

$

HOST HOTELS & RESORTS, L.P.
By:	Host Hotels & Resorts, Inc.,
is general partner

Name:

Title:

Date:

B-2-2

EXHIBIT C-1

FORM OF DOMESTIC SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Domestic Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a)(i) of the Agreement.

HOST HOTELS & RESORTS, L.P.

By:	Host Hotels & Resorts, Inc.

Name:

Title:

EXHIBIT C-2

FORM OF ALTERNATIVE CURRENCY SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A. Canada Branch, as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

The undersigned hereby requests an Alternative Currency Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(b)(i) of the Agreement.

HOST HOTELS & RESORTS, L.P.

By:	Host Hotels & Resorts, Inc.

Name:

Title:

EXHIBIT C-3

FORM OF CANADIAN DOLLAR SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A. Canada Branch, as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Canadian Dollar Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of Cdn$ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(c)(i) of the Agreement.

HOST HOTELS & RESORTS, L.P.

By:	Host Hotels & Resorts, Inc.

Name:

Title:

EXHIBIT C-4

FORM OF TERM LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

The Company hereby requests (select one):

☐ A Borrowing of Term Loans    ☐ A conversion of Term Loans

☐ A continuation of Eurocurrency Rate Term Loans

2.	On (a Business Day).

3.	In the amount of $ .

4.	Comprised of .

[Type of Term Loan requested, converted or continued]

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

The Term Loan Borrowing, if any, requested herein complies with Section 2.02 of the Agreement.

HOST HOTELS & RESORTS, L.P.

By: Host Hotels & Resorts, Inc.

Name:

Title:

EXHIBIT D

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05 of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Company Guaranty, the Subsidiaries Guaranty and the Security Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

Name:

Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Amended and Restated Credit Agreement referred to below. The obligations of Company and its Subsidiaries under the Amended and Restated Credit Agreement are as set forth in the Amended and Restated Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Amended and Restated Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Amended and Restated Credit Agreement, the terms of the Amended and Restated Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

RE: Amended and Restated Credit Agreement among Host Hotels and Resorts, L.P. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender dated as of July 25, 2012. Capitalized terms used herein without definition shall have the same meanings assigned to such terms in the Amended and Restated Credit Agreement.

I, [                    ], do hereby certify that I am the [                            ] of Host Hotels & Resorts, Inc., a Maryland corporation (“HHRI”) and the sole general partner of the Company, and in my capacity as such and not in any individual capacity, further certify, to the best of my knowledge and belief:

A.	no Default or Event of Default has occurred and is continuing, as such terms are defined in the Amended and Restated Credit Agreement; and

B.	that the enclosed calculations establish that the Company and its Subsidiaries were in compliance with the provisions of Sections 7.02, 7.08, 7.10, 7.11, 7.15, 7.16, and 7.17 of the Amended and Restated Credit Agreement at the end of the quarter ended [ ].

C.	that the attached financial reports for the [quarter] [year] ended [ ] fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated.

IN WITNESS WHEREOF, I have hereunto set my hand, in my capacity as an officer of HHRI and not in any individual capacity, as of the date first written above.

[ Date]
Name:
Title:

HOST HOTELS AND RESORTS, L.P.

Compliance Certificate dated [            ] for Test Period Ended [            ]

Amended and Restated Credit Agreement dated July [    ], 2012

(in thousands)

a.	Section 7.02 – Indebtedness
	(a)	Indebtedness Incurred during the Last Twelve Months ended [ ]
		[ ]				[	]

					$	[	]

Indebtedness is not permitted if the incurrence of such Indebtedness will result or would have resulted in a Default or Event of Default.
	(b)	Contingent Obligations

		Total Contingent Obligations Incurred after 11/22/2011			$	[	]
		Maximum permitted is equal to 3% of the Adjusted Total Assets			$	[	]

b.	Section 7.08 – Sale of Assets
	(a)	Asset Sales for at least 75% cash during the Last Twelve Months ended [ ]				[	]
						[	]

					$	[	]

Asset sales shall be permitted so long as the incurrence of such Asset Sale would not result in a Default or Event of Default. Asset Sales must be for FMV and at least 75% cash.

		Net cash Proceeds from any Assets Sale during the current Asset Sale Period in excess of 1% of Adjusted Total Assets ($[ ]) are to be applied as required by Section 2.06(f).	Net Cash Proceeds during the current Asset Sale Period		$	[	]
			[	]		[	]
			[	]		[	]
			[	]		[	]
			[	]		[	]
			[	]		[	]
			Other Capital Expenditures			[	]

			Total Capital Expenditures		$	[	]

As of [                    ], total capital expenditures

for the period beginning 180 days before the current

Asset Sale Period and continuing to the Determination

Date exceed Net Cash Proceeds from Asset Sales

during the current Asset Sale Period.

HOST HOTELS AND RESORTS, L.P.

Compliance Certificate dated [            ] for Test Period Ended [            ]

Amended and Restated Credit Agreement dated July [    ], 2012

(in thousands)

c.	Section 7.10 — Acquisitions; Investments
	(i)	Acquisitions of Hotel Properties, other real estate or other assets constituting a Related Business during the Last Twelve Months ended [ ]
		[ ]			[	]
		[ ]			[	]
		[ ]			[	]
		[ ]			[	]
		[ ]			[	]

				$	[	]
While the Leverage Ratio is greater than or equal to 6.00:1.00, Acquisitions and Investments are not permitted if the occurrence of such will result or would have resulted in the Financial Condition Test not being met (e.g., a Default or Event of Default in respect to calculating Sections 7.15 through 7.17).
	(ii)	Net Acquisitions of non-real estate assets in the current fiscal year			$—
		If the Leverage Ratio is greater than or equal to 6.00:1.00, the Maximum permitted shall not exceed 1% of the Adjusted Total Assets.	Roll Forward Amount 1% of Adjusted Total Assets

		While the Leverage Ratio is greater than or equal to 6.00:1.00, Acquisitions and Investments are not permitted if the occurrence of such will result or would have resulted in the Financial Condition Test not being met (e.g., a Default or Event of Default in respect to calculating Sections 7.15 through 7.17).	Total Limit	$
	(iii)	Net Investments in (Distributions from) a Subsidiary that is not a Guarantor in the current fiscal year		$
		If the Guaranty Requirement is in effect, the Maximum permitted shall not exceed 10% of the Adjusted Total Assets.	Roll Forward Amount 10% of Adjusted Total Assets

		While the Guaranty Requirement is in effect, Acquisitions and Investments are not permitted if the occurrence of such will result or would have resulted in the Financial Condition Test not being met (e.g., a Default or Event of Default in respect to calculating Sections 7.15 through 7.17).	Total Limit	$
	(iv)	Net Investments in (Distributions from) a Non-Subsidiary in the current fiscal year		$
		If the Guaranty Requirement is in effect, the Maximum permitted shall not exceed 10% of the Adjusted Total Assets.	Roll Forward Amount 10% of Adjusted Total Assets

		While the Guaranty Requirement is in effect, Acquisitions and Investments are not permitted if the occurrence of such will result or would have resulted in the Financial Condition Test not being met (e.g., a Default or Event of Default in respect to calculating Sections 7.15 through 7.17).	Total Limit	$

HOST HOTELS AND RESORTS, L.P.

Compliance Certificate dated [            ] for Test Period Ended [            ]

Amended and Restated Credit Agreement dated July [    ], 2012

(in thousands)

d.	Section 7.11 — Dividends
	Actual cash dividends declared		$	[	]
	Consolidated EBITDA *		$	[	]
	Consolidated Interest Expense *		$	[	]
	Consolidated Interest Coverage Ratio			[	]
	Adjusted Funds From Operations - 85% (YTD)		$	[	]
Maximum permitted while the Leverage Ratio is greater than or equal to 6.00:1.00
The greater of i) the greatest of a) 100% of Cash Available for Distribution b) 100% of Taxable Income and c) the minimum amount necessary to maintain tax status us a REIT (90% of taxable income) and ii) 85% of Adjusted FF0 for such fiscal year, when the Consolidated Interest Coverage Ratio is greater than 2.00:1.00.
Cash Dividends to HHRI not to exceed $10M for the term of the Facility.
Cash Dividends to HHRI to repurchase its’ capital stock and OP Units of up to 1% of Adjusted Total
Assets per fiscal year plus Roll Forward Amount.
Roll Forward Amount 1% of Adjusted Total Assets

		Total Limit	$
e.	Section 7.15 – Maximum Leverage Ratio
	Consolidated Total Debt *		$	[	]
	Consolidated EBITDA *		$	[	]
	Leverage Ratio			[	]
	Maximum permitted			7.25:1.00

f.	Section 7.16 — Minimum Unsecured Interest Coverage Ratio
	Unencumbered Consolidated EBITDA •		$	[	]
	Unsecured Consolidated Interest Expense •		$	[	]
	Unsecured Interest Coverage Ratio			[	]
	Minimum permitted	if Leverage Ratio < 7.00:1.00		1.75:1.00
		if Leverage Ratio ≥ 7.00:1.00		1.50:1.00
g.	Section 7.17 — Minimum Fixed Charge Coverage Ratio
	Consolidated EBITDA		$	[	]
	Less: 5% of Hotel Property Gross Revenues			[	]
	Less: 3% of All Other Real Estate Gross Revenues			[	]

	Adjusted Consolidated EBITDA		$	[	]
Fixed Charges

HOST HOTELS AND RESORTS, L.P.

Compliance Certificate dated [            ] for Test Period Ended [            ]

Amended and Restated Credit Agreement dated July [    ], 2012

(in thousands)

	Consolidated Interest Expense *	$	[	]
	Preferred Stock Dividends accrued and/or paid		[	]
	Scheduled Amortization Payments		[	]
	Cash Taxes on Ordinary Income		[	]

	Total Fixed Charges	$	[	]
	Consolidated Fixed Charge Coverage Ratio		[	]
	Minimum permitted		1.25:1.00

h.	Applicable Rate Calculation
	If no Investment Grade Status:	$	[	]

Consolidated Total Debt
	Consolidated Total Debt without Leisure Park Exclusion	$	[	]
	Consolidated EBITDA *	$	[	]
	Leverage Ratio		[	]
	Applicable Rate		[	]

If Investment Grade Status:

	Debt Rating(s)		[	]
	Applicable Rate		[	]

Supporting Calculations for Compliance Certificate dated [            ]

For Test Period ended [            ]

(in millions)

Consolidated EBITDA (Pro Forma for Last Twelve Months ended [ ] )
Net income
Interest expense
Depreciation and amortization
Income taxes
Interest expense, depreciation and income taxes for discontinued operations

Gains and losses on dispositions
Amortization of deferred gains and other property transactions
Acquisition Costs (including break-up fees and lost deposits for acquisitions not pursued)
Litigation Loss
Impairment charges
Equity investment adjustments:
Equity in earnings/losses of affiliates
Distributions from equity investments
Consolidated partnership adjustments:
Pro Rata EBITDA of minority owners

Adjusted EBITDA of Host LP
Plus: Non-cash Adjustments
Plus: Pro Forma Adjustments

Consolidated EBITDA (Pro Forma for Last Twelve Months ended )

Unencumbered EBITDA (Pro Forma for Last Twelve Months ended )
Full Service EBITDA
Limited Service EBITDA
Unencumbered EBITDA related to outside partners
EBITDA from Subsidiaries with Unsecured Debt
Unencumbered Other EBITDA

Consolidated Total Debt as of
Total Debt as of
Less: Disc Adj. (FSP 14-1) on Exchangeable Debentures
Plus: W Union Square Contingent Obligation
Less: Net (Premiums) on Assumed Debt
Less: Debt related to outside partners
Less: Unrestricted Cash over $100,000

Adjusted Funds From Operations for the Twelve Weeks ended
Net Income (loss)
Preferred Dividend
Net income (loss) available to common stockholders
Adjustments:
Gain on dispositions, net of taxes
Depreciation and amortization
Partnership adjustments
Impairments
Litigation Loss
Acquisition Costs
Extinguishment of debt and other
Impact of APB 14-1
2004 Debentures dilution
2009 Debentures dilution

Supporting Calculations for Compliance Certificate dated [            ]

For Test Period ended [            ]

(in millions)

Adjusted Funds From Operations for the Last Twelve Months ended [ ]
Net income (loss)
Preferred Dividend

Net income (loss) available to common stockholders
Adjustments:
Gain on dispositions, net of taxes
Depreciation and amortization
Partnership adjustments
Impairments
Litigation Loss
Acquisition Costs
Extinguishment of debt and other
Impact of APB 14-1
Debentures dilution

Consolidated Interest Expense (Pro Forma for Last Twelve Months ended September [ ])
Pro Forma Interest Expense for Last Twelve Months ended [ ]
Unsecured Interest Expense (Pro Forma for Last Twelve Months ended [ ])
[ ]

Pro Forma Interest on All Other unsecured debt

Pro Forma Unsecured Interest Expense for last Twelve Months ended [ ]

EXHIBIT F-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Closing Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Closing Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities6) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor

[2]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[3]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[6]	Include all applicable subfacilities.

F-1-1

to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower(s):

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time) among Host Hotels & Resorts, L.P., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer, and Swing Line Lender

F-1-2

6. Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans[10]		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7. Trade Date:                      ]11

Closing Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE CLOSING DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[7]	List each Assignor, as appropriate.
[8]	List each Assignor, as appropriate.
[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Closing Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

F-1-3

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][13]
Host Hotels & Resorts, L.P.
By:	Host Hotels & Resorts, Inc.,
its general partner

Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement

F-1-4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.11 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

F-1-5

2. Payments. From and after the Closing Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Closing Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Closing Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

F-1-6

EXHIBIT F-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Administrative Details Reply Form

FAX ALONG WITH COMMITMENT LETTER TO: SHERI STARBUCK, FAX#:214.290.8392 AND MARVIN SENSABAUGH, FAX#: 704.719.8705

I. Borrower Name	Host Hotels & Resorts, L.P.
$1,000,000,000 Senior Unsecured Revolving Credit Facility

II. Legal Name of Lender for Signature Page:

III. Name of Lender for any eventual tombstone:

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information

	Credit Contact	Operations Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

	Bid Contact	L/C Contact	Draft Documentation Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

F-2-1

VII. Lender’s Fed Wire Payment Instructions

Pay to:

(Name of Lender)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

(Attention)

VIII. Organizational Structure:

Foreign Br., organized under which laws, etc.
Lender’s Tax ID:

Tax withholding Form Attached (For Foreign Buyers)

[ ]	Form W-9

[ ]	Form W-8

[ ]	Form 4224 effective:

[ ]	Form 1001

[ ]	W/Hold % Effective

[ ]	Form 4224 on file with Bank of America from previous current years transaction

IX. Bank of America Payment Instructions:

Servicing Site:	Dallas, Texas

Pay to:	Bank of America’s Wiring Instructions for Credit Services Dallas: BANK OF AMERICA, N.A. New York, NY ACCT.# 1292000883 ABA# 026009593 ATTN: Credit Services REF: Host Hotels & Resorts, L.P.

F-2-2

X. Name of Authorized Officer:

Name:

Signature:

Date:

F-2-3

EXHIBIT G-1

FORM OF COMPANY GUARANTY

This COMPANY GUARANTY AGREEMENT (this “Guaranty”) is entered into as of November 22, 2011, between Host Hotels & Resorts, L.P. (the “Guarantor”) and Bank of America, N.A., as Administrative Agent, on behalf of itself and the Lenders.

Reference is hereby made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Host Hotels & Resorts, L.P., as a Borrower, the Designated Borrowers from time to time party thereto (collectively, the “Borrowers”), the various Lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement.

The Lenders and the L/C Issuers have agreed to extend credit to the Designated Borrowers identified on Schedule A hereto, as amended or supplemented or deemed amended or supplemented from time to time in accordance with Paragraph 18 below, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the L/C Issuers to extend such credit are conditioned upon, among other things, the execution and delivery of this Guaranty. Accordingly, for value received, the sufficient of which is hereby acknowledged, the parties hereto agree as follows:

1. Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, the Obligations of each Designated Borrower (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent, the Collateral Agent the Lenders and/or the L/C Issuers in connection with the collection or enforcement thereof in accordance with Section 10.04 of the Credit Agreement), and whether recovery upon such Obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or any Designated Borrower under the Bankruptcy Code (Title 11, United States Code), and Canadian Insolvency Law, any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Designated Borrower of any proceeding under any Debtor

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Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized in the United States of America. The Guarantor shall make all payments hereunder without setoff or counterclaim and subject to, and in accordance with, Section 3.01 of the Credit Agreement, free and clear of and without deduction for any Taxes. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. All payments under this Guaranty shall be made in accordance with Section 2.13(a) of the Credit Agreement. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Designated Borrower, including, but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Designated Borrower’s property, or by economic, political, regulatory or other events in the countries where any Designated Borrower is located.

3. Rights of Administrative Agent. Subject to the terms of the Credit Agreement, the Guarantor consents and agrees that the Administrative Agent, on behalf of itself and the Lenders, and the Lenders, may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of, or impair any Lien on, any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of any Designated Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer) of the liability of any Designated Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome

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than those of any Designated Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer to proceed against any Designated Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s, any Lender’s or any L/C Issuer’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held

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by the Administrative Agent, the Collateral Agent or any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Designated Borrower or any other person or entity is joined as a party.

6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full (other than contingent indemnification obligations that have not yet been asserted) and any commitments of the Lenders or facilities provided by the Lenders or any L/C Issuer with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and the L/C Issuers and shall forthwith be paid to the Administrative Agent, on behalf of itself, the L/C Issuers and the Lenders, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing, absolute and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than contingent indemnification obligations that have not yet been asserted) and any commitments of the Lenders and L/C Issuers or facilities provided by the Lenders and L/C Issuers with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Designated Borrower or the Guarantor is made, or the Administrative Agent, any Lender or the L/C Issuer exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or the L/C Issuer in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent, such Lender or the L/C Issuer is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

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8. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Designated Borrowers owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Designated Borrowers to the Guarantor as subrogee of the Administrative Agent, the Lenders or the L/C Issuers or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. Notwithstanding anything to the contrary set forth herein and to the extent permitted under the Credit Agreement, the Designated Borrowers may make any payment to the Guarantor in respect of such obligations and indebtedness. If the Administrative Agent so requests at any time following the occurrence and during the continuance of any Event of Default, any such obligation or indebtedness of the Designated Borrowers to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Administrative Agent, the Lenders and the L/C Issuers and the proceeds thereof shall be paid over to the Administrative Agent, for itself, the Lenders and the L/C Issuer, on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or any Designated Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon written demand by the Administrative Agent.

10. [Intentionally Omitted].

11. Miscellaneous. Subject to the terms of the Credit Agreement, no provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Administrative Agent, any Lender or any L/C Issuer or any term or provision thereof.

12. Condition of Designated Borrowers. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Designated Borrower and any other guarantor such information concerning the financial condition, business and operations of such Designated Borrower and any such other guarantor as the Guarantor requires, and that the Administrative Agent and the Lenders have no duty, and the Guarantor is not relying on the Administrative Agent or any Lender at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Designated

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Borrower or any other guarantor (the Guarantor waiving any duty on the part of the Administrative Agent or any Lender to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is not made when due hereunder and subject to Section 10.08 of the Credit Agreement, the Administrative Agent or any Lender may, at any time following the occurrence and during the continuance of Event of Default, set off and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Administrative Agent or such Lender, respectively.

14. [Intentionally Omitted].

15. [Intentionally Omitted].

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. Subject to the terms of the Credit Agreement, this Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns and the Administrative Agent and the Lenders may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in each case, to the extent permitted under the Credit Agreement. The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith and any objection to the venue of any such action or proceeding. Service of process by the Administrative Agent in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by the Guarantor. The Guarantor agrees that the Administrative Agent or any Lender may disclose, to the extent permitted by Section 10.07 of the Credit Agreement, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Administrative Agent’s or such Lender’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantor under this Guaranty shall be in writing and shall be delivered in accordance with the Credit Agreement.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY

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REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO SUCH SUBJECT MATTER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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18. Amending Schedule A. From time to time the Guarantor and the Administrative Agent may amend or supplement Schedule A hereto to add or delete Designated Borrowers or to change other information thereon by a written instrument executed by the Administrative Agent and the Guarantor. Any such amended Schedule A shall be deemed to replace or supplement, as applicable, the prior Schedule A without further action by any party hereto; provided that (i) Schedule A shall be automatically deemed amended to add or remove Designated Borrowers that are added or removed pursuant to the terms of the Credit Agreement, (ii) no such amendment shall terminate this Guaranty as to Guaranteed Obligations which remain outstanding or to extensions of credit made pursuant to existing commitments which would have been Guaranteed Obligations but for such amendment (including, in each case, all renewals, compromises, extensions and modifications of such Guaranteed Obligations), (iii) no amendment shall limit the rights of the Administrative Agent under paragraph 3 hereof, (iv) no amendment shall in itself be deemed a commitment by the Administrative Agent, any Lender or any L/C Issuer to extend any credit and (v) each amendment shall be made in compliance with the terms of the Credit Agreement.

19. [Intentionally Omitted].

20. Foreign Currency. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the Spot Rate. The Guarantor shall indemnify in accordance with Section 10.20 of the Credit Agreement the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Company Guaranty Agreement as of the day and year first above written.

HOST HOTELS & RESORTS, L.P.

By: Host Hotels & Resorts, Inc.,
its general partner

By:

Name:

Title:

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BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

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SCHEDULE A TO

COMPANY GUARANTY AGREEMENT

Subject to Paragraph 18 of the Company Guaranty Agreement to which this Schedule is or will be attached, all Obligations of the following entities under the Credit Agreement, shall constitute Guaranteed Obligations guaranteed pursuant to the Company Guaranty Agreement:

Designated Borrowers

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EXHIBIT G-2

FORM OF SUBSIDIARIES GUARANTY

This SUBSIDIARIES GUARANTY AGREEMENT (this “Guaranty”) is entered into as of [            ] [    ], 20    , among the undersigned, any other Person which may become a party hereto pursuant to a duly executed instrument of accession in the form attached as Exhibit A hereto (each a “Guarantor” and collectively, the “Guarantors”) and Bank of America, N.A., as Administrative Agent, on behalf of itself and the Lenders.

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Host Hotels & Resorts, L.P. (the “Company”), the Designated Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the various Lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement.

The Lenders and the L/C Issuers have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the L/C Issuers to extend such credit are conditioned upon, among other things, the execution and delivery of this Guaranty. Each Guarantor is an Affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Guaranty in order to induce the Lenders and the L/C Issuers to extend such credit. Accordingly, for value received, the sufficient of which is hereby acknowledged, the parties hereto agree as follows:

1. Guaranty. Except for any release of any Guarantor pursuant to Section 9.10 of the Credit Agreement, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, the Obligations (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent, the Collateral Agent, the Lenders and/or the L/C Issuers in connection with the collection or enforcement thereof in accordance with Section 10.04 of the Credit Agreement), and whether recovery upon such Obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or any Borrower under the Bankruptcy Code (Title 11, United States Code), any Canadian Insolvency Law, any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against such Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed

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Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of a Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder (other than any Guarantor which is incorporated under the laws of Canada or any province or territory thereof) at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

2. No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized in the United States of America or Canada. Each Guarantor shall make all payments hereunder without setoff or counterclaim and subject to, and in accordance with, Section 3.01 of the Credit Agreement, free and clear of and without deduction for any Taxes. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. All payments under this Guaranty shall be made in accordance with Section 2.13(a) of the Credit Agreement. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Borrower, including, but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of such Borrower’s property, or by economic, political, regulatory or other events in the countries where such Borrower is located.

3. Rights of Administrative Agent. Subject to the terms of the Credit Agreement, each Guarantor consents and agrees that the Administrative Agent, on behalf of itself and the Lenders, and the Lenders, may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of, or impair any Lien on, any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

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4. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent, the Collateral

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Agent, any Lender or any L/C Issuer) of the liability of any Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any of the Borrowers; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer to proceed against a Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s any Lender’s or any L/C Issuer’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent, on behalf of itself, the L/C Issuer and the Lenders; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full (other than contingent indemnification obligations that have not yet been asserted) and any commitments of the Lenders or facilities provided by the Lenders or any L/C Issuer with respect to the Guaranteed Obligations are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and the L/C Issuers and shall forthwith be paid to the Administrative Agent, for itself, the L/C Issuer and the Lenders, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. Except for any release of a Guarantor pursuant to Section 9.10 of the Credit Agreement, this Guaranty is a continuing, absolute and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than contingent indemnification obligations that have not yet been asserted) and any commitments of the Lenders and the L/C Issuers or facilities provided by the Lenders and the L/C Issuers with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or a Guarantor is made, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C

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Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent, the L/C Issuer or such Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Guarantor as subrogee of the Administrative Agent, the Lenders or the L/C Issuer or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. Notwithstanding anything to the contrary set forth herein and to the extent permitted under the Credit Agreement, the Borrowers may make any payment to such Guarantor in respect of such obligations and indebtedness. If the Administrative Agent so requests at any time following the occurrence and during the continuance of any Event of Default, any such obligation or indebtedness of such Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent, the Lenders and the L/C Issuer and the proceeds thereof shall be paid over to the Administrative Agent, for the benefit of itself, the L/C Issuer and the Lenders, on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon written demand by the Administrative Agent.

10. Expenses. Each Guarantor shall pay all reasonable and documented out-of-pocket expenses of the Administrative Agent, the L/C Issuer and the Lenders in accordance with Section 10.04 of the Credit Agreement. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. Subject to the terms of the Credit Agreement, no provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and each Guarantor. No failure by the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and each Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of the Administrative Agent, any Lender or any L/C Issuer or any term or provision thereof. The Administrative Agent and the Borrower may agree to changes to this Guaranty with respect to foreign guarantors as may be required by local law.

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12. Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Guarantor requires, and that the Administrative Agent has and the Lenders have no duty, and such Guarantor is not relying on the Administrative Agent at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Administrative Agent or any Lender to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is not made when due hereunder and subject to Section 10.08 of the Credit Agreement, the Administrative Agent or any Lender may, at any time following the occurrence and during the continuance of Event of Default, set off and charge from time to time any amount so due against any or all of a Guarantor’s accounts or deposits with the Administrative Agent or such Lender, respectively.

14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing (if applicable) under the laws of the jurisdiction of its organization except for where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and has the corporate, partnership, trust or limited liability company power and authority, as the case may be, to execute, deliver and perform this Guaranty, and has taken all necessary corporate, partnership, trust or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

15. Indemnification and Survival. Without limitation on any other obligations of each Guarantor or remedies of the Administrative Agent under this Guaranty, each Guarantor shall, in accordance with Section 10.04 of the Credit Agreement (as if such Guarantor were the indemnifying party under the Credit Agreement) and to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the Lenders from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) that may be suffered or incurred by the Administrative Agent or any Lender in connection with or as a result

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of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Borrower enforceable against such Borrower in accordance with their terms. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. Subject to the terms of the Credit Agreement, this Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Administrative Agent, the Lenders, and their respective successors and assigns and the Administrative Agent and the Lenders may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in each case, to the extent permitted under the Credit Agreement. Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith and any objection to the venue of any such action or proceeding. Service of process by the Administrative Agent in connection with such action or proceeding shall be binding on a Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by such Guarantor. Each Guarantor agrees that the Administrative Agent or any Lender may disclose, to the extent permitted by Section 10.07 of the Credit Agreement, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Administrative Agent’s or such Lender’s possession concerning such Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to any Guarantor under this Guaranty shall be in accordance with the Credit Agreement.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO SUCH SUBJECT MATTER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. [Intentionally Omitted].

19. Foreign Currency. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the

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currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the Spot Rate. Each Guarantor shall indemnify in accordance with Section 10.20 of the Credit Agreement (as if such Guarantor were the indemnifying party under the Credit Agreement) the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by such Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

20. Concerning Joint and Several Liability of the Guarantors. Each Guarantor accepts joint and several liability for the Guaranteed Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent, the L/C Issuers and the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each Guarantor and in consideration of the undertakings of each other Guarantor to accept joint and several liability for the Guaranteed Obligations.

Each Guarantor, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Guarantors with respect to the payment of all of the Guaranteed Obligations without preferences or distinction among them.

The obligations of each Guarantor under the provisions of this Guaranty constitute full recourse obligations of each Guarantor enforceable against such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity, genuineness or enforceability of the Credit Agreement or any other Loan Documents or any other circumstance whatsoever.

21. Release. In the event of any release of a Guarantor from its obligations hereunder pursuant to Section 9.10 of the Credit Agreement or a termination as described in paragraph 7 hereof, this Guaranty shall, as to such Guarantor or Guarantors, terminate, and have no further force or effect, and the Administrative Agent, at the request and expense of the Company, will promptly execute and deliver to such Guarantor or Guarantors and the Company a proper instrument or instruments acknowledging such release.

22. Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this Guaranty pursuant to Section 6.14 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a duly executed instrument of accession in the form attached as Exhibit A hereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Subsidiaries Guaranty Agreement as of the day and year first above written.

[NAME OF THE GUARANTOR]

By:
Name:
Title:

Address:

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BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

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EXHIBIT A

FORM OF SUBSIDIARIES GUARANTY JOINDER AGREEMENT

as of                      , 20

To: The Administrative Agent (as defined in the Credit Agreement referenced below), the L/C Issuers and the Lenders who are party to the Credit Agreement (as such terms are defined below):

Reference is hereby made to the Subsidiaries Guaranty Agreement (the “Guaranty”) dated as of [                ] [    ], 20    , by and among the Guarantors party thereto (and as defined therein), any other Guarantors that became a Guarantor thereunder pursuant to a duly executed instrument of accession in the form of Exhibit A attached thereto and Bank of America, N.A., as Administrative Agent, on behalf of itself, the L/C Issuer and the Lenders, delivered pursuant to that certain Credit Agreement, dated as of November 22, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Host Hotels & Resorts, L.P. (the “Company”), the Designated Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the various Lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement, as applicable.

The undersigned acknowledges, and represents and warrants, the following: (1) the undersigned is a [corporation incorporated] [a general/limited partnership formed] [an entity constituted] on or prior to the date hereof; (2) the financial success of the undersigned is expected to depend in whole or in part upon the financial success of the Company and the other Borrowers; (3) the undersigned will receive substantial direct and indirect benefits from the L/C Issuer’s and the Lenders’ extensions of credit to the Borrowers pursuant to the Credit Agreement; and (4) the undersigned wishes to become party to the Guaranty and to guarantee the full and prompt payment of the Guaranteed Obligations.

In consideration of the foregoing and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned by its execution of this Subsidiaries Guaranty Joinder Agreement hereby joins the Guaranty and becomes a Guarantor party thereto for all purposes thereof. The undersigned further covenants and agrees that by its execution hereof it makes each of the representations and warranties made by a Guarantor thereunder and it shall be bound by and shall comply with all terms and conditions of the Guaranty and that it is jointly and severally liable with all of the Guarantors for the payment of all the Guaranteed Obligations.

[Signature Page Follows]

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Very truly yours,

[NAME]

By:
Name:
Title:

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EXHIBIT H

FORM OF PLEDGE AND SECURITY AGREEMENT

among

The Pledgors Named Herein

and

BANK OF AMERICA, N.A.,

as Collateral Agent

dated as of

i

21. RELEASE OF PLEDGORS	18

22. ADDITIONAL PLEDGORS	18

23. RECOURSE	18

24. SECURED CREDITORS NOT BOUND	18

25. CONTINUING PLEDGORS	19

26. NO FRAUDULENT CONVEYANCE	19

27. CANADIAN BORROWERS	19

28. MISCELLANEOUS	20

29. WAIVER OF TRIAL BY JURY	20

30. SEVERABILITY	20

Annex A - List of Pledged Stock

Annex B - List of Pledged Limited Liability Company Interests

Annex C - List of Pledged Partnership Interests

Annex D - Reserved

Annex E - Reserved

Annex F - Jurisdiction of Formation and Organizational ID Number

Annex G - The Pledgee

Annex H-1 - Form of Supplement to Pledge and Security Agreement

Annex H-2 - Form of New Pledgor Supplement

ii

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of                      (as amended, modified or supplemented from time to time, this “Agreement”), made by each of the undersigned pledgors (each a “Pledgor”, and together with any entity that becomes a party hereto pursuant to Section 22 hereof, the “Pledgors”), in favor of BANK OF AMERICA, N.A., as Collateral Agent, for the benefit of the Secured Creditors (as defined in Section 1 below) (in such capacity, the “Pledgee”). (Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.)

W I T N E S S E T H :

WHEREAS, Host Hotels & Resorts, L.P. (the “Company), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender (the Pledgee, the Lenders, the Administrative Agent, the L/C Issuers, the Swing Line Lender and their respective successors and assigns being herein referred to as the “Lender Creditors”), have entered into an Amended and Restated Credit Agreement dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), providing for the making of Loans and other extensions of credit to the Company and the Designated Borrowers from time to time party thereto as contemplated therein;

WHEREAS, any Borrower may from time to time be party to (or guaranty the obligations of one or more of its Subsidiaries under) one or more Swap Contracts or Treasury Management Agreements (each such Swap Contract or Treasury Management Agreement, an “Other Secured Agreement”) with a Person that at the time such Other Secured Agreement is entered into is a Lender Creditor or an affiliate of a Lender Creditor (each such Lender Creditor or affiliate, even if the respective Lender Creditor subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender Creditor’s or affiliate’s successors and assigns, collectively, the “Other Creditors”);

WHEREAS, pursuant to the Subsidiaries Guaranty, each Guarantor that is a party thereto has jointly and severally guaranteed to the Lender Creditors and the Other Creditors the payment when due of all obligations and liabilities of the Borrowers under or with respect to (x) the Loan Documents (the term “Loan Documents” shall include any documentation executed and delivered in connection with any replacement or refinancing of the Credit Agreement) and (y) each Other Secured Agreement with one or more of the Other Creditors;

WHEREAS, the Company is party to the Senior Note Indenture or New Senior Note Indenture pursuant to which the Senior Notes are issued (with the holders from time to time of such Senior Notes being herein called the “Senior Noteholders”), including Senior Notes that may be issued after the date hereof not in violation of the Credit Agreement, it being conclusively determined for purposes hereof that such Senior Notes issued after the date hereof were issued in compliance with the Credit Agreement if prior to the issuance thereof the Company shall have delivered to the Pledgee a certificate of an Authorized Officer certifying that the Senior Notes specified in such Certificate have been issued in compliance with the Credit Agreement;

WHEREAS, on the date hereof, the following Senior Notes are outstanding: [                    ];

WHEREAS, any Guarantor may from time to time enter into, joint and several guarantees of the payment when due of all of the obligations and liabilities of the Company under or with respect to the Senior Notes, the New Senior Note Indenture and the Senior Note Indenture (with any such guarantees, together with the Senior Notes, the New Senior Note Indenture and Senior Note Indenture, being herein collectively called “Senior Note Documents”); and

WHEREAS, pursuant to Section 6.14 of the Credit Agreement, each Pledgor is required to execute and deliver this Agreement in favor of the Collateral Agent;

NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:

Section 12. 1. SECURITY FOR OBLIGATIONS. (a) This Agreement is made by each Pledgor in favor of the Pledgee for the benefit of the Lender Creditors, the Other Creditors, the Senior Noteholders, and any trustee, agent or other similar representative of any such creditors or holders (collectively, together with the Pledgee, the “Secured Creditors”), to secure on an equal and ratable basis:

(a) (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (as obligor or guarantor, as the case may be) and each Borrower to the Lender Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and all other Loan Documents to which it or any Borrower is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under the Credit Agreement (if a party thereto) and under any guaranty by it of the obligations under the Credit Agreement) and the due performance and compliance by such Pledgor and any Borrower with the terms of each such Loan Document (all such obligations and liabilities under this clause (i) being herein collectively called the “Loan Document Obligations”);

(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Pledgor (as obligor or guarantor, as the case may be) and each Borrower to the Other Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any Other Secured Agreement (including, without limitation, all such obligations and liabilities of such Pledgor under any guaranty by it of the obligations under any Other Secured Agreement) and the due performance and compliance by such Pledgor and any Borrower with the terms of each such Other Secured Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the “Other Obligations”); Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the “Other Obligations”);

(iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (as obligor or guarantor, as the case may be) and the Company to the Senior Noteholders, whether now existing or hereafter incurred under, arising out of or in connection with the Senior Note Documents to which such Pledgor or the Company is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor (x) under the Senior Note Indenture and the New Senior Note Indenture or (y) under any joint and several guaranty by it of the obligations of the Company and each Guarantor under the Senior Note Indenture and the New Senior Note Indenture) and the due performance and compliance by such Pledgor and the Company with all of the terms, conditions and agreements on its part contained in each such Senior Note Document (all such obligations and liabilities under this clause (iii) being herein collectively called the “Senior Note Obligations”);

(iv) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) through (iv) above after an Event of Default (such term, as used in this Agreement, shall mean any “Event of Default” at any time under, and as defined in, any of the Credit Agreement and the Senior Note Documents) shall have occurred and be continuing, the reasonable and documented out-of-pocket expenses of the Pledgee in connection with the retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable and documented out-of-pocket attorneys’ fees and court costs of the Pledgee; and

(vi) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (vi) of this Section 1, subject to the provisions of following clause (b), being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the type described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

(b) The Company will give written notice prior to issuance to the Pledgee of any Senior Notes issued after the date hereof (each, a “Notice of Pledge Agreement Entitlement”) as follows:

Such written notice from the Company (i) shall state that it is a “Notice of Pledge Agreement Entitlement”, (ii) shall be delivered to the Pledgee, (iii) shall describe the new Senior Note Obligations to be secured hereby, (iv) shall state that it is delivered pursuant to Section 1(b) of this Agreement, (v) shall reference the aggregate principal amount of such new Indebtedness, and (vi) shall state that such new Indebtedness and the incurrence thereof does not violate, and may be incurred and secured hereunder in accordance with, the applicable provisions of Section 7.02 of the Credit Agreement and Section 4.7 of the Senior Note Indenture or the corresponding Sections of the New Senior Note Indenture.

Delivery of a Notice of Pledge Agreement Entitlement, including all of the required information above, prior to the issuance of any Senior Notes issued after the date hereof shall satisfy the certification requirement in the fourth WHEREAS clause of this Agreement. Promptly following receipt of such Notice of Pledge Agreement Entitlement, the Pledgee shall deliver to the Company written acknowledgement of receipt thereof; provided that the failure to deliver such acknowledgement shall not exclude the obligations under such Senior Notes from constituting Senior Note Obligations.

Section 13. 2. DEFINITION OF STOCK, LIMITED LIABILITY COMPANY INTERESTS, PARTNERSHIP INTERESTS, SECURITIES, ETC. (a) As used herein: (i) the term “Stock” means with respect to corporations incorporated under the laws of the United States or any State thereof (each such corporation to the extent an interest therein is required to be pledged pursuant to the Credit Agreement, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of such Domestic Corporation; (ii) the term “Limited Liability Company Interest” shall mean the entire limited liability company interests or membership interests in any limited liability company formed under the laws of the United States or any State thereof (each such limited liability company to the extent an interest therein is required to be pledged pursuant to the Credit Agreement, a “Pledged Limited Liability Company”); (iii) the term “Partnership Interest” shall mean the entire partnership interests (whether general and/or limited partnership interests) in any partnership formed under the laws of the United States or any State thereof (whether a general or limited partnership) (each such partnership, to the extent an interest therein is required to be pledged pursuant to the Credit Agreement, a “Pledged Partnership”); (iv) the term “Securities” shall mean all of the Stock, Limited Liability Company Interests and Partnership Interests; and (v) the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

(b) All Stock constituting Eligible Pledged Securities at any time pledged or required to be pledged hereunder and under the Credit Agreement is hereinafter called the “Pledged Stock,” all Limited Liability Company Interests constituting Eligible Pledged Securities at any time pledged or required to be pledged hereunder and under the Credit Agreement are hereinafter called the “Pledged Limited Liability Company Interests,” all Partnership Interests constituting Eligible Pledged Securities at any time pledged or required to be pledged hereunder and under the Credit Agreement are hereinafter called the “Pledged Partnership Interests,” and all of the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests together are hereinafter called the “Pledged Securities,” which together with the following (collectively, the “Ancillary Collateral”): (i) all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, (ii) the entries on the books of any securities intermediary pertaining to the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests, (iii) all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests and (iv) all rights under Sections 3.1(a)(iv) and (v) hereof, are hereinafter called the “Collateral”.

(c) Notwithstanding anything to the contrary contained in this Agreement, no Pledgor shall be required to pledge hereunder, the security interests granted hereunder shall not extend to, and the Collateral shall not include, (i) the Securities of any Person that is not, or at any time ceases to be, Eligible Pledged Securities and (ii) any Ancillary Collateral in respect of such Securities (collectively, the “Excluded Collateral”).

(d) Notwithstanding anything to the contrary contained in this Agreement, the Pledgors make no representations or warranties hereunder, and the covenants hereunder shall not apply, in respect of any Excluded Collateral.

Section 14. 3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. (a) To secure all Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby: (i) grants to the Pledgee for the benefit of the Secured Creditors a first priority security interest in all of the Collateral owned by such Pledgor; (ii) collaterally assigns to the Pledgee for the benefit of the Secured Creditors all of such Pledgor’s Pledged Limited Liability Company Interests and all of such Pledgor’s right, title and interest in each Pledged Limited Liability Company, whether now existing or hereafter acquired, including, without limitation:

(A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of such Pledged Limited Liability Company Interests;

(B) all other payments due or to become due such Pledgor in respect of Pledged Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Pledged Limited Liability Company Interests (except any rights as managing member of a limited liability company which is not a Wholly-Owned Subsidiary, to the extent the applicable limited liability company agreement or operating agreement contains an enforceable prohibition against the creation of a security interest in such rights);

(D) all present and future claims, if any, of such Pledgor against any Pledged Limited Liability Company for moneys loaned or advanced, for services rendered or otherwise;

(E) subject to Section 5 hereof, all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Pledged Limited Liability Company Interest (except any rights as managing member of a limited liability company which is not a Wholly-Owned Subsidiary, to the extent the applicable limited liability company agreement or operating agreement contains an enforceable prohibition against the creation of a security interest in such rights), including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Pledged Limited Liability Company Interest and any Pledged Limited Liability Company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Assets, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

(G) to the extent not otherwise included, all proceeds of any or all of the foregoing;

and (ii) transfers and assigns to the Pledgee for the benefit of the Secured Creditors such Pledgor’s Pledged Partnership Interests and all of such Pledgor’s right, title and interest in each Pledged Partnership including, without limitation:

(A) all of the capital thereof and its interest in all profits, losses, Partnership Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Pledged Partnership Interests;

(B) all other payments due or to become due such Pledgor in respect of any such Pledged Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership or other agreement or at law or otherwise in respect of any such Pledged Partnership Interests (except any rights as general partner of a limited partnership which is not a Wholly-Owned Subsidiary, to the extent the applicable partnership agreement contains an enforceable prohibition against the creation of a security interest in such rights);

(D) all present and future claims, if any, of such Pledgor against any Pledged Partnership for moneys loaned or advanced, for services rendered or otherwise;

(E) subject to Section 5 hereof, all of such Pledgor’s rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Pledged Partnership Interest (except any rights as general partner of a limited partnership which is not a Wholly-Owned Subsidiary, to the extent the applicable partnership agreement contains an enforceable prohibition against the creation of a security interest in such rights), including any power, if any, to terminate, cancel or modify any general or limited partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Pledged Partnership Interest and any Pledged Partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Assets, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all thereof; and

(G) to the extent not otherwise included, all proceeds of any or all of the foregoing.

(b) As used herein, the term “Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interests in other limited liability companies), at any time owned by any Pledged Limited Liability Company.

(c) As used herein, the term “Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interests in other partnerships), at any time owned by any Pledged Partnership.

3.2 Subsequently Acquired Securities. Subject to Section 2(c) hereof, if any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Pledged Securities at any time or from time to time after the date hereof, such Securities shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1(a) hereof.

3.3 Uncertificated Securities. If any Pledged Securities (whether now owned or hereafter acquired) are uncertificated securities, the respective Pledgor shall within the time periods set forth in Section 6.14(c) of the Credit Agreement and Section 15(d) of this Agreement take all actions required to perfect the security interest of the Pledgee granted hereby under applicable law.

Section 15. 4. RESERVED.

Section 16. 5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. For greater certainty, unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to (i) exercise any and all voting and other consensual rights pertaining to the Pledged Stock and to give all consents, waivers or ratifications in respect thereof and (ii) exercise any and all voting, consent, administration, management and other rights and remedies under (x) any limited liability company agreement or operating agreement or otherwise with respect to the Pledged Limited Liability Company Interests of such Pledgor and (y) any partnership agreement or otherwise with respect to the Pledged Partnership Interests of such Pledgor, in each case together with all other rights assigned pursuant to Sections 3.1(a)(iv)(E) and 3.1(a)(v)(E) hereof; provided that no vote shall be cast or any consent, waiver or ratification given or any other action taken which would violate or be inconsistent with any of the terms of this Agreement or any other Secured Debt Agreement (as defined in Section 7 hereof). All such rights of such Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and Section 7 hereof shall become applicable.

Section 17. 6. DIVIDENDS AND OTHER DISTRIBUTIONS. For greater certainty, unless an Event of Default shall have occurred and be continuing and subject to the terms of the Secured Debt Agreements, all cash dividends and other cash distributions payable in respect of the Pledged Securities shall be paid to the respective Pledgor.

All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 and Section 7 below shall be received in trust for the benefit of the Pledgee for the benefit of the Secured Creditors, shall be segregated from other property or funds of the Pledgor and shall be promptly paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

Section 18. 7. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled upon written notice to the Company to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, by any other Loan Document, by any Senior Note Document or, to the extent then in effect and secured hereby, by any Other Secured Agreement (with all of the documents listed above being herein collectively called the “Secured Debt Agreements”) or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) following written request by the Pledgee, to receive all amounts payable in respect of the Collateral otherwise payable to such Pledgor under Section 6 hereof;

(ii) to transfer all or any part of the Pledged Securities into the Pledgee’s name or the name of its nominee or nominees;

(iii) to vote all or any part of the Pledged Stock, Pledged Limited Liability Company Interests or Pledged Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; and

(iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption by any Secured Creditor of any credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, that at least 10 Business Days’ notice of the time and place of any such sale shall be given to such Pledgor. Every aspect of the disposition of the Collateral, including the method, manner, time, place and other terms must be commercially reasonable, it being agreed that to the extent such matters are addressed by provisions of this Agreement such provisions are commercially reasonable. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, the Pledgors shall be liable for the deficiency and the fees of any attorneys employed by the Pledgee to collect such deficiency. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

Section 19. 8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or in any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other

Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Secured Creditors agree that this Agreement may be enforced only by the Pledgee acting upon the instructions of the Required Secured Creditors (as defined in Section 4 of Annex G hereto) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

Section 20. 9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

(i) first, to the payment of all Obligations owing to the Pledgee and the other Secured Creditors of the type provided in clauses (v) and (vi) of the definition of Obligations in Section 1 hereof;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined in Section 9(b) below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations of such Pledgor or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as hereinafter defined) of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as defined in Section 9(b) below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations of such Pledgor or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 18 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then aggregate outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Loan Document Obligations, all Obligations arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, all Loans, all unreimbursed drawings or payments in respect of any letters of credit (together with all interest accrued thereon), and the aggregate stated amounts of all letters of credit issued under the Credit Agreement, and all regularly accruing fees, (ii) in the case of the Senior Note Obligations, all Obligations secured hereby arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, the Senior Notes, and all regularly accruing fees, and (iii) in the case of the Other Obligations, all Obligations arising out of or in connection with (including, without limitation, as a direct obligor or a guarantor, as the case may be) Other Secured Agreements secured hereby (in each case as set forth in clauses (i) through (iii) above, other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), and (z) “Secondary Obligations” shall mean all Obligations of such Pledgor secured hereby other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be deemed to be applied (for purposes of making determinations under this Section 9 only) (i) first, to the Primary Obligations and (ii) second, to the Secondary Obligations.

(d) If the Lender Creditors are to receive a distribution in accordance with the procedures set forth above in this Section 9 on account of undrawn amounts with respect to letters of credit issued under the Credit Agreement, such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of any outstanding letter of credit, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of such letter of credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 9(a) hereof.

(e) Except as set forth in Section 9(d) hereof, all payments required to be made hereunder shall be made (i) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (ii) if to any other Secured Creditors (other than the Pledgee), to the trustee, paying agent or other similar representative (each a “Representative”) for such Secured Creditors or, in the absence of such a Representative, directly to the other Secured Creditors.

(f) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for any other Secured Creditors or, in the absence of such a Representative, upon the respective Secured Creditors for a determination (which the Administrative Agent, each Representative for any other Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Representative for any Secured Creditor or directly from a Secured Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Other Secured Agreements are in existence.

(g) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

Section 21. 10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

Section 22. 11. RESERVED.

Section 23. 12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the applicable UCC or such other law such financing statements, continuation statements and other similar documents in such offices as the Pledgee may reasonably deem necessary and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest hereunder in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law (it being understood that the only perfection obligations of the Pledgors hereunder with respect to the Collateral shall be the filing of UCC financing statements as described in this Section 12(a)).

(b) Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Section 12. Such appointment is coupled with an interest and is irrevocable.

Section 24. 13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex G hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

Section 25. 14. RESERVED.

Section 26. 15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS. (a) From and after the date determined under Section 6.14 of the Credit Agreement that this Agreement is required to be delivered, each Pledgor represents, warrants as of the date that the Pledge and Security Agreement Requirement is satisfied following the initial date upon which this Agreement is required to be delivered or upon a Reinstatement Event, as applicable (after giving effect to any amendments or supplements to the Annexes hereto in connection therewith), and, from and after such date, covenants that:

(i) it is the legal, record and beneficial owner of, and has good title to, all Pledged Securities purported to be owned by such Pledgor (including as shown on Annexes A, B and C hereto), subject to no Lien, except the Liens created by this Agreement or permitted under the Credit Agreement;

(ii) it has full power, authority and legal right to pledge all the Pledged Securities;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries and any other partners or members of such Pledgor’s partnerships or limited liability companies) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (except any filings required under the UCC) or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, in each case except (w) those which have been obtained or made, (x) as may be required by laws affecting the offer and sale of securities generally in connection with the exercise by the Pledgee of certain of its remedies hereunder, (y) as may be required to be obtained or made in order to comply with the terms of or avoid defaults under any contract of the Company or a Subsidiary of the Company otherwise permitted under the Credit Agreement that imposes restrictions upon the sale of, or foreclosure of liens upon, any Securities of a Subsidiary pledged hereunder in connection with the exercise by the Pledgee of its remedies hereunder, and (z) where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) the execution, delivery and performance of this Agreement by such Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws (or analogous constitution or organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition (or the obligation to create or impose) of any Lien on any of the assets of such Pledgor or any of its Subsidiaries; in each case except (x) as contemplated in this Agreement, (y) for violations and defaults that may arise under contracts of the Company or a Subsidiary thereof otherwise permitted under the Credit Agreement as a result of the sale of, or foreclosure of a Lien upon, the Securities of Subsidiaries pledged hereunder to the extent that the prior consent of other parties to such contracts have not been obtained or other actions specified in such contracts have not been taken in connection with any such sale or foreclosure, and (z) for such violations, liens or encumbrances, the occurrence of which could not reasonably be expected to have a Material Adverse Effect;

(vi) [intentionally omitted]; and

(vii) this Agreement creates a valid security interest in favor of the Pledgee, for the benefit of the Secured Creditors, in the Collateral of such Pledgor and, when properly perfected by filing in the appropriate offices against such Pledgor, shall constitute a valid and perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC.

Each Pledgor further represents and warrants that, on the date hereof, (i) the Pledged Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto; (ii) such Pledged Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto; (iii) the Pledged Limited Liability Company Interests held by such Pledgor constitute that percentage of the issued and outstanding equity interests of the respective issuing Pledged Limited Liability Company as is set forth in Annex B hereto; and (iv) the Pledged Partnership Interests held by such Pledgor constitute that percentage of the entire Partnership Interests of the respective Pledged Partnership as is set forth in Annex C hereto.

Each Pledgor covenants and agrees that it will defend the Pledgee’s and the other Secured Creditors’ right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(b) Each Pledgor hereby further represents and warrants as of the date hereof (after giving effect to any amendments or supplements to the Annexes hereto in connection with the associated Reinstatement Event), and covenants from and after the date hereof, that the jurisdiction of formation of such Pledgor and its organizational ID number (as contemplated for use under Article 9 of the UCC) is as indicated on Annex F hereto for such Pledgor. Such Pledgor will not change its jurisdiction of organization (by merger or otherwise) except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 15(b). No Pledgor shall change its jurisdiction of organization until with respect to such new location, it shall have taken all action necessary to maintain all security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected on a first priority basis and in full force and effect.

(c) Without in any way limiting Section 3.2 hereof, at any time and from time to time that any Pledgor acquires any additional Securities which have not already been pledged hereunder and reflected on Annexes A through C, as appropriate, such

Pledgor shall, no later than the time of required delivery of the Compliance Certificate pursuant to Section 6.11(d) of the Credit Agreement relating to the fiscal quarter during which such acquisition occurred, deliver a supplement to this Agreement, substantially in the form of Annex H-1 hereto (each a “Pledge and Security Agreement Supplement”) adding such Securities to Annexes A through C hereto, as appropriate. The execution and delivery of any such supplement shall not require the consent of any Pledgor hereunder. It is understood and agreed that the pledge and security interests granted hereunder shall apply to all Collateral as provided in Section 3.1 hereof regardless of the failure of any Pledgor to deliver, or any inaccurate information stated in, any Pledge and Security Agreement Supplement as otherwise provided above.

Section 27. 16. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. Except as otherwise provided in Section 18 hereof, the obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any limitation on any other Pledgor’s liability or obligations under this Agreement or under any other Secured Debt Agreement or any invalidity or unenforceability, in whole or in part, of this Agreement or any other Secured Debt Agreement or any term thereof; or (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

Section 28. 17. REGISTRATION, ETC. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration; provided that at least 10 Business Days’ notice of the time and place of any such sale shall be given to such Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act; (b) may approach and negotiate with a single possible purchaser to effect such sale; and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid so long as such disposition is otherwise commercially reasonable.

Section 29. 18. TERMINATION, RELEASE. (a) After the Termination Date (as defined below), this Agreement shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Lien of the Pledgee granted hereunder shall automatically be released, and the Pledgee, at the request and expense of the respective Pledgor, will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee, if any. As used in this Agreement, “Termination Date” shall mean the earliest of (i) the date upon which the Commitments have been terminated, and all Loan Document Obligations (excluding (x) normal continuing indemnity obligations which survive in accordance with their terms, so long as no amounts are then due and payable in respect thereof, and (y) Letters of Credit that have been Cash Collateralized or for which a back-to-back letter of credit has been provided) have been indefeasibly paid in full, (ii) the Release Date as defined in Section 6.14(d) of the Credit Agreement (but subject to any deferral requested by the Company pursuant to the next to last sentence of Section 6.14(d) of the Credit Agreement and the applicable provisions hereof), (iii) the date upon which the Collateral Agent releases the Collateral in accordance with the Credit Agreement and (iv) the date upon which the Loan Documents are amended to release all Collateral subject to this Agreement.

(b) In the event that any part of the Collateral (i) is sold (other than to any Loan Party) in connection with a sale permitted by the Secured Debt Agreements, (ii) is otherwise released in accordance with the terms of Section 6.14(a)(2), 6.14(d) or 9.10 of the Credit Agreement or at the direction of the Required Secured Creditors or (iii) ceases to be Eligible Pledged Securities (including, without limitation, as a result of the enactment of any Law or the entering into a material contract by the Company or one of its Subsidiaries at any time (including after such Collateral was pledged hereunder) that has the effect of prohibiting or restricting such Collateral from being pledged, assigned, transferred or otherwise subject to a Lien in favor of another Person), such Collateral shall automatically be released from the Lien of the Pledgee granted hereunder, and the Pledgee, at the request and expense of such Pledgor will promptly execute and deliver to such Pledgor (or authorize such Pledgor to file, as applicable) a proper instrument or instruments acknowledging such release (including any UCC termination statements and any Pledge and Security Supplement that may be appropriate to evidence such release), and will duly assign, transfer and deliver to such Pledgor (without recourse to and without any representation or warranty by, any Secured Creditor) such of the Collateral as is then being (or has been) so sold, distributed or released and as may be in possession of the Pledgee, if any, and has not theretofore been released pursuant to this Agreement. Any proceeds of Collateral sold as contemplated by the immediately preceding sentence shall be applied in accordance with, and to the extent required by, the requirements of the applicable Secured Debt Agreements.

(c) At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee a certificate signed by an Authorized Officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b) hereof and does not violate the terms of any Secured Debt Agreement then in effect, and the Pledgee shall be entitled (but not required) to conclusively rely thereon.

Section 30. 19. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

(a) if to any Pledgor c/o the Company at the address of the Company specified under Section 10.02 of the Credit Agreement;

(b) if to the Pledgee, at the address of the Administrative Agent determined under Section 10.02 of the Credit Agreement;

(c) if to any Lender Creditor (other than the Pledgee), (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any other Secured Creditor, (x) to the Representative for such Secured Creditor or (y) if there is no such Representative, at such address as such Secured Creditor shall have specified in writing to each Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

Section 31. 20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that additional Pledgors may be added as parties hereto from time to time in accordance with Section 22 hereof, the Collateral may be modified as contemplated by Section 6.14(a)(2) and Section 6.14(d) of the Credit Agreement and Section 18 hereof, and Pledgors may be released as parties hereto in accordance with Sections 18 and 21 hereof and that no consent of any other Pledgor or of the Secured Creditors shall be required in connection therewith) and the Pledgee (with the written consent of the Required Lenders (or all the Lenders if required by Section 10.01 of the Credit Agreement) at all times prior to the Termination Date; provided that the Company certifies that any such change, waiver, modification or variance is otherwise permitted by the terms of the respective Secured Debt Agreements or, if not so permitted, that the requisite consents therefor have been obtained. Notwithstanding anything to the contrary contained above, it is understood and agreed that the Required Lenders may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and that the Pledgors and the Pledgee may take any actions necessary to implement the recreation of this Agreement and the pledge hereunder without the consent of the Required Lenders or any other Secured Creditor under the circumstances contemplated by Section 6.14 of the Credit Agreement, with such changes and recreation not being subject to the proviso to the immediately preceding sentence. Furthermore, the proviso to the first sentence of this Section 20 shall not apply to any release of Collateral effected in accordance with the requirements of Section 18 of this Agreement, or any other release of Collateral or termination of this Agreement so long as the Company certifies that such actions will not violate the terms of any Secured Debt Agreement then in effect.

Section 32. 21. RELEASE OF PLEDGORS. In the event that at any time after a Person becomes a Pledgor hereunder (a) such Pledgor does not own any Eligible Pledged Securities (including, without limitation, as a result of the enactment of any Law or the entering into a material contract by the Company or one of its Subsidiaries at any time that has the effect of prohibiting or restricting Collateral owned by such Pledgor from being pledged, assigned, transferred or otherwise subject to a Lien in favor of another Person), (b) one of the circumstances described in Section 6.14(a)(2) of the Credit Agreement applies to such Pledgor, or (c) such Pledgor is otherwise permitted to be released pursuant to Section 6.14(d) or 9.10 of the Credit Agreement, such Pledgor shall be automatically released from this Agreement and this Agreement shall, as to such Pledgor only, automatically have no further force or effect. At the request of the Company or such Pledgor, the Pledgee will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging such release, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) the Collateral of such Pledgor that is in Pledgee’s possession, if any.

Section 33. 22. ADDITIONAL PLEDGORS. Pursuant to Section 6.14 of the Credit Agreement, certain Subsidiaries of the Company may after the date hereof be required to enter into this Agreement as a Pledgor. Upon execution and delivery, after the date hereof, by the Pledgee and such Subsidiary of a New Pledgor Supplement in the form of Annex H-2 hereto (a “New Pledgor Supplement”), such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor hereunder. Each Subsidiary which is required to become a party to this Agreement shall so execute and deliver a copy of the New Pledgor Supplement to the Pledgee and, at such time, shall execute a Supplement to the Pledge and Security Agreement in the form of Annex H-1 hereto with respect to all Collateral of such Pledgor required to be pledged hereunder. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. Upon the execution and delivery by the Pledgee and such Subsidiary of a New Pledgor Supplement, it is understood and agreed that the pledge and security interests hereunder shall apply to all Collateral of such additional Pledgor as provided in Section 3.1 hereof regardless of any failure of any additional Pledgor to deliver, or any inaccurate information stated in, the Pledge and Security Agreement Supplement.

Section 34. 23. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all representations, warranties, covenants and agreements on the part of the Pledgors contained herein and otherwise in writing in connection herewith.

Section 35. 24. SECURED CREDITORS NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or a partner of any partnership and the Pledgee or any other Secured

Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a member of any limited liability company or partner of any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of the respective Pledged Limited Liability Company Interest or Pledged Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

(b) Except as provided in the last sentence of paragraph (a) of this Section 24, the Pledgee, by accepting this Agreement, and the other Secured Creditors did not intend to become a member of any limited liability company or partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

Section 36. 25. CONTINUING PLEDGORS. The rights and obligations of each Pledgor (other than the respective released Pledgor in the case of following clause (b)) hereunder shall remain in full force and effect notwithstanding (a) the addition of any new Pledgor as a party to this Agreement as contemplated by Section 22 hereof or otherwise and/or (b) the release of any Pledgor under this Agreement as contemplated by Section 21 hereof or otherwise.

Section 37. 26. NO FRAUDULENT CONVEYANCE. Each Pledgor hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, each Pledgor hereby irrevocably agrees that its obligations and liabilities hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Pledgor that are relevant under such laws, result in the obligations and liabilities of such Pledgor hereunder in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

Section 38. 27. CANADIAN BORROWERS. The Pledgors hereby acknowledge that pursuant to the terms of the Credit Agreement various Canadian Borrowers may become a party to the Credit Agreement from time to time and incur Loans thereunder. The

Pledgors further acknowledge and agree that all obligations and liabilities of any Canadian Borrower under the Credit Agreement shall be fully secured hereunder and no consent of the Pledgors is required to effect the same.

Section 39. 28. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Secured Creditors and their respective successors and assigns and be enforceable by the Pledgee and its successors and assigns; provided that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Lenders and, if required by Section 10.01 of the Credit Agreement, all Lenders) and any such assignment without such consent shall be null and void. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). Each Pledgor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith and any objection to the venue of any such action or proceeding. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Section 40. 29. WAIVER OF TRIAL BY JURY. EACH PLEDGOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS TO WHICH SUCH PLEDGOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 41. 30. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

*            *             *

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

THE PLEDGORS SET FORTH ON SCHEDULE 1 HERETO

By:

Title:

[Signature Page to Pledge and Security Agreement]

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Collateral Agent and Pledgee

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

SCHEDULE 1

TO

PLEDGE AND SECURITY AGREEMENT

PLEDGORS:

ANNEX A to PLEDGE AND SECURITY AGREEMENT

LIST OF PLEDGED STOCK OF CORPORATIONS

All of the following Pledged Stock constitutes Collateral under this Agreement.

Pledgor	Pledged Stock	Percentage Owned

ANNEX B to PLEDGE AND SECURITY AGREEMENT

LIST OF PLEDGED LIMITED LIABILITY COMPANY INTERESTS

All of the following Pledged Limited Liability Company Interests constitute Collateral under this Agreement.

Pledgor	Pledged Limited Liability Company Interests	Percentage Owned

ANNEX C to PLEDGE AND SECURITY AGREEMENT

LIST OF PLEDGED PARTNERSHIP INTERESTS

All of the following Pledged Partnership Interests constitute Collateral under this Agreement.

Pledged Partnership Interest	Pledgor	Pledged Partnership Percentage

Annex C

Pledged Partnership Interest	Pledgor	Pledged Partnership Percentage

ANNEX D to PLEDGE AND SECURITY AGREEMENT

RESERVED

ANNEX E to PLEDGE AND SECURITY AGREEMENT

RESERVED

ANNEX F to PLEDGE AND SECURITY AGREEMENT

JURISDICTION OF FORMATION AND ORGANIZATIONAL ID NUMBER

Entity	Jurisdiction of Organization (Organized in Delaware unless indicated)	ID Numbers

ANNEX G to PLEDGE AND SECURITY AGREEMENT

THE PLEDGEE

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Pledge and Security Agreement to which this Annex G is attached (the “Pledge Agreement”) hereby irrevocably designate Bank of America, N.A. (and any successor Pledgee) to act as specified therein and to be bound by the terms of this Annex G. Unless otherwise defined herein, all capitalized terms used herein (a) and defined in the Pledge Agreement, are used herein as therein defined and (b) not defined in the Pledge Agreement, are used herein as defined in the Credit Agreement referenced in the Pledge Agreement. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Pledge Agreement shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Pledge Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Pledge Agreement by the terms thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties thereunder by or through its authorized agents, sub-agents or employees.

2. Nature of Duties. (a) The Pledgee shall have no duties or responsibilities except those expressly set forth herein or in the Pledge Agreement. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee shall not have by reason of the Pledge Agreement or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in the Pledge Agreement or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Pledge Agreement except as expressly set forth herein and therein.

(b) The Pledgee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The Pledgee shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained in the Pledge Agreement or any other Secured Debt Agreement.

(d) The Pledgee shall be under no obligation or duty to take any action under, or with respect to, the Pledge Agreement if taking such action (i) would subject the Pledgee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Pledgee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Pledgee to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex G, neither the Pledgee nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex G or the Pledge Agreement except for its own gross negligence or willful misconduct.

ANNEX G

3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (b) its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any notes or at any time or times thereafter. The Pledgee shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Pledge Agreement or the security interests granted hereunder or the financial condition of any Pledgor or any Subsidiary of any Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement, or the financial condition of any Pledgor or any Subsidiary of any Pledgor, or the existence or possible existence of any Default or Event of Default. The Pledgee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Pledgor thereto or as to the security afforded by the Pledge Agreement.

4. Certain Rights of the Pledgee. (a) No Secured Creditor shall have the right to cause the Pledgee to take any action with respect to the Collateral, with only the Required Secured Creditors (or all of the Secured Creditors in the case of the release of all or substantially all of the Collateral) having the right to direct the Pledgee to take any such action. If the Pledgee shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with the Pledge Agreement, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Pledgee shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors. As used herein, the term “Required Secured Creditors” shall mean, the holders of at least a majority of the then outstanding Loan Document Obligations.

(b) Notwithstanding anything to the contrary contained herein, the Pledgee is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Pledgee but have not yet been received, to take any action which the Pledgee, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Pledgee shall be governed thereby and the Pledgee shall not take any further action which would be contrary thereto.

ANNEX G

(c) Notwithstanding anything to the contrary contained herein or in the Pledge Agreement, the Pledgee shall not be required to take any action that exposes or, in the good faith judgment of the Pledgee may expose, the Pledgee or its officers, directors, agents or employees to personal liability, unless the Pledgee shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Pledgee may be, contrary to the Pledge Agreement, any Secured Debt Agreement or applicable law.

5. Reliance. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Pledge Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.

6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by the Pledgors under the Pledge Agreement, the Secured Creditors (other than the Senior Noteholders) will reimburse and indemnify the Pledgee, in proportion to their respective outstanding principal amounts (including, for this purpose, any unpaid Primary Obligations in respect of Other Secured Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Pledge Agreement except for those resulting solely from the Pledgee’s own gross negligence or willful misconduct. The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Pledgee is based or, if the same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Pledge Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Pledgee pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Pledgee to the extent the Pledgee does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Pledgee by the Lenders, the Lenders shall be subrogated to the rights of the Pledgee to receive payment from the Secured Creditors).

7. The Pledgee in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Loan Documents to which the Pledgee is a party, and to act as agent under one or more of such Loan Documents, the Person serving as Pledgee shall have the rights and powers specified therein and herein for a “Lender”, or the “Administrative Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include the Person serving as Pledgee in its individual capacity. The Person serving as Pledgee and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, any Pledgor or any Affiliate or Subsidiary of

ANNEX G

any Pledgor as if it were not performing the duties specified herein or in the other Loan Documents, and may accept fees and other consideration from the Pledgors for services in connection with the Credit Agreement, the other Loan Documents and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Pledgee may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such note or of any note or notes issued in exchange therefor.

9. Resignation by the Pledgee. (a) The Pledgee may resign from the performance of all of its functions and duties hereunder and under the Pledge Agreement at any time by giving 30 days’ prior written notice to the Company, the Lenders and the Representatives for the other Secured Creditors or, if there is no such Representative, directly to such Secured Creditors. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to clause (b) or (c) below.

(b) Upon any notice of resignation by the Pledgee, the Required Secured Creditors shall appoint a successor Pledgee in accordance with Section 9.06 of the Credit Agreement, with the consent of the Company, which consent shall not be unreasonably withheld or delayed. If a successor Pledgee shall not have been appointed within said 30 day period by the Required Secured Creditors, the Pledgee, with the consent of the Company, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

(c) If no successor Pledgee has been appointed pursuant to clause (b) above by the 45th day after the date of such notice of resignation was given by the Pledgee, as a result of a failure by the Company to consent to the appointment of such a successor Pledgee, the Required Secured Creditors shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder (provided that all determinations to be made by such Pledgee shall instead be made by the Required Lenders) until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided in clause (b) above.

ANNEX H-1 to PLEDGE AND SECURITY AGREEMENT

FORM OF

SUPPLEMENT

to

PLEDGE AND SECURITY AGREEMENT

SUPPLEMENT No.          to PLEDGE AND SECURITY AGREEMENT, dated as of                      (this “Supplement”), made by                     , a                      (the “Pledgor”), in favor of BANK OF AMERICA, N.A., as pledgee and as collateral agent (in such capacities, the “Pledgee”) for the Secured Creditors (such term and each other capitalized term used but not defined having the meaning given in the Pledge Agreement (hereinafter defined)).

1. Reference is hereby made to that certain Pledge and Security Agreement, dated as of                      (as amended, supplemented or otherwise modified as of the date hereof, the “Pledge Agreement”), made by the Pledgors party thereto in favor of the Pledgee for the benefit of the Secured Creditors described therein.

2. The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Pledgee for the benefit of the Secured Creditors under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Secured Creditors to make and continue or maintain loans and other extensions of credit constituting Obligations, the Pledgor hereby grants to the Pledgee, for the benefit of the Secured Creditors, a first priority security interest in [(a) all of the issued and outstanding shares of capital stock listed in Schedule I hereto, together with all stock certificates, options, or rights of any nature whatsoever which may be issued or granted in respect of such stock while the Pledge Agreement, as supplemented hereby, is in force (the “Additional Pledged Stock”; as used in the Pledge Agreement as supplemented by this Supplement, “Pledged Stock” shall be deemed to include the Additional Pledged Stock)], [and][(b) all limited liability company interests listed on Schedule II hereto (the “Additional Pledged Limited Liability Company Interests”; as used in the Pledge Agreement as supplemented by this Supplement, “Pledged Limited Liability Company Interests” shall be deemed to include the Additional Pledged Limited Liability Company Interests)], [and][(c) all partnership interests listed on Schedule III hereto (the “Additional Pledged Partnership Interests”; as used in the Pledge Agreement as supplemented by this Supplement, “Pledged Partnership Interests” shall be deemed to include Additional Pledged Partnership Interests)], as the case may be, and all proceeds thereof.

3. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 15 of the Pledge Agreement are true and correct on the date of this Supplement [with references therein to the “Pledged Stock” to include the Additional Pledged Stock,] [with references therein to the “Pledged Partnership Interests” to include the Additional Pledged Partnership Interests,] [with references therein to the “Pledged Limited Liability Company Interests” to include the Additional Pledged Limited Liability Company Interests,] and with references therein to the “Pledge Agreement” to mean the Pledge Agreement as supplemented by this Supplement.

ANNEX H-1

4. The Pledgor hereby represents and warrants that, as of the date hereof, the jurisdiction of formation of the Pledgor is as indicated on Schedule IV hereto.

5. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to the terms thereof and the Pledge Agreement is hereby supplemented as provided herein. Without limiting the foregoing, (a) Annex A to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule I to this Supplement, (b) Annex B to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule II to this Supplement, (c) Annex C to the Pledge Agreement shall hereby be deemed to include each term listed on Schedule III to this Supplement, and (d) Annex F to the Pledge Agreement shall be deemed to include the jurisdiction of formation listed on Schedule IV to this Supplement.

6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

*    *    *

ANNEX H-1

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Supplement to be duly executed and delivered on the date first set forth above.

[PLEDGOR]

By:
Name:

Title:

BANK OF AMERICA, N.A., as Pledgee

By:
Name:
Title:

SCHEDULE I to SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT

PLEDGED STOCK

All of the following Pledged Stock constitutes Collateral under this Agreement.

Pledgor	Pledged Stock	Percentage Owned

SCHEDULE II to SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT

PLEDGED LIMITED LIABILITY COMPANY INTERESTS

All of the following Pledged Limited Liability Interests constitute Collateral under this Agreement.

Pledgor	Pledged Limited Liability Company Interests	Percentage Owned

SCHEDULE III to SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT

PLEDGED PARTNERSHIP INTERESTS

All of the following Pledged Partnership Interests constitute Collateral under this Agreement.

Pledged Partnership Interest	Pledgor	Percentage Owned

SCHEDULE IV to SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT

JURISDICTION OF FORMATION AND ORGANIZATIONAL ID NUMBER

ANNEX H-2 to PLEDGE AND SECURITY AGREEMENT

FORM OF

NEW PLEDGOR SUPPLEMENT

SUPPLEMENT NO.     dated as of                     , to the Pledge and Security Agreement dated as of                      (as amended, supplemented or otherwise modified as of the date hereof, the “Pledge Agreement”), among the Pledgors party thereto (immediately before giving effect to this Supplement) and BANK OF AMERICA, N.A., as collateral agent and as pledgee (in such capacities, the “Pledgee”) for the Secured Creditors (such term and each other capitalized term used but not defined having the meaning given it in the Pledge Agreement or the Credit Agreement).

A. The Pledgors have entered into the Pledge Agreement in order to induce the Secured Creditors to make loans and other extensions of credit constituting Obligations as defined in the Pledge Agreement. Pursuant to Section 6.14 of the Credit Agreement, certain Domestic Subsidiaries of the Company are, after the date of the Pledge Agreement, required to enter into the Pledge Agreement as a Pledgor. Section 22 of the Pledge Agreement provides that additional Subsidiaries may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Pledgor”) is a Domestic Subsidiary of the Company and is executing this Supplement in accordance with the requirements of the Credit Agreement and/or the Pledge Agreement to become a Pledgor under the Pledge Agreement in order to induce the Secured Creditors to extend, or maintain, Obligations.

Accordingly, the Pledgee and the New Pledgor agree as follows:

SECTION 1. The New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to the Secured Creditors that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and that the representations and warranties in the Pledge Agreement applicable to each Pledgor are true and correct as to the New Pledgor on the date hereof.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Pledgee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Pledgee.

SECTION 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature, with a copy to the Company.

*    *    *

IN WITNESS WHEREOF, the New Pledgor and the Pledgee have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF NEW PLEDGOR]

By:
Name:

Title:

Address:

BANK OF AMERICA, N.A., as Pledgee

By:
Name:

Title:

EXHIBIT I

SENIOR NOTE INDENTURE, THE TWELFTH SUPPLEMENTAL

INDENTURE AND THE SPECIFIED INDENTURE

I-1

EXHIBIT J

FORM OF CORPORATE FORECAST

Executive Summary

[Year]
Change in RevPAR		[	]%
Change in EBITDA Margin		[	]%
Performance
Adjusted EBITDA - Host LP (including add back for acquisition cost)		[	]
Cash Interest Expense		[	]
FFO – Diluted		[	]

Dividend/Share	$	[	]

Balance Sheet Detail
Debt
Mortgage Debt		[	]
Bond Debt		[	]
Line Debt		[	]
Other Debt		[	]

Total Debt		[	]

Cash & Cash Equivalents		[	]
Common Equity Market Cap		[	]

TEV		[	]

Credit Facility Tests (pro forma, pro rata)
Leverage Ratio (net)		[	]
Unsecured Interest Coverage Ratio		[	]
Fixed Charge Ratio		[	]

HST Corporate Model - CONFIDENTIAL		All Amounts $000s

Cash Analysis

[Year]
Cash Balance	[	]
Cash Flow
Adjusted EBITDA - Host LP (Adjusted for non-cash items)	[	]
FF&E	[	]
Cash Interest	[	]
Annual Tax Payments	[	]
Amortization of Mortgage / Other Debt	[	]
Other	[	]
Common/OP Unit Dividend	[	]
Outside Unit Holder Distribution	[	]

Free Cash Flow	[	]

Sources
New Mortgage / Other Debt	[	]
Issuance of Common Stock/OP Units	[	]
Revolver Draws / (Repayments)	[	]
MI Settlement Proceeds	[	]
Asset Sales, net	[	]

Total Sources	[	]

Uses
Financing, Common Stock and Acquisition Costs	[	]
Premiums on Sr. Note Repurchase/Exch Deb. Redemption	[	]
Other Investment	[	]
Investment in European/Asia JV	[	]
Acquisitions	[	]
Repayment of Mortgage / Other Debt	[	]
Other Liabilities	[	]
ROI, Repositioning & Additional Capex	[	]

Total Uses	[	]

Cash Available	[	]

HST Corporate Model - CONFIDENTIAL	All Amounts $000s

FFO Summary

[Year]
Total Hotel Revenues	[	]
Total Hotel EBITDA	[	]
EBITDA from non-consolidated Partnerships	[	]
EBITDA to/Pro-rata share of Minority Partners	[	]
Pro-rata share of EBITDA from European & Asian JV	[	]
Asset Management Fees from JV, net	[	]
Interest Income	[	]
Corporate Expenses	[	]
Restricted Stock Award & Other	[	]
Other Non-cash adjustments	[	]
Other Real Estate	[	]
Other Operating Expense	[	]

Adjusted EBITDA - Host LP	[	]

Distributions to Minority Partners of Host LP	[	]

Adjusted EBITDA - Host Corp	[	]

Adjustments
GAAP Interest Expense	[	]
GAAP Int Exp - Prem & amort of def fin cost on Sr. Notes	[	]
Exchangeable Debentures - phantom interest expense	[	]
Current Income Tax Provision	[	]
FFO of Minority Owners	[	]
FFO of Other Non-Consolidated Subsidiaries	[	]
FFO of European, Asian & Other JV	[	]
Distributions to Minority Owners (including OP)	[	]
Distributions from non-consolidated Partnerships (Euro & Asia JV)	[	]
Other (Non-Cash Adjustments - including Depreciation)	[	]

Funds From Operations	[	]

Plus Minority Owner Conversion Adjustment	[	]

Funds From Operations of Host REIT	[	]

Plus Dilutive Items	[	]

Fully Diluted Funds From Operations	[	]

HST Corporate Model - CONFIDENTIAL	All Amounts $000s

EXHIBIT K

FORM OF SOLVENCY CERTIFICATE

                     , 20

I, the undersigned, an Authorized Financial Officer of Host Hotels & Resorts, Inc., a Maryland corporation (“HHRI”), the sole general partner of Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), DO HEREBY CERTIFY, in my capacity as an Authorized Financial Officer of HHRI and not in any individual capacity, as of the date hereof that:

1. This Certificate is furnished pursuant to Section 4.01(e) of that certain Credit Agreement, dated as of November 22, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. On a Pro Forma Basis after giving effect to all Indebtedness (including the Loans) being incurred or assumed, (x) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries (taken as a whole) and the Company (on a stand-alone basis) will exceed their respective debts, (y) the Company and its Subsidiaries (taken as a whole) and the Company (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as they mature and (z) the Company and its Subsidiaries (taken as a whole) and the Company (on a stand-alone basis) have sufficient capital with which to conduct their respective business. For purpose of this Certificate, “debt” means any liability on a claim, and “claim” means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured or unsecured, in each case, to the extent of the reasonably anticipated liability thereof, as determined by the Company in good faith or (ii) the absolute right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

[Signature page to follow]

K-1

IN WITNESS WHEREOF, I have hereunto set my hand, in my capacity as an officer of HHRI and not in any individual capacity, as of the date first written above.

Name:
Title:

K-2

EXHIBIT L

FORM OF DESIGNATED BORROWER

REQUEST AND ASSUMPTION AGREEMENT

Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.19 of that certain Amended and Restated Credit Agreement, dated as of July [25], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of                      (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.19 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Designated Borrower is                     .

Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the

L-1

Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for the Designated Borrower’s account until the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.19 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:

Title:

[COMPANY]

By:
Title:

L-2

EXHIBIT M

FORM OF DESIGNATED BORROWER NOTICE

Date:                 ,

To:	Host Hotels & Resorts, L.P.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.19 of that certain Amended and Restated Credit Agreement, dated as of July [25], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [                    ] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

M-1

EXHIBIT N

FORM OF SUPPLEMENTAL ADDENDUM

To:	Lenders under the Supplemental Tranche (as defined below)

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July [25], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

Pursuant to Section 2.21 of the Credit Agreement, the Company hereby requests a Supplemental Tranche (the “Supplemental Tranche”) on the terms and conditions set forth below:

1. A Supplemental Tranche with aggregate Supplemental Tranche Commitments in the amount of in the Supplemental Currency indicated below.

2. The Supplemental Currency shall be .

3. The existing Borrower(s) or the Designated Borrower(s) that will be the Supplemental Borrower(s) with respect to the Supplemental Tranche: .

4. The Supplemental Tranche shall bear interest as follows (including, if applicable, the Screen Rate for the Supplemental Tranche):

.

5. The Applicable Lending Office of each Lender with a Supplemental Tranche Commitment in respect of the Supplemental Tranche and such Supplemental Tranche Commitments is as follows:

.

6. Certain deadlines in the Credit Agreement as they relate to the Supplemental Tranche shall be as follows:

(a)	Notice of Borrowing Deadline:

(b)	Interest Period Notice Deadline:
(c)	Funding Deadline:
(d)	Reallocation Agent Notice Deadline:
(e)	Reallocation Funding Deadline:

7. Other terms and provisions relating to the Supplemental Tranche:

.

The Company confirm that the conditions to the creation of the Supplemental Tranche set forth in Section 2.21 of the Credit Agreement have been satisfied.

This Supplemental Addendum supplements the Credit Agreement. To the extent of any inconsistency between the terms of this Supplemental Addendum and the terms of the Credit Agreement, the terms of this Supplemental Addendum shall prevail and govern to the extent of such inconsistency.

This Supplemental Addendum shall constitute a Loan Document under the Credit Agreement and shall be governed by the law of the State of New York.

Very truly yours,

[NAME OF SUPPLEMENTAL BORROWER]

By:
Name:
Title:

Approved and agreed as of the Supplemental

Tranche Effective Date (as defined below):

[INSERT SIGNATURE BLOCK FOR EACH OTHER LOAN PARTY]

Approved and agreed this      day

of                 ,

(the “Supplemental Tranche Effective Date”)

BANK OF AMERICA, N.A.,
as Administrative Agent

By
Name:
Title:

[INSERT SIGNATURE BLOCK FOR EACH LENDER MAKING

A SUPPLEMENTAL TRANCHE COMMITMENT WITH RESPECT

TO THE APPLICABLE SUPPLEMENTAL TRANCHE]

EXHIBIT O

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”), by and among the parties set forth on the signature pages hereto, is dated as of                 , 20    .

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July [25], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Host Hotels & Resorts, L.P. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Acceding Lender has indicated its desire to become a Lender pursuant to Section 2.16 of the Credit Agreement. Accordingly, Acceding Lender hereby agrees with the Company, Administrative Agent, and the Lenders as follows:

Section 42. Acceding Lender hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Credit Agreement and a Lender for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Lender thereunder as if it had executed the Credit Agreement and the other Loan Documents. Acceding Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents applicable to a Lender. The Commitment of Acceding Lender shall be the amount set forth next to its signature hereto, as modified pursuant to the terms of the Credit Agreement.

Section 43. Acceding Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (b) represents and warrants that it meets all requirements to be an Eligible Assignee under the Credit Agreement; (c) confirms that all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Joinder Agreement, and the performance by Acceding Lender as a Lender under the Credit Agreement, have been obtained; (d) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (e) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (f) if Acceding Lender is organized under the laws of a jurisdiction outside the United States, attaches (or has delivered to

Administrative Agent) completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Acceding Lender’s exemption from United States withholding taxes with respect to any payments or distributions made or to be made to it in respect of the Loans or under the Credit Agreement or such other documents as are necessary to indicate that all such payments or distributions are subject to such taxes at a rate reduced by an applicable tax treaty.

Section 44. Following the execution of this Joinder Agreement, it will be delivered to Administrative Agent, and Administrative Agent shall notify the Company and the other Lenders of the same. The effective date (“Effective Date”) of this Joinder Agreement shall be the date indicated in the preamble above.

Section 45. Upon the execution and delivery of this Joinder Agreement, as of the Effective Date, Acceding Lender shall be a party to the Credit Agreement and the other Loan Documents and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Lender thereunder.

Section 46. Acceding Lender represents and warrants that, upon the Effective Date, each of the Credit Agreement and the other Loan Documents constitutes Acceding Lender’s duly authorized, legal, valid, binding and enforceable obligation.

Section 47. Upon such execution and delivery, from and after the Effective Date, Administrative Agent shall, to the extent received from any Borrower, make all payments under the Credit Agreement in respect of the interest of Acceding Lender acquired pursuant to this Joinder Agreement (including, without limitation, all payments of principal and interest with respect thereto) to Acceding Lender as a Lender under the Credit Agreement.

Section 48. Any notice, demand, request or other communication to be delivered to Acceding Lender under or with respect to the Credit Agreement or any other Loan Document shall be addressed to Acceding Lender in care of Administrative Agent, in accordance with Section 10.02 of the Credit Agreement. Acceding Lender agrees that Administrative Agent may rely on Acceding Lender’s address, facsimile number, telephone number, and the name of a contact person, all as set forth below the signature of Acceding Lender on the signature page hereof, until Acceding Lender provides Administrative Agent with a written notice designating a different address, facsimile number, telephone number or contact person.

Section 49. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Joinder Agreement. The parties hereto consent to the personal jurisdiction of the courts of the State of New York in connection with any claim or dispute arising in connection with this Joinder Agreement and waive any objection as to venue in the Borough of Manhattan, State of New York. This choice of venue is made pursuant to New York General Obligation Law Section 5- 1402.

Section 50. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

Section 51. The parties hereto agree that this Joinder Agreement shall be one of the Loan Documents.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed as of the date first above written.

Commitment: $[ ]	[ ], as Acceding Lender

By:
Name:
Title:

[INSERT ADDRESS, TELEPHONE, FAX AND CONTACT PERSON HERE]

ACCEPTED AND APPROVED:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

ACCEPTED AND APPROVED:

COMPANY:

HOST HOTELS & RESORTS, L.P.,

By:	HOST HOTELS & RESORTS, INC.,
its general partner

By:
Name:
Title:

Schedule 2.01A

2012 Incremental Term Loan Commitments and Applicable Percentages

2012 INCREMENTAL TERM LOAN COMMITMENTS AND APPLICABLE PERCENTAGES
Lender	2012 Incremental Term Loan Commitment	Applicable 2012 Incremental Term Loan Percentage

Wells Fargo Bank, National Association	$70,000,000	14.00%

Bank of America, N.A.	$70,000,000	14.00%

JPMorgan Chase Bank, N.A.	$50,000,000	10.00%

U.S. Bank National Association	$50,000,000	10.00%

PNC Bank, National Association	$50,000,000	10.00%

Royal Bank of Canada	$35,000,000	7.00%

Sumitomo Mitsui Banking Corporation, NY Branch	$35,000,000	7.00%

The Bank of Nova Scotia	$30,000,000	6.00%

The Bank of New York Mellon	$30,000,000	6.00%

Compass Bank	$30,000,000	6.00%

Regions Bank	$25,000,000	5.00%

Credit Suisse AG, Cayman Islands Branch	$25,000,000	5.00%

Total	$500,000,000	100.000000%

Exhibit C-4

Form of Term Loan Notice

Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender.

The Company hereby requests (select one):

☐  A Borrowing of Term Loans      ☐  A conversion of Term Loans

☐  A continuation of Eurocurrency Rate Term Loans

2.	On (a Business Day).

3.	In the amount of $ .

4.	Comprised of .

[Type of Term Loan requested, converted or continued]

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

The Term Loan Borrowing, if any, requested herein complies with Section 2.02 of the Agreement.

HOST HOTELS & RESORTS, L.P.

By:	Host Hotels & Resorts, Inc.,
its general partner

By:
Name:
Title: